UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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SEMTECH CORPORATION

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2026	Notice of Annual Meeting and Proxy Statement

Semtech Corporation 200 Flynn Road Camarillo, California 93012

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 4, 2026
To Our Stockholders:
Notice is hereby given that the 2026 Annual Meeting of Stockholders of Semtech Corporation (the “Company”) will be held exclusively online via live webcast at www.virtualshareholdermeeting.com/SMTC2026 on Thursday, June 4, 2026 at 11:00 a.m., Pacific Time. The purposes of the meeting are to:

1.
elect nine directors nominated by the Company’s Board of Directors and named in this Proxy Statement to hold office until the next annual meeting and until their respective successors are duly elected and qualified or until their earlier resignation or removal;

2.	ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for fiscal year 2027;
3.	approve, on an advisory basis, the Company’s executive compensation;
4.	approve the amendment and restatement of the Semtech Corporation 2017 Long-Term Equity Incentive Plan; and
5.	transact any other business which may properly come before the 2026 Annual Meeting of Stockholders or any adjournments or postponements thereof.

The record date for the determination of the stockholders entitled to notice of and to vote at the 2026 Annual Meeting of Stockholders was the close of business on April 9, 2026. Holders of a majority of voting interest of the outstanding shares of the Company’s common stock entitled to vote as of the record date must be present online or by proxy in order to transact business at the meeting. A list of the stockholders as of the record date will be available for inspection by any stockholder at the Company’s offices located at 200 Flynn Road, Camarillo, California 93012, during ordinary business hours beginning on May 25, 2026.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 4, 2026: This Notice of Annual Meeting of Stockholders, the Proxy Statement and our Annual Report to Stockholders for fiscal year 2026, including our Form 10-K for the fiscal year ended January 25, 2026, are available at www.proxyvote.com. These materials are also available on our website at https://investors.semtech.com/ar-2026/. Our proxy materials can be accessed without requiring the use of a control number.
By Order of the Board of Directors

Jeffrey Gutierrez
Senior Vice President, General Counsel and Secretary
April 21, 2026
Camarillo, California

YOUR VOTE IS VERY IMPORTANT.
Whether or not you plan to attend the 2026 Annual Meeting of Stockholders, we urge you to vote and submit your proxy via the Internet or by telephone or mail using the instructions on the Notice of Internet Availability of Proxy Materials, or your proxy card or voting instruction form if you received a paper copy of the proxy materials in order to ensure the presence of a quorum.

Semtech Corporation 2026 Proxy Statement

Semtech Corporation 2026 Proxy Statement

Special Note
Regarding Forward-Looking and Cautionary Statements
This Notice of Annual Meeting of Stockholders and Proxy Statement contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. Statements containing words such as “may,” “believe,” “see,” “anticipate,” “expect,” “intend,” “plan,” “project,” “objective,” “estimate,” “develop,” “should,” “could,” “will,” “designed to,” “projections,” or “outlook,” or other similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the volatility of our financial results or impact of the cyclical nature of our industry, including during industry downturns or due to periodic economic uncertainty; the increase of exposure to cyclical industry trends and competitive pressures due to the growing concentration of demand in artificial intelligence-related semiconductors; the historical rapid decrease of the average selling prices of certain products; disruptions in U.S. or foreign government operations, funding or incentives; changes in export restrictions and laws or licensing requirements affecting the Company’s trade and investments, including tariffs or retaliatory tariffs; interruption or loss of supplies or services from the limited number of suppliers and subcontractors we rely upon; our suppliers’ manufacturing capacity constraints or other supply chain disruptions; failure to successfully develop and sell new products, meet new industry standards or requirements or anticipate changes in projected or end market users; failure to adequately protect our intellectual property rights; failure to make research and development investments that are required to remain competitive in our business or to properly anticipate competitive changes in the marketplace; the likelihood of our products being found defective or risk of liability claims asserted against us; business interruptions, such as natural disasters, acts of violence and the outbreak of contagious diseases; adverse changes to general economic conditions in China; the loss of any one of our small number of customers or failure to collect a receivable from them; competition from new or established internet of things (“IoT”), cloud services and wireless service companies or from those with greater resources; the difficulties associated with integrating ours and Sierra Wireless, Inc.’s and HieFo Corporation’s businesses and operations successfully as well as difficulties executing other acquisitions or divestitures; the significant risks and uncertainties that could adversely affect the Company due to the potential divestiture of our cellular module business; discovery of additional material weaknesses in our internal control over financial reporting in the future or otherwise failing to achieve and maintain effective disclosure controls, procedures and internal control over financial reporting; changes in our effective tax rates, the adoption of new U.S. or foreign tax legislation or exposure to additional tax liabilities, or material differences between our forecasted annual effective tax rates and actual tax rates; the Company’s ability to comply with, or pursue business strategies due to, our level of indebtedness or the covenants under the agreements governing our indebtedness; and adverse developments affecting the financial services industry. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended January 25, 2026 filed with the Securities and Exchange Commission (“SEC”) on March 23, 2026, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and those set forth under “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC. In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved, or that any of its operating expectations or financial forecasts will be realized. Reported results should not be considered an indication of future performance. Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof.
These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statement that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.
In addition to regarding forward-looking statements with caution, you should consider that the preparation of the consolidated financial statements requires us to draw conclusions and make interpretations, judgments, assumptions and estimates with respect to certain factual, legal, and accounting matters. Our consolidated financial statements might have been materially impacted if we had reached different conclusions or made different interpretations, judgments, assumptions or estimates.
Website References
We make references to our website, www.semtech.com, in this Proxy Statement. The information on our website is for informational purposes only and should not be relied on for investment purposes. The information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this or any other report that we file with the SEC.

Semtech Corporation 2026 Proxy Statement

PROXY STATEMENT SUMMARY
SEMTECH CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
June 4, 2026
This Proxy Statement Summary highlights information contained elsewhere in this Proxy Statement, which is first being sent or made available to stockholders on or about April 21, 2026. This summary does not contain all of the information you should consider, so please read the entire proxy statement carefully before voting.
References in this Proxy Statement to “we,” “our,” “us” or “Semtech” refer to Semtech Corporation.
2026 Annual Meeting of Stockholders

DATE AND TIME Thursday, June 4, 2026 11:00 a.m., Pacific Time	LOCATION Exclusively online via live webcast at www.virtualshareholdermeeting.com/SMTC2026	RECORD DATE April 9, 2026

Matters To Be Voted Upon
The following table summarizes the proposals to be voted upon at the 2026 Annual Meeting of Stockholders to be held on June 4, 2026 (the “Annual Meeting”) and voting recommendations of the Board of Directors (the “Board”) with respect to each proposal.

Proposals		Board Recommendation	Page Reference
1.	Elect the nine directors nominated by the Company’s Board and named in this Proxy Statement to hold office until the next annual meeting and until their respective successors are duly elected and qualified or until their earlier resignation or removal	FOR each nominee	4
2.	Ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm for the Company for fiscal year 2027	FOR	83
3.	Approve, on an advisory basis, the Company’s executive compensation	FOR	85
4.	Approve the amendment and restatement of the Semtech Corporation 2017 Long-Term Equity Incentive Plan	FOR	86

Semtech Corporation 2026 Proxy Statement | 1

PROXY STATEMENT SUMMARY
Director Nominees
The Board currently consists of nine directors. Each of our directors will stand for re-election at our Annual Meeting. Assuming each of our nominees is elected, the Board will continue to be comprised of nine directors. The following table provides summary information about each of our current directors and director nominees and whether the Board considers each of them to be independent under Nasdaq’s independence standards.

				Committee Membership
Name	Age	Director Since	Independent	Audit	Human Capital & Compensation	Nominating & Governance	Technology & Strategy
Ye Jane Li	58	2016	Yes		•	CHAIR	•
Martin S.J. Burvill	67	2020	Yes		CHAIR	•
Rodolpho C. Cardenuto	66	2018	Yes	•
Gregory M. Fischer	62	2023	Yes		•	•	•
Saar Gillai	59	2018	Yes		•	•	CHAIR
Hong Q. Hou	62	2023	No
Paula LuPriore	68	2020	Yes	•	•
Julie G. Ruehl	60	2023	Yes	•
Paul V. Walsh, Jr.	61	2023	Yes	CHAIR		•	•

Corporate Governance Highlights
Semtech is committed to a governance structure that provides strong stockholder rights and meaningful accountability.

•
Independent Chair of the Board
•
Majority independent Board
•
Active stockholder engagement practices
•
Single voting class stock
•
Annual Board and Committee self-evaluations
•
Ongoing continuing education required for directors

•
Director resignation policy for nominees who fail to achieve a majority vote
•
Regular executive sessions of independent directors
•
No poison pill
•
Regular risk assessment
•
Overboarding policy
•
Robust executive succession planning

2 | Semtech Corporation 2026 Proxy Statement

PROXY STATEMENT SUMMARY
Compensation Program Highlights
Our executive compensation program is designed to drive behavior that supports sustained stockholder returns and effective pay-for-performance outcomes over time. It is designed to incorporate compensation best practices and is overseen by our Human Capital and Compensation Committee. Our equity incentive awards are performance-based and intended to align with the long-term best interests of stockholders and to retain our management team.
The Human Capital and Compensation Committee has engaged in best practices to align executive pay with Company performance and to ensure good governance in the following ways:

WHAT WE DO
We pay for performance.
All of our equity incentive awards have multi-year vesting and/or performance requirements, with a significant portion of the target value of equity granted to our named executive officers having both time- and performance-vesting requirements.

We have “double trigger” change in control provisions.
Our Executive Change in Control Retention Plan, as well as the change in control severance provisions of our employment agreements with our executive officers, have a double-trigger provision (benefits require both a change in control and termination of employment).

We solicit feedback from stockholders.	We seek annual stockholder feedback on our executive compensation program.
We have stock ownership requirements.	Executive officers are subject to stock ownership guidelines, under which the executives are expected to acquire and maintain a specified level of equity ownership in the Company.
We have a clawback policy.	We maintain a clawback policy that allows the Company to recoup certain incentive compensation in the event of an accounting restatement.
We seek independent advice.	Our Human Capital and Compensation Committee retains an independent compensation consultant for independent advice and market data.

WHAT WE DON’T DO
We do not allow hedging or pledging.	Our Stock Trading Guidelines prohibit certain transactions involving our stock, including hedging and pledging.
We do not have minimum payouts.	We do not have minimum payment levels under our Executive Bonus Plan or for our performance-based equity awards.
We do not allow the repricing of stock options.	We prohibit repricing of “underwater” stock options (stock options where the exercise price is below the then-current market price of our stock) without stockholder approval.
We do not provide material perks.	Our perquisites are in line with market practices, and we do not provide significant perquisites.
We do not allow tax gross-ups.	We do not pay taxes on our executives’ behalf through “gross-up” payments (including excise tax gross-up payments in connection with a change in control transaction).

Semtech Corporation 2026 Proxy Statement | 3

ELECTION OF DIRECTORS
(Proposal Number 1)
Our business operates under the direction of our Board, which currently consists of nine directors. Our Board, upon the recommendation of the Nominating and Governance Committee, has nominated our current directors — Martin S.J. Burvill, Rodolpho C. Cardenuto, Gregory M. Fischer, Saar Gillai, Hong Q. Hou, Ye Jane Li, Paula LuPriore, Julie G. Ruehl and Paul V. Walsh, Jr. — as its nominees for election to the Board at the 2026 Annual Meeting of Stockholders, each to serve for a one-year term expiring at our 2027 Annual Meeting of Stockholders, and until his or her respective successor is elected and qualified or until his or her earlier resignation or removal.
All of the nominees have consented to be named as nominees and have indicated their intent to serve if elected. Unless a stockholder directs otherwise in its proxy it is intended that the proxies solicited by management will be voted for the election of the nominees named in this Proxy Statement. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. If any nominee is unable to serve, or for good cause will not serve, the named proxy holders will vote the shares for such other person, if any, as shall be designated by the Board or the Board may reduce the number of directors constituting the Board. Our Board currently has no knowledge or reason to believe that any of the nominees will be unable or unwilling to serve for good cause if elected.

4 | Semtech Corporation 2026 Proxy Statement

ELECTION OF DIRECTORS
(Proposal Number 1)
The Board recommends a vote FOR the election of each of the nominees for director named above. The experience, qualifications, attributes and skills of the nominees are described further in the following table and in the information regarding the nominees beginning on page 7:

Qualifications & Skills	Li	Burvill	Cardenuto	Fischer	Gillai	Hou	LuPriore	Ruehl	Walsh

Industry Experience.
Director has experience in the semiconductor industry, with Internet of Things (IoT) technologies and/or with cloud connectivity services, including knowledge of market dynamics, industry trends and relevant technologies.
	•	•	•	•	•	•	•		•
Public Company Board Experience. Director has past or current experience serving on another public company board.	•			•	•	•	•	•	•

Senior Executive Leadership.
Director has significant leadership experience, including as an executive-level officer (Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, etc.) and/or in any senior leadership position with input into operations, growth, strategy, building and strengthening corporate culture, etc.
	•	•	•	•	•	•	•	•	•

Finance/Accounting Experience.
Director is qualified as an audit committee financial expert under SEC rules or otherwise has a strong background in finance and accounting, including an understanding of accounting and financial reporting processes, capital structure, audit functions and/or financial management and analysis.
		•	•				•	•	•

M&A/Business Development Strategy Experience.
Director has experience with complex strategic transactions, including mergers, acquisitions and divestitures, including the integration of acquired businesses, and/or experience defining the strategic direction of a business or organization.
	•	•	•	•	•	•	•	•	•

International Business Experience.
Director has significant international operating experience, including management of or responsibility for large, complex global operations and/or experience living and working outside the United States.
	•	•	•	•	•	•	•

Human Capital Management.
Director has experience managing a large and/or global workforce, specifically with respect to recruiting, talent development, inclusion, compensation programs, retention and succession planning.
	•	•		•	•	•	•	•	•

Technology/IP.
Director has an understanding of technology, innovation and intellectual property matters, including through experience in technology-related businesses and/or driving scientific or technological innovation.
	•	•	•	•	•	•	•		•

Artificial Intelligence.
Director has experience developing, implementing, or overseeing artificial intelligence (“AI”) and machine learning initiatives, including responsible AI governance and the strategic integration of AI into products, services, and operations.
	•				•
Cybersecurity. Director has experience managing cybersecurity risks or possesses an understanding of the cybersecurity threat landscape.	•	•	•

Risk Management Experience.
Director has experience managing risk in a large organization, including identifying, managing, or mitigating strategic, financial, operational, commercial, environmental, regulatory, reputational, economic and/or technological risk.
	•	•		•	•	•	•	•	•

Semtech Corporation 2026 Proxy Statement | 5

ELECTION OF DIRECTORS
(Proposal Number 1)
Snapshot of Board Demographics(1)
Our Board has a breadth of experience and reflects a range of perspectives and backgrounds. The following charts illustrate key characteristics of the Board as of the date of this Proxy Statement:

(1)	The above represents our Board demographics assuming election to the Board of the director nominees named in this Proxy Statement at the Annual Meeting.
Our Board understands and appreciates the value and enrichment provided by a board comprised of directors with a range of perspectives and backgrounds. Women and directors from underrepresented backgrounds currently represent 44% of our Board. See “Director Nominations – Criteria for Board Membership” for more information about our process.

The Board recommends a vote FOR the election of each of the nominees listed in this Proxy Statement

6 | Semtech Corporation 2026 Proxy Statement

ELECTION OF DIRECTORS
(Proposal Number 1)

Age 58 Director since 2016 • Chair of the Board since 2024 • Human Capital and Compensation Committee • Nominating and Governance Committee Chair • Technology and Strategy Committee	Ye Jane Li

Ms. Li has served as Strategic Advisor of Diversis Capital, LLC, a private equity firm that invests in middle-market companies, since 2013. She previously served as Chief Operating Officer of Huawei Enterprise USA Inc., a company that markets information technology (“IT”) products and solutions to datacenters and enterprises from 2012 to 2015. Previously, Ms. Li also served as General Manager at Huawei Symantec USA, Inc. from 2010 to 2012. She served as Consultant to The Gores Group, a private equity firm focusing on the technology sector, in 2009. Ms. Li also served as Executive Vice President and General Manager at Fujitsu Compound Semiconductor Inc. and its joint venture with Sumitomo Electric Industries, Ltd. and Eudyna Devices Inc., from 2004 to 2009. Prior to 2004, Ms. Li held executive and management positions with NeoPhotonics Corporation, Novalux Inc. and Corning Incorporated.
Ms. Li has served on the board of directors and as a member of the compensation and human capital management committee of PDF Solutions, Inc., a public company that provides comprehensive data solutions designed to empower organizations across the semiconductor ecosystem to improve the yield and quality of their products and operational efficiency for increased profitability, since November 2021. Ms. Li has also served on the board of directors and as a member of the audit committee of Knowles Corporation, a public company and leading supplier of advanced micro-acoustic, audio processing, and precision device solutions, since February 2018, as well as on the board of directors of ServicePower, Inc., a private company that provides mobile workforce management software solutions, since July 2017. She previously served on the board of directors of CTS Corporation, a public company and a leading designer and manufacturer of products that sense, connect and move, from May 2020 to May 2023, and on the board of directors of Women in Cable TV and Telecommunications Network, a non-profit organization promoting women’s leadership in the cable TV and telecommunications industries, from 1998 to 2001.
Qualifications:
Ms. Li’s qualifications to serve as a member of the Board include her senior executive level experience in a wide range of technology companies from telecommunication components and systems, to semiconductor to IT and data centers representing a variety of market segments the Company serves, as well as her experience as a director of private and public companies. Her background and experience also provide the Board with invaluable insights into Asian markets, which are important strategic markets for the Company.

Semtech Corporation 2026 Proxy Statement | 7

ELECTION OF DIRECTORS
(Proposal Number 1)

Age 67 Director since October 2020 • Human Capital and Compensation Committee Chair • Nominating and Governance Committee	Martin S.J. Burvill

Mr. Burvill held a variety of positions at Verizon Communications Inc. from 2006 through his retirement in 2019. From 2016 through 2019, Mr. Burvill served as President of Business Markets, which provides fixed and mobile (4G/5G) networking, IoT, security, and cloud/IT services to U.S. small and medium sized businesses and state and local governments. From 2012 through 2016, Mr. Burvill served as Senior Vice President Global Operations of Verizon Enterprise. Prior to 2012, he was Vice President, Europe, and Vice President Global Solutions of Verizon Enterprise. Mr. Burvill also previously held executive positions at MCI Communications Corp., Nexagent Ltd., Internap Holding LLC, Racal Telecom Ltd, British Telecom plc and S.I.T.A. SA.
Mr. Burvill worked in numerous countries around the world, including the United States, and in Europe, Asia, and South America. He has experience serving on multiple private and institutional boards, including having served as an Independent Director of Nexar Inc., a leading vision/AI data services based provider of solutions for optimizing commercial and leisure based road transportation, from July 2022 to February 2026, and as Chairman of OKIN Process, a business process outsourcing provider, from October 2022 to January 2024. Mr. Burvill also serves on the Dean’s Advisory Board and the Institute for International Economic Policy Executive Circle — both at the Elliot School of International Affairs at George Washington University.
Qualifications:
Mr. Burvill’s qualifications to serve as a member of the Board include his extensive expertise in general management, business transformation, network services, digital transformation, cloud-based services, cybersecurity, and a diverse set of other corporate functions. He is highly experienced in serving the needs of regulated and non-regulated industries, and national and local governments. Mr. Burvill has extensive leadership and transformation skills including: P&L ownership, sales, marketing, operations, product management, digital transformation, cloud-based services, cybersecurity, mergers and acquisitions, and a diverse set of other corporate functions.

Age 66 Director since September 2018 • Audit Committee	Rodolpho C. Cardenuto

Mr. Cardenuto most recently served as Chief Executive Officer of SEIDOR North America, a global technology consulting firm, from November 2023 to January 2026. Prior to that, he served as President, Applications Group of Vonage Holdings Corp., a global business cloud communications company, from December 2019 to May 2023. From May 2023 to December 2023, Mr. Cardenuto served as an advisor and board member for certain private companies. He served as Senior Vice President, Sales of Magic Leap, Inc., a private company focused on augmented reality products, from January 2019 until November 2019 and President of SAP America, Inc.’s Global Partner Operations organization from 2014 to December 2018. Mr. Cardenuto joined SAP in 2008 as President of SAP Latin America and the Caribbean and also served as President of SAP Americas in 2013. Mr. Cardenuto held executive positions at Hewlett-Packard Company from 2001 to 2007, and prior to 2001, he held executive positions at Vesper Telecomunicações, Nextel Comunicações, and Hewlett-Packard Brasil Ltda.
Mr. Cardenuto has served as Chairman of the Board of MIGNOW, a private company specializing in SAP migration software, since February 2020, and as Executive Chair of NewRocket, LLC, a private company specializing in digital workflow transformation and employee and customer experience, since March 2025.
Qualifications:
Mr. Cardenuto’s qualifications to serve as a member of the Board include his more than 25 years of extensive and high level experience in the technology industry as well as his experience with global operations.

8 | Semtech Corporation 2026 Proxy Statement

ELECTION OF DIRECTORS
(Proposal Number 1)

Age 62 Director since April 2023 • Human Capital and Compensation Committee • Nominating and Governance Committee • Technology and Strategy Committee	Gregory M. Fischer

Mr. Fischer currently serves as a member of the board of directors of Navitas Semiconductor, a publicly traded company designing and manufacturing high efficiency power semiconductor solutions in gallium nitride (GaN), having been appointed to its board in April 2026. Mr. Fischer most recently served as Senior Vice President and General Manager at Broadcom Inc., a public company and an American designer, developer, manufacturer, and global supplier of a wide range of semiconductor and infrastructure software products, from 2014 to May 2021, and as Vice President and General Manager of the Carrier Access Business from 2004 to 2014. Previously, Mr. Fischer served as Vice President and General Manager of the Video Products Business Unit at Conexant Systems, Inc., an American-based software developer and fabless semiconductor company, from 2002 to 2004, and as Director of Product Marketing and Business Development, from 1997 to 2002. Earlier in his career, he served as Manager of Corporate Business Development at Rockwell International Corporation (n/k/a Rockwell Automation, Inc.), a major American manufacturing conglomerate involved in aircraft, the space industry, defense and commercial electronics, components in the automotive industry, printing presses, avionics and industrial products, from 1994 to 1997, and served in several design engineering and program management positions at Rockwell Collins Avionics Co. (before being purchased by Raytheon Technologies Corporation), an avionics technology company, from 1985 to 1994.
Mr. Fischer has served as an independent advisor to Gerson Lehrman Group, Inc., a professional services firm, since December 2021, and AlphaSights Ltd., an information services company specializing in connecting clients with experts, since December 2021. Mr. Fischer has served on the advisory board of Syntiant Corp., an edge-AI neural processor and modeling company since May 2023 and has served as President at Fischer Family Community Outreach, a foundation dedicated to feeding, clothing and housing indigent residents of San Diego County, since 2018.
Qualifications:
Mr. Fischer’s qualifications to serve as a member of the Board include 30 years of experience operating and scaling wireline and wireless semiconductor businesses through multiple economic and technology cycles. Mr. Fischer has also led M&A and post-merger strategies, focusing on product line integration and operating expense management to achieve profitable franchise growth. Mr. Fischer was initially appointed to the Board pursuant to a cooperation agreement with a stockholder.

Semtech Corporation 2026 Proxy Statement | 9

ELECTION OF DIRECTORS
(Proposal Number 1)

Age 59 Director since September 2018 • Human Capital and Compensation Committee • Nominating and Governance Committee • Technology and Strategy Committee Chair	Saar Gillai

Mr. Gillai has served as an independent board director and Chief Executive Officer advisor to multiple start-ups since January 2020. He has been an executive mentor at The Exco Group since October 2020. Previously, Mr. Gillai served as Chief Executive Officer and Director of Teridion Technologies Ltd., a cloud-based networking company, from October 2017 to December 2019. He also served as the Senior Vice President and General Manager of Hewlett Packard Enterprise Co.’s Communications Solutions Business from October 2014 to October 2016. Prior to that, Mr. Gillai was the Senior Vice President, General Manager and Chief Operating Officer of HP Cloud from November 2012 to October 2014. Other previously held executive positions include positions at 3Com Corp., Enfora, Inc., Tropos Networks, Inc., and Cisco Systems, Inc.
Mr. Gillai has been the Chairman of the Board of Liquid Instruments, Pty Ltd., a private company focused on next generation test equipment, since March 2021. He previously served as a director of Xilinx, Inc., a public company and the leading provider of All Programmable FPGAs, SoCs, MPSoCs and 3D ICs, from May 2016 to February 2022 (acquired by Advanced Micro Devices, Inc.). He also served as a director of SpaceIQ, LLC, a private company and provider of smart IWMS/CAFM facility management software from August 2017 to August 2019 (acquired by WeWork Inc.).
Qualifications:
Mr. Gillai’s qualifications to serve as a member of the Board include his senior executive and board experience in both startups and public companies and his over thirty years of experience in the technology industry.

Age 62 Director since July 2023	Hong Q. Hou

Dr. Hou has served as President and Chief Executive Officer of the Company since June 2024 and as a member of the Board since July 2023. Dr. Hou is an accomplished multinational technology executive, recognized as a global enterprise leader with a strong technical and business transformation record in dynamic ultra-competitive markets.
From February 2023 to June 2024, Dr. Hou served as President of the Semiconductor Group at Brooks Automation, Inc., a leading provider of automated wafer handling and contamination control solutions for the semiconductor manufacturing industry. From August 2018 to February 2023, Dr. Hou was Corporate Vice President and General Manager of the cloud networking group of Intel Corporation, a public company, with full P&L responsibility for a group delivering leadership hardware, software, and system products and technologies, including Ethernet controllers and NICs, infrastructure processor units, Ethernet switches, and silicon photonics optical transceivers. Prior to that, Dr. Hou was Executive Vice President and Chief Technical Officer of Fabrinet, Chief Operating Officer at AXT, Inc., and President and Chief Executive Officer, and board member of EMCORE Corporation, all of which are or were public companies when Dr. Hou worked or served as a director there.
Since September 2025, Dr. Hou has served on the board of directors and compensation committee of Wolfspeed, Inc., a publicly traded manufacturer of wide-bandgap semiconductors, focused on silicon carbide materials and devices for power applications.
Qualifications:
Dr. Hou’s qualifications to serve as a member of the Board include his extensive experience as an accomplished multinational technology executive in leading global enterprises and winning with complex products in dynamic ultra-competitive markets. Dr. Hou’s current position as our President and CEO also brings to the Board knowledge of the day-to-day operations of the Company, which provides invaluable insight to our Board as it reviews the Company’s strategic and financial plans.

10 | Semtech Corporation 2026 Proxy Statement

ELECTION OF DIRECTORS
(Proposal Number 1)

Age 68 Director since October 2020 • Audit Committee • Human Capital and Compensation Committee	Paula LuPriore

Ms. LuPriore is a proven operating executive in global technology businesses. Most recently, she served as Chief Executive Officer and Co-founder of WujiTech, Inc., a private cloud-based company delivering bio-analytic software solutions, from 2010 to 2023, and has been a member of its board since 2011. From 2002 through 2010, Ms. LuPriore served in various positions at Asyst Technologies, Inc., a public technology and manufacturing company providing robotic automation solutions for the semiconductor equipment industry. Most recently she served as interim Chief Executive Officer, also holding positions as Executive Vice President and Chief Operating Officer. Ms. LuPriore began her career as a software engineer at International Business Machines Corporation (“IBM”) and spent 23 years leading various product organizations across engineering, strategy, marketing, and technical sales and services, holding various senior executive roles including as Vice President of IBM’s Storage Networking Division targeting the Network Attached Storage market.
Ms. LuPriore previously served as a member of the board of directors and member of the audit committee of Saguaro Technology, Inc., a strategic software development company that specializes in cloud computing, data analytics, IoT, and embedded systems, from 2024 to 2025. She also served as a member of the board of directors of PCS Edventures, Inc., a publicly traded technology company that designs and delivers educational products and services for the science, technology, engineering, and mathematics (STEM) market, where she served on the audit and compensation committees.
Qualifications:
Ms. LuPriore’s qualifications to serve as a member of the Board include her extensive operating experience and senior executive leadership spanning information technology enterprise software and hardware systems, semiconductor, networking, and infrastructure markets, with broad expertise in data center, cloud computing, and technology consulting services across various industries in domestic and international markets. Her business experience as a corporate executive has established her deep understanding of the opportunities and challenges in technology businesses.

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ELECTION OF DIRECTORS
(Proposal Number 1)

Age 60 Director since December 2023 • Audit Committee	Julie G. Ruehl

Ms. Ruehl served as Chief Financial Officer of Fly Leasing Limited, a global commercial aircraft leasing company, from August 2017 to August 2021 (formerly NYSE:FLY), Vice President and Chief Accounting Officer for Big Heart Pet Brands Inc. (and its predecessor, Del Monte Corporation), a producer, distributor and marketer of premium quality, branded pet products and food products in the U.S., from November 2011 to December 2015, and in senior financial positions with Del Monte Corporation and its parent, Del Monte Foods Company from May 2005 to October 2011. Additionally, Ms. Ruehl served in a senior financial position with Sanmina Corporation, a global provider of electronics manufacturing services from 2002 to 2005. Prior to that, Ms. Ruehl was an Audit Partner at Arthur Andersen LLP.
Ms. Ruehl has served as an independent director for Zevia PBC, a publicly traded “Certified B Corporation,” offering a broad portfolio of zero sugar, zero calorie, naturally sweetened beverages, since March 2021. Her role on its board of directors includes serving as chair of the audit committee and a member of the compensation committee. Ms. Ruehl previously served as a director and chair of the audit committee and member of the compensation committee of Wizeline, Inc., a global technology services company, from November 2021 to January 2024. She also served as a director and chair of the audit committee of Wine.com, Inc., a leading online wine retailer, from March 2022 to November 2023.
Qualifications:
Ms. Ruehl’s qualifications to serve as a member of the Board include her extensive 25+ years of senior finance executive leadership experience in a wide range of public and private equity backed companies. Ms. Ruehl was initially appointed to the Board pursuant to a cooperation agreement with a stockholder.

12 | Semtech Corporation 2026 Proxy Statement

ELECTION OF DIRECTORS
(Proposal Number 1)

Age 61 Director since April 2023 • Audit Committee Chair • Nominating and Governance Committee • Technology and Strategy Committee	Paul V. Walsh, Jr.

Prior to retiring in February 2022, Mr. Walsh served as Chief Financial Officer, Senior Vice President and Treasurer, at Allegro MicroSystems, Inc., a publicly traded global semiconductor company that designs and manufactures advanced sensor and power management integrated circuits for the automotive and industrial end markets, from 2014 to 2022. Prior to joining Allegro, Mr. Walsh served as the Chief Financial Officer and Senior Vice President of Rocket Software, Inc., a global software development firm, from 2013 to 2014. From 2004 to 2013, he served in several financial leadership roles at Silicon Laboratories Inc., a publicly traded global technology company that designs and manufacturers semiconductors, including as: Chief Financial Officer and Senior Vice President from 2011 to 2013 and Chief Accounting Officer and Vice President of Finance from 2006 to 2011, among other roles.
Mr. Walsh currently serves on the board of directors of Kopin Corporation, an electronics manufacturer, and serves as the chair of its audit committee and a member of its nominating and governance committee. He also currently serves on the board of directors and as the chair of the audit committee of Wolfspeed, Inc., a publicly traded manufacturer of wide-bandgap semiconductors, focused on silicon carbide materials and devices for power applications. Mr. Walsh served as an advisor to the board of directors and audit committee of Anokiwave, Inc., a late-stage semiconductor company, from October 2022 to February 2024, where he was also an investor. Anokiwave, Inc. was acquired by Qorvo, Inc. in February 2024. Additionally, he served on the board of directors of Nitero, Inc., a venture-backed startup semiconductor company, from 2012 to 2015, and Grande Communications Networks, LLC, a broadband communications provider of cable and internet services, from 2008 to 2010, including as chairman of the audit committee.
Qualifications:
Mr. Walsh’s qualifications to serve as a member of the Board include his extensive experience of more than 30 years in the global semiconductor industry, with service as Chief Financial Officer for two public companies in the industry, which we believe provides our Board with valuable executive-level insights and broad and diverse operational industry experience. Mr. Walsh was initially appointed to the Board pursuant to a cooperation agreement with a stockholder.

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Code of Conduct
The Board has adopted a written Core Values and Code of Conduct (“Code of Conduct”) that applies to all directors and employees of the Company, including our Chief Executive Officer (“CEO”) and our Chief Financial Officer (“CFO”). The Code of Conduct, which is the Company’s written “code of conduct” within the meaning of the Nasdaq Listing Rules applicable to companies whose stock is listed for trading on the Nasdaq Stock Market LLC (“Nasdaq”) and which constitutes the Company’s “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002, expresses the Company’s commitment to the highest standards of ethical business conduct. Our Code of Conduct can be found on the Company’s website at https://investors.semtech.com under “Governance.” To the extent required by rules adopted by the SEC and Nasdaq, we intend to promptly disclose future amendments to certain provisions of the Code of Conduct, or waivers of such provisions granted to executive officers and directors, in the aforementioned section of our website.
Corporate Governance Guidelines
The Board has adopted written Corporate Governance Guidelines that set forth key principles that guide its actions. Some of these principles are discussed below. Our Corporate Governance Guidelines can be found on the Company’s website at https://investors.semtech.com under “Governance.”
Independence
Our Board has determined that each of Messrs. Burvill, Cardenuto, Fischer, Gillai and Walsh and each of Mses. Li, LuPriore and Ruehl, are independent under applicable Nasdaq rules and the Board is comprised of a majority of independent directors.
In making these determinations, our Board considered the relationships that each director has with the Company and management and all other facts and circumstances our Board deemed relevant in determining independence.
Board Leadership Structure
The Board does not have a policy regarding the separation of the roles of CEO and Chair of the Board. The CEO and Chair of the Board are separate positions under the Board’s current leadership structure. The CEO establishes the corporate direction and strategy and is responsible for the day-to-day leadership of the Company. The CEO is subject to certain Board-established grants of authority, an annual business plan approved by the Board, and a Board Review Policy, under which the Board reserves for its action certain material, key strategic, or related matters, and notes matters of Company action on which the Board is to be kept informed. The Chair of the Board provides guidance to the CEO, presides over meetings of stockholders and directors, and guides the Board in fulfilling its obligations. The Chair of the Board and the CEO hold meetings on a regular basis to discuss both near term and longer range strategic matters. The Chair of the Board and the CEO collaborate on the preparation of the agenda for each regular Board meeting to set matters to be presented to the Board for its information, attention and action as necessary. Following each meeting of the Board, the Chair of the Board meets with the CEO to provide feedback on matters raised during the meeting of the Board, and on matters considered for further action or follow-up. On behalf of the Board, the Chair of the Board also provides one-on-one performance feedback to the CEO. The Board feels this structure is appropriate for the Company at this time because it facilitates efficient management oversight and enables the Board to effectively meet its governance duties. The Board will continue to evaluate the separation of the roles of CEO and Chair as well as the role and responsibilities of the Board.
Board Outreach Program
Semtech believes that fostering relationships and trust through transparency and open dialogue is a cornerstone of stockholder engagement and is a critical component of good governance and achieving our Company’s objectives. We are committed to year-round engagement with stockholders, including portfolio managers and investment stewardship teams, as part of our Board Outreach Program. The program consists of focused, one-on-one meetings between stockholders and certain directors that are designed to give institutional stockholders an opportunity to better understand our Company. Over the past 12 months, Semtech’s directors have proactively reached out to institutional stockholders that, cumulatively, own approximately 63% of Semtech’s outstanding shares (based on SEC information at the time of each meeting). We believe it is important for stockholders to hear directly from our Board, just as it is important for directors to hear stockholders’ unfiltered comments and perspectives. Directors participating in this outreach program may include our independent

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chair of the Board, committee chairs, as well as other directors with whom stockholders may have a particular interest in meeting. A limited number of members of management may also be present for the primary purpose of facilitating the meetings. Our management team also regularly attends investor conferences and meets with our investors and investor prospects throughout the year.
Corporate Social Responsibility and Sustainability
The Company and the Board are focused on corporate social responsibility and sustainability. The Company’s Environmental, Social and Governance Committee, consisting of members of management representing various functional groups, works to identify additional ways that the Company can foster an inclusive work environment, improve employee health and safety, engage our surrounding communities and minimize our environmental impact. The committee reports its findings to the Board at least semi-annually. In addition, the Nominating and Governance Committee of the Board has oversight over the Company’s corporate responsibility and sustainability principles, programs and practices, including environmental and social affairs, and programs and initiatives focused on the Company’s culture and inclusion.
The Company also aims to contribute to the communities where we live and work and believes that this commitment helps in our efforts to attract and retain employees. We offer our employees the opportunity to give back to their local communities or contribute to charities and provide opportunities to facilitate participation by our employees in these initiatives.
Additional information regarding our policies and practices related to environmental, social and governance matters, including the Company’s Environmental Management Manual, Environmental Key Performance Indicators and Supplier Code of Conduct, can be found on the Company’s website at https://investors.semtech.com under “ESG.” These documents are not incorporated by reference into this Proxy Statement and should not be considered part of this or any other report that we file with the SEC.
Human Capital and Culture
The Board oversees the Company’s human capital with a focus on culture, the health, safety and wellness of the Company’s employees, and the development of talent. The Board considers CEO succession and development, and the Human Capital and Compensation Committee considers and discusses with the CEO succession and development planning for other executive positions, inclusion efforts and employee engagement. In addition, the Board maintains an Executive Transition Contingency Plan which will become effective in the event of the death or incapacitation of our CEO and includes contingency procedures for CEO succession.
We believe people are our greatest asset and are committed to being an employer of choice in our industry. Our employees engage in meaningful work with access to cutting-edge tools and technologies, developing solutions that are leveraged across entire industries. We proudly offer the security of an established, publicly traded technology company, yet nurture and embody an entrepreneurial spirit. We provide our employees with a comprehensive and competitive compensation package and robust benefits that support the whole person.
As of the end of fiscal year 2026, we had 1,920 full-time employees worldwide and our average employee tenure is nine years, reflecting the strong engagement of our employees. As new employees continue to join Semtech, we expect their contributions will bring fresh ideas to help drive innovation and continuous improvement.
Our Core Values
Our Core Values support the Company's vision and shape the culture and experience we deliver to our employees and customers. These shared values guide our work, foster internal collaboration, and define our winning culture. We measure that culture with four key indicators: how quickly we innovate, how effectively we execute, how inclusive our environment is, and how consistently we place customer success at the forefront of everything we do.
•	Customers & Quality. We win by delivering high-quality solutions by deeply understanding our customers’ needs and exceeding their expectations with every interaction.
•
Innovation & Capability. We win by fostering a culture of continuous innovation and technical excellence, empowering our teams to push boundaries and enhance their capabilities to deliver cutting-edge solutions.

•	Inspiring & Empowering. We win when leaders motivate through vision and inspiration, empowering teams to achieve their full potential with confidence, autonomy and accountability.
•	Trust & Transparency. We win by building trust through open communication and transparency, ensuring alignment and mutual respect.

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CORPORATE GOVERNANCE
The Board’s Role in Risk Oversight and Management
The Board actively oversees risk management of the Company.
The Audit Committee serves as the focal point at the Board level for overseeing the Company’s overall risk management process. Among its duties, the Audit Committee reviews with management (a) the Company’s policies with respect to risk assessment and management of risks that may be material to the Company, (b) the Company’s system of disclosure controls and system of internal controls over financial reporting, and (c) the Company’s compliance with legal and regulatory requirements. The Audit Committee is also responsible for reviewing major legislative and regulatory developments that could materially impact the Company’s contingent liabilities and risks.
The Company periodically conducts enterprise risk assessment evaluations with Audit Committee oversight. The results of the enterprise risk assessment conducted in fiscal year 2026 were reported to the Audit Committee and were presented to the Board for evaluation, identification of matters for additional attention, and overall risk management. The Audit Committee continues to oversee fulfillment of management initiatives instituted to address risks identified in the enterprise risk assessment process.
Our other Board committees also consider and address risk as they perform their respective committee responsibilities. Our Human Capital and Compensation Committee oversees the management of risks relating to compensation and succession arrangements of senior officers and certain key employees, and risks relating to the general development and strength of the Company’s human capital resources. Our Nominating and Governance Committee oversees the nomination of individuals with the judgment, skills, integrity, and independence necessary to oversee the key risks associated with our Company, as well as risks inherent in our corporate structure. Our Technology and Strategy Committee oversees risks related to our technology strategy, including AI, research, development and manufacturing programs as well as emerging science and technology risks. The Technology and Strategy Committee also provides oversight over the Company’s strategies, policies and programs relating to information technology systems and cybersecurity. All committees report to the Board as appropriate, including when a matter rises to the level of a material or enterprise level risk. After receiving a report from a committee, the Board provides guidance as it deems necessary. In addition, the oversight and review of other strategic risks are conducted directly by the full Board.
Specific Company management functions are responsible for day-to-day risk management. Our accounting, finance, legal, operations, and internal audit areas serve as the primary monitoring and testing functions for company-wide policies and procedures and manage the day-to-day oversight of the risk management strategy for the ongoing business of the Company. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, international, and compliance and reporting levels.
The Board believes that its grants of delegated authority to the CEO, governed by the Board Review Policy, described under the header "Board Leadership Structure" of this proxy statement, enables effective risk oversight. This structure helps ensure the Board remains well informed on material matters while maintaining ultimate approval authority over selected critical decisions. The Board also receives regular reports from the CEO reporting on areas involving operational, human resources, legal, compliance, financial and strategic short-, intermediate- and long-term risks, as well as reports from senior officers of the Company on selected matters as requested from time to time by the Board as part of its recurring meeting and educational process. The Board receives such reports from the CEO and senior executives to enable the Board to understand the identification, management and mitigation strategies for the reported risks.
We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.
Policy on Insider Trading
The Company has adopted an Insider Trading Policy and related procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers, employees and other covered persons that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and the listing requirements of the Nasdaq. The Company also does not trade in Company securities in violation of applicable securities laws or Nasdaq listing standards. A copy of the Company’s Insider Trading Policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended January 25, 2026.

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Policy on Hedging and Pledging
The Company recognizes that hedging against losses in Company stock is not appropriate or acceptable trading activity for individuals employed by or serving the Company. The Company’s Insider Trading Policy, as well as its Stock Trading Guidelines are intended, among other things, to align the interests of stockholders and the Company’s directors, officers and employees. In keeping with the intent of the Stock Trading Guidelines, as well as for the purpose of clearly outlining the Company’s position on acceptable trading activity, the Company has incorporated prohibitions on various hedging activities within its Stock Trading Guidelines that apply to directors, officers and employees. The Stock Trading Guidelines prohibit directors, officers and employees or their designees from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset or are designed to hedge or offset, any decrease in the market value of the securities of the Company. The guidelines prohibit all short sales of Company stock and any trading in derivatives (such as put and call options) that relate to Company securities. The guidelines also prohibit pledging any Company stock or equity awards as collateral for any margin account, or other form of credit arrangement. A copy of the Company’s Stock Trading Guidelines is filed as Exhibit 19.2 to the Company’s Annual Report on Form 10-K for the year ended January 25, 2026.
Risk Assessment of Compensation Programs
In compliance with SEC disclosure requirements, we have evaluated our compensation policies and practices to determine if any of our programs create risks that are reasonably likely to have a material adverse effect on the Company. We have concluded that our compensation policies and practices do not create such risks. We evaluated our executive compensation program, as well as our broad-based compensation and benefits programs on a worldwide basis. We focused on looking at whether any program’s elements, criteria, purposes or objectives create undesired or unintended risk of a material nature. While all programs were evaluated, primary review and attention was placed on programs having potential for variable payouts where an individual participant or small groups of participants might have the ability to directly affect, control or impact payout results. We believe that all compensation programs are structured with a combination of appropriate controls, objective measurement variables, review authorities and/or payment methodologies that, in the aggregate, are designed and administered so that there is not any reasonable likelihood of material adverse risks to the Company arising from or caused by any of our compensation programs. In addition, “clawback” rights and provisions in applicable executive compensation plans as discussed below in our “Compensation Discussion and Analysis” are additional safeguards that encourage executives to not take unnecessary or excessive risks.
In particular, base salaries are fixed in amount and are, therefore, not susceptible to encouraging unnecessary or excessive risk taking. Although the performance-based, short-term annual cash incentives for our executives focus on achievement of short-term individual performance and business-related goals, which could encourage taking short-term risks at the expense of long-term goals, this element of compensation is offset and balanced by the Company’s use of long-term, multi-year incentive programs that are designed to align our executives’ interests with those of the Company’s stockholders. Our Human Capital and Compensation Committee also retains discretion to reduce or eliminate short-term annual cash incentives for our executives. We believe that long-term, multi-year incentive programs do not encourage unnecessary or excessive risk taking because the ultimate value of these programs is tied to the value of the Company’s stock, awards with performance-based vesting components are balanced with awards that have a value based solely on our stock price with long-term vesting schedules and no performance-based vesting components, and the grant dates, vesting dates and any applicable performance measurement periods are staggered over multiple years to ensure that executives have a significant stake in the long-term performance of the Company’s stock.
Evaluation of CEO Performance
Together with our Human Capital and Compensation Committee, the Board oversees and evaluates the performance of the CEO on an annual or more frequent basis. Such evaluation includes regular assessment of performance against goals and objectives established in connection with compensation programs, as well as overall performance in leading and managing the Company. The results of that evaluation are shared with the CEO.
Annual Board Evaluation
Pursuant to our Corporate Governance Guidelines and the charter of the Nominating and Governance Committee, the Nominating and Governance Committee at least annually reviews, discusses and assesses the performance and effectiveness of the Board and the individual directors and makes relevant recommendations to the Board. The Nominating and Governance Committee also considers the self-evaluations of each standing committee and evaluates the need for any restructuring of the committees. The Board then discusses

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and considers the recommendations of the Nominating and Governance Committee with respect to the results of the annual Board and committee evaluations. The evaluation process is designed to facilitate ongoing, systematic examination of the Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures.
In general, the evaluation is completed through a questionnaire process focusing on the effectiveness of the performance of the Board as a whole and the background and skills of each director. The questionnaire is updated annually to align with current regulations and best practices. The annual evaluations are generally conducted in the first quarter of each calendar year and the results of the annual evaluation are reviewed by the Nominating and Governance Committee and discussed with the entire Board. In addition, each director completes self-assessments regarding the effectiveness of each committee on which such director serves, which are reviewed by the Nominating and Governance Committee and discussed with the entire Board.
The Company does not have a policy establishing term limits or a mandatory retirement age for directors as we believe they may result in the loss of experience and expertise that is critical to the effective operation of the Board. As an alternative to term limits and a mandatory retirement age, the Nominating and Governance Committee annually reviews the qualifications and contributions of each incumbent director before making a recommendation to nominate the director for an additional term.
Director Attendance at Meetings
Directors are expected to devote sufficient time to the Board and its committees and to carry out their duties and responsibilities effectively. It is expected that each director will be available to attend all meetings of the Board and any committee on which the director serves, as well as the Company’s annual meeting of stockholders. During the Company’s last fiscal year, the Board held seven meetings. Our committees collectively held 20 meetings. Each of our directors attended more than 75% of the aggregate of the meetings of the Board and the meetings of the committees of the Board on which such director served during the last fiscal year. As is our practice, the independent directors met in an executive session without management present at several of these meetings. In addition to formal meetings of the Board and its committees, the Board conducts monthly informational update meetings with management. It is the policy of the Company that all the directors attend the annual meetings of stockholders unless important personal reasons prohibit it. Each director then in office attended last year’s Annual Meeting held in June 2025 in person or by telephone.
Continuing Education
Each director is expected to take steps reasonably necessary to enable the director to function effectively on the Board and Board committees on which the director serves, including becoming and remaining well informed about the Company, the industry, the business and economic trends affecting the Company. Each director is also expected to take steps reasonably necessary to keep informed on principles and practices of sound corporate governance. The Company provides each director with membership in the National Association of Corporate Directors. Each director is required to participate, at the Company’s expense, in a minimum amount of director education during a given two-year period. A “two-year” period ends each even numbered fiscal year of the Company.
Overboarding Policy
To ensure that all members of the Board have sufficient time to devote proper attention to their responsibilities to the Company, our directors are subject to the following limitations unless the Board determines that simultaneous service on additional boards would not impair the director’s ability to serve effectively on the Board: (i) directors who are executive officers of the Company may serve on the board of no more than one other public company and up to two private companies with the approval of the Board, (ii) directors who are chief executive officers or senior executives of public companies or large non-profit entities may serve on the boards of no more than one other public company, and (iii) all other directors may serve on the boards of no more than three other public companies.
Directors are expected to advise the Company in advance of accepting an invitation to serve on the board of another public company or any assignment to the audit committee or human capital and compensation committee of the board of any public company. The Nominating and Governance Committee considers the nature and time involved in serving on other boards when assessing director candidates. Our Nominating and Governance Committee reviews this policy periodically as part of its review of our Corporate Governance Guidelines.

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Committees
The Board has an Audit Committee, Human Capital and Compensation Committee, Nominating and Governance Committee, and Technology and Strategy Committee. Committee assignments and designations of committee chairs are made annually by a vote of the Board, upon recommendation of the Nominating and Governance Committee, at the annual organizational meeting of directors held in conjunction with the annual meeting of stockholders. The written charters of these committees are available under “Governance” on our website at https://investors.semtech.com. All committees are authorized to engage advisors as deemed necessary to carry out their duties and each committee is charged with conducting an annual self-evaluation and assessment of its charter.
Current committee assignments are set forth in the following table:

Director	Audit	Human Capital and Compensation	Nominating and Governance	Technology and Strategy
Ye Jane Li, Chair of the Board		•	CHAIR	•
Martin S.J. Burvill		CHAIR	•
Rodolpho C. Cardenuto	•
Gregory M. Fischer		•	•	•
Saar Gillai		•	•	CHAIR
Hong Q. Hou(1)
Paula LuPriore	•	•
Julie G. Ruehl	•
Paul V. Walsh, Jr.	CHAIR		•	•
Number of meetings during fiscal year 2026	6	5	5	4

(1)	Dr. Hou ceased serving as a member of the Technology and Strategy Committee in March 2026.
Audit Committee
We have a standing Audit Committee established in accordance with the rules and standards of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Nasdaq. The Audit Committee consists of four Board members, each of whom the Board has affirmatively determined is independent as defined by Nasdaq and SEC rules applicable to audit committee members, is financially sophisticated as defined by Nasdaq rules, and is an audit committee financial expert as defined by SEC rules.
The Audit Committee’s responsibilities are set forth in a written charter and include assisting the Board in overseeing the:
•	accounting and financial reporting processes of the Company;
•	Company’s internal audit function;
•	integrity of the Company’s financial statements and systems of internal controls and disclosure controls;
•	audits of the Company’s financial statements;

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•	appointment, compensation, retention and work of the auditor;
•	Company’s financial risk;
•	Company’s environmental risk policies and procedures; and
•	Company’s compliance with legal and regulatory requirements and the Company’s Code of Conduct.
The Audit Committee meets periodically with the Company’s independent registered public accounting firm outside the presence of Company management. The Audit Committee has the authority and resources appropriate to discharge its duties and responsibilities, including the authority to select, engage and terminate independent counsel and other advisors as it deems necessary to carry out its duties without seeking approval of the Board or management.
The Audit Committee may also delegate to subcommittees such authority as it deems appropriate. The Audit Committee has no current intention to delegate any of its authority to any other committee or subcommittee, except as disclosed under the heading “Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services.”
The Audit Committee has adopted a policy regarding pre-approval of services to be provided by the Company’s independent registered public accounting firm, which is described below under the heading “Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services,” and procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, which are described below under the heading “Contacting the Board of Directors.”
Human Capital and Compensation Committee
The Human Capital and Compensation Committee’s written charter requires that its members satisfy the independence requirements of Nasdaq and applicable law. The Human Capital and Compensation Committee consists of five Board members, each of whom the Board has affirmatively determined satisfies these independence requirements. The Human Capital and Compensation Committee charter sets forth the purpose and responsibilities of the Human Capital and Compensation Committee, which include the following:
•	overseeing the Company’s human capital management program to help ensure alignment with the Company’s goals and objectives, including with respect to management development programs;
•	reviewing and approving goals and objectives for our CEO, and evaluating the CEO’s performance against those goals and objectives;
•	determining (or recommending to the Board for determination) all elements of the CEO’s compensation and that of our other executive officers;
•	periodically reviewing the Company’s executive incentive programs and benefit plans;
•	carrying out all responsibilities and functions assigned to it by the documents governing the Company’s incentive programs and benefit plans;
•	making and approving equity awards; and
•	reviewing and making recommendations to the Board with respect to the compensation of our directors who are not also employed by the Company or one of our subsidiaries (“Non-Employee Directors”).
The Human Capital and Compensation Committee has the authority and resources appropriate to discharge its duties and responsibilities, including the authority to select, engage and terminate independent counsel, consultants and other advisors as it deems necessary to carry out its duties without seeking approval of the Board or management. The Human Capital and Compensation Committee may also delegate to subcommittees such authority as it deems appropriate. The Human Capital and Compensation Committee has no current intention of delegating any of its authority to any other committee or subcommittee.
In fiscal year 2026, the Human Capital and Compensation Committee retained Compensia, Inc. (“Compensia”) to assist it in reviewing our compensation programs and the evaluation of specific compensation-related matters. As discussed under “Compensation Discussion and Analysis — Our Guiding Compensation Principles — Role of Committee Advisors” below, the Human Capital and Compensation Committee has assessed the independence of Compensia and has concluded that its engagement of Compensia does not raise any conflict of interest with the Company. The services provided by Compensia in fiscal year 2026 are also discussed in that section.

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The Board has also appointed a Stock Award Committee, the sole member of which is the CEO, that has certain limited authority to grant awards under our 2017 Long-Term Equity Incentive Plan, as amended from time to time, to employees and consultants, except the Stock Award Committee may not grant an award to a member of the Board, to an executive officer of the Company, to a Senior Vice President or more senior officer of the Company, to an employee who reports directly to our President or CEO, or (if the Company has a Chief Operating Officer at the time of the particular grant) to an employee who reports directly to our Chief Operating Officer.
Nominating and Governance Committee
The Nominating and Governance Committee’s written charter charges it with assisting the Board by:
•	identifying and evaluating individuals qualified to become members of the Board;
•	recommending to the Board director nominees for election at each annual meeting and to fill vacancies on the Board;
•	making recommendations to the Board regarding the Board offices of Chair and Vice Chair, assignments to Board committees and committee chairs;
•	overseeing the effectiveness of and recommending changes to the Company’s Corporate Governance Guidelines;
•	making other recommendations to the Board regarding corporate governance matters and nomination and evaluation matters relating to the directors;
•	overseeing the evaluation of the Board;
•	overseeing succession planning for the CEO; and
•	overseeing the Company’s corporate responsibility and sustainability principles, programs and practices.
The Nominating and Governance Committee consists of five Board members, each of whom the Board has affirmatively determined is independent as defined by Nasdaq rules. The Nominating and Governance Committee has the authority and resources appropriate to discharge its duties and responsibilities, including the authority to select, engage and terminate independent counsel, consultants and other advisors as it deems necessary to carry out its duties without seeking approval of the Board or management. The Nominating and Governance Committee may also delegate to subcommittees such authority as it deems appropriate. The Nominating and Governance Committee has no current intention to delegate any of its authority to any other committee or subcommittee.
Technology and Strategy Committee
The Technology and Strategy Committee’s written charter charges it with assisting the Board by:
•	advising on and overseeing the Company’s technology strategy, including AI, research, development and manufacturing programs;
•	advising on the impacts of emerging science and technology issues on the Company’s overall business strategy;
•	advising on scientific and technological aspects of new product development and acquisition opportunities;
•	overseeing the Company’s strategies, policies and programs relating to information technology systems and cybersecurity;
•	overseeing the Company’s scope and quality of its intellectual property; and
•
evaluating and overseeing investments, mergers, acquisitions, enterprise services, joint ventures, strategic equity investments and divestiture transactions in which the Company may engage as part of its business strategy from time to time.

The Technology and Strategy Committee consists of four Board members. The Technology and Strategy Committee has the authority and resources appropriate to discharge its duties and responsibilities, including the authority to select, engage and terminate independent counsel, consultants and other advisors as it deems necessary to carry out its duties without seeking approval of the Board or management. The Technology and Strategy Committee may also delegate to subcommittees such authority as it deems appropriate. The Technology and Strategy Committee has no current intention to delegate any of its authority to any other committee or subcommittee.

Semtech Corporation 2026 Proxy Statement | 21

CORPORATE GOVERNANCE
Corporate Governance Materials
The following materials are available free of charge under “Governance” on the “Investors” page of the Company’s website at www.semtech.com or by sending a request for a paper copy to the Company’s Secretary at the Company’s headquarters at 200 Flynn Road, Camarillo, California 93012:
•	Bylaws
•	Core Values and Code of Conduct
•	Corporate Governance Guidelines
•	Audit Committee Charter
•	Human Capital and Compensation Committee Charter
•	Nominating and Governance Committee Charter
•	Technology and Strategy Committee Charter
•	Director Nominations Policy
•	Director Compensation Policy
•	Director Stock Ownership Guidelines
•	Executive Stock Ownership Guidelines
•	Related-Person Transaction Policy
•	Board Committee Assignments

22 | Semtech Corporation 2026 Proxy Statement

TRANSACTIONS WITH RELATED PARTIES
We have adopted a written Related-Person Transaction Policy, approved by the Audit Committee and the Board, which provides guidelines for the disclosure, review, ratification and approval of transactions with our directors, executive officers, 5% stockholders and their immediate family members in which the amount involved exceeds or reasonably can be expected to exceed $120,000. The policy supplements our other policies or procedures that may be applicable to a transaction, including our Code of Conduct. Under the Code of Conduct, all directors and employees are expected to avoid actual or apparent conflicts between personal interests and interests of the Company. The policy is administered by the Audit Committee and related-person transactions are approved or ratified by the Audit Committee in accordance with the terms of the policy. In making its determination, the Audit Committee is to take into account all relevant factors and material facts it deems significant including:
•	the amount involved and the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	the nature of the interest of the related person;
•	whether the transaction may involve a conflict of interest and whether entering into the transaction would be consistent with the Company’s Code of Conduct;
•	whether the transaction involves the provision of goods or services to the Company that are readily available from unaffiliated third parties upon better terms;
•	whether there are business reasons and potential benefits to the Company to enter into the transaction;
•	whether the transaction was or will be undertaken in the ordinary course of business of the Company;
•
in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer, the impact of the transaction on a director’s independence;

•	whether it is a single transaction or a series of ongoing, related transactions;
•	whether the transaction is fair to the Company; and
•
any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Since January 25, 2026, there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, persons who we know hold more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than certain compensation arrangements, which are described elsewhere in this Proxy Statement.

Semtech Corporation 2026 Proxy Statement | 23

CONTACTING THE BOARD OF DIRECTORS
General Business Matters
Our Annual Meeting provides an opportunity for stockholders to speak directly with the Board regarding appropriate matters. Stockholders also may communicate with the Board, or any committee or director, about Company business by writing to such party in care of the Company’s Secretary at the Company’s headquarters at 200 Flynn Road, Camarillo, California 93012. Stockholders are encouraged to include evidence of their holdings with their communications. The Company’s Secretary will forward communications as applicable to the Chair of the Board, the applicable committee chair, or individual named director if a communication is directed to an individual director. Any communication deemed to involve an accounting matter will be sent to the Chair of the Audit Committee. Advertisements, solicitations or hostile communications will not be presented.
Accounting Matters
The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (“Accounting Matters”). Employees with concerns regarding Accounting Matters may report their concerns in writing to our CFO, CEO or General Counsel. Employees may also report concerns regarding Accounting Matters anonymously directed to the Audit Committee via the on-line confidential reporting system maintained by the Company. Non-employee complaints regarding Accounting Matters may be reported by writing to the Audit Committee in care of the Company’s Secretary at the Company’s headquarters at 200 Flynn Road, Camarillo, California 93012.

24 | Semtech Corporation 2026 Proxy Statement

DIRECTOR NOMINATIONS
Criteria for Board Membership
All persons nominated to serve as a director of the Company should possess the minimum qualifications, skills and attributes as determined by our Board. The qualifications, attributes and skills noted below are illustrative but not exhaustive. The Nominating and Governance Committee will also consider the contributions that a candidate can be expected to make to the Board based on the totality of the candidate’s background, credentials, experience and expertise, the diversity and composition of the Board at the time, and other relevant circumstances.
Key qualifications include:
•
Business Understanding. Candidates must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to the Company, including regulatory obligations and governance concerns of a public issuer, strategic business planning, competition in a global economy, and basic concepts of corporate finance.

•	Experience or Achievement. Candidates must have demonstrated achievement in one or more fields of business, professional, governmental, community, scientific or educational endeavor.
•	Integrity. All candidates must be individuals of personal integrity and ethical character.
•
Absence of Conflicts of Interest. Candidates should not have any interests that would materially impair their ability to (i) exercise independent judgment, or (ii) otherwise discharge the fiduciary duties owed as a director to the Company and its stockholders.

•
Fair and Equal Representation. Candidates must be able to represent fairly and equally all stockholders of the Company without favoring or advancing any particular stockholder or other constituency of the Company.

•	Oversight. Candidates are expected to have sound judgment, based on management or policy-making experience that demonstrates an ability to function effectively in an oversight role.
•
Available Time. Candidates must be prepared to devote adequate time to the Board and its committees. It is expected that each candidate will be available to attend all meetings of the Board and any committees on which the candidate will serve, as well as the Company’s annual meeting of stockholders.

•
Wide Array of Perspectives. Although we do not have a formal diversity policy, when considering diversity in evaluating candidates, the Nominating and Governance Committee focuses on whether candidates can contribute varied perspectives, skills, experiences and expertise to the Board. The Nominating and Governance Committee will seek to promote an appropriate diversity on the Board of professional background, experience, expertise, perspective and age.

Evaluation of Nominees
The Nominating and Governance Committee will identify potential candidates for Board membership, when applicable, through professional search firms and personal referrals. Candidacy for Board membership requires the final approval of the Board. Each year, the Board proposes a slate of director nominees for consideration by our stockholders, who elect the members of the Board at the annual meeting of stockholders. Stockholders may also propose nominees for consideration by the Nominating and Governance Committee by submitting the names and supporting information regarding proposed candidates to the Company’s Secretary in accordance with the procedure for submitting stockholder nominations set forth under “Recommendation of a Director Candidate for Consideration by the Nominating and Governance Committee” below. Candidates are evaluated by the Nominating and Governance Committee through recommendations, resumes, personal interviews, reference checks and other information deemed appropriate by the Nominating and Governance Committee. The Nominating and Governance Committee will evaluate director candidates proposed by our stockholders in the same manner and using the same criteria as used for any other director candidate.

Semtech Corporation 2026 Proxy Statement | 25

DIRECTOR NOMINATIONS
Recommendation of a Director Candidate for Consideration by the Nominating and Governance Committee
The Nominating and Governance Committee will consider recommendations for director nominations submitted by stockholders. Submissions for the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) must be received no later than March 6, 2027; must otherwise be made in accordance with our Director Nominations Policy; and must contain the following information as specified in the policy:
(a)	as to each person whom the stockholder proposes to nominate for election as a director:
(i)
the information required by Item 401 of SEC Regulation S-K (generally providing for disclosure of the name, address, any arrangements or understanding regarding nomination and five year business experience of the proposed nominee, any directorships held during the past five years, as well as information regarding certain types of legal proceedings within the past ten years involving the nominee);

(ii)	the information required by Item 403 of SEC Regulation S-K (generally providing for disclosure regarding the proposed nominee’s ownership of securities of the Company); and
(iii)
the information required by Item 404 of SEC Regulation S-K (generally providing for disclosure of transactions between the Company and the proposed nominee valued in excess of a specified limit and certain other types of business relationships with the Company).

(b)	as to such stockholder giving notice:
(i)	the name and address, including telephone number, of the recommending stockholder;
(ii)	the number of the Company’s shares owned by the recommending stockholder and the time period for which such shares have been held;
(iii)
if the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time that the shares have been held; and

(iv)	a statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of the Company’s next annual meeting of stockholders.
(c)	additional items:
(i)
describe all relationships between the proposed nominee and the recommending stockholder and any agreements or understandings between the recommending stockholder and the nominee regarding the nomination;

(ii)	describe all relationships between the proposed nominee and any of the Company’s competitors, customers, suppliers, or other persons with special interests regarding the Company;
(iii)
a statement supporting the stockholder’s view that the proposed nominee possesses the minimum qualifications prescribed by the Company for nominees, and briefly describing the contributions that the nominee would be expected to make to the board and to the governance of the Company;

(iv)
state whether, in the view of the stockholder, the nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company; and

(v)
the consent of the proposed nominee to be interviewed by the Committee, if the Committee chooses to do so in its discretion (and the recommending stockholder must furnish the proposed nominee’s contact information for this purpose), and, if nominated and elected, to serve as a director of the Company.

The Nominating and Governance Committee will only consider candidates who satisfy the Company’s minimum qualifications for director, as set forth above and in our Director Nominations Policy, including that directors represent the interests of all stockholders. One of the factors that will be taken into account in considering a stockholder recommendation is the size and duration of the recommending stockholder’s ownership interest in the Company and whether the stockholder intends to continue holding that interest through the applicable annual meeting date. Stockholders should be aware that it is the general policy of the Company to re-nominate qualified incumbent directors.

26 | Semtech Corporation 2026 Proxy Statement

STOCKHOLDER PROPOSALS
Stockholder Proposals to be Included in Next Year’s Proxy Statement
The Company must receive stockholder proposals for the 2027 Annual Meeting no later than December 22, 2026 in order to be considered for inclusion in the Company’s proxy materials. Stockholder proposals must be submitted in writing to the Company’s Secretary at the Company’s headquarters at 200 Flynn Road, Camarillo, California 93012. Any proposal must comply with the requirements of Rule 14a-8 under the Exchange Act as to form and substance established by the SEC for such proposal to be included in the Company’s proxy statement. If we change the date of the 2027 Annual Meeting by more than 30 days from the anniversary of this year’s meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2027 Annual Meeting.
Stockholder Proposals Not Intended for Inclusion in Next Year’s Proxy Statement and for Nomination of Director Candidates
Under the Company’s Bylaws, a stockholder who wishes to nominate one or more persons for election to our Board at the 2027 Annual Meeting or present a proposal at the 2027 Annual Meeting, but whose stockholder proposal will not be included in the proxy materials we distribute for such meeting, must deliver written notice not earlier than the close of business on February 4, 2027 nor later than the open of business on March 6, 2027. However, in the event that the 2027 Annual Meeting is called for a date that is more than thirty (30) days prior to, or more than sixty (60) days after, the anniversary of the prior year’s annual meeting, notice by a stockholder to be timely must be received not later than the close of business on the tenth day following the day on which notice of the meeting was mailed or public disclosure was made, whichever occurs first. Notice must be a proper matter for stockholder action under Delaware law and the stockholder delivering the notice must be a stockholder of record on the date the required notice is given to the Company and on the record date for the meeting. The required notice must be submitted in writing to the Company’s Secretary at the Company’s headquarters at 200 Flynn Road, Camarillo, California 93012 and must contain the information set forth in our Bylaws.
In accordance with the Company’s Bylaws, the foregoing deadline and notice requirements are also intended to apply to and satisfy the notice requirements set forth in Rule 14a-19 under the Exchange Act, including paragraph (b) thereunder, with respect to notice by a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2027 Annual Meeting.

Semtech Corporation 2026 Proxy Statement | 27

DIRECTOR COMPENSATION
DIRECTOR COMPENSATION POLICY
Our Policy Regarding Director Compensation (“Director Compensation Policy”) provides that Non-Employee Directors receive a cash retainer and equity-based compensation for their services on the Board, their committee service, and their role as Chair of the Board or any committee. Based on its review of our Director Compensation Policy in 2025, and after obtaining advice from Compensia and considering independent director compensation data for Peer Group companies (as the Peer Group companies are identified in the Compensation Discussion and Analysis below), the Human Capital and Compensation Committee recommended, and the Board approved, certain changes to the Director Compensation Policy for fiscal year 2026 as described below.
Cash Retainer Fees
Each of our Non-Employee Directors is entitled to an annual retainer, and may be entitled to additional retainers, while serving on the Board. During fiscal year 2026, the annual cash retainers payable to Non-Employee Directors pursuant to the Director Compensation Policy were as follows:

Description	Annual Retainer (Prior to 6/5/25)	Annual Retainer (Effective 6/5/25)
Annual Retainer	$55,000	$60,000
Additional Retainer for Chair of the Board	$70,000	$75,000
Committee Chair Retainer
Audit Committee	$25,000	$30,000
Human Capital and Compensation Committee	$20,000	$25,000
Nominating and Governance Committee	$10,000	$15,000
Technology and Strategy Committee	$10,000	$15,000
Committee Retainer
Audit Committee	$10,000	$10,000
Human Capital and Compensation Committee	$10,000	$10,000
Nominating and Governance Committee	$5,000	$5,000
Technology and Strategy Committee	$10,000	$10,000

The committee retainer is an additional annual retainer payable to each member of a Board committee who is not also the chair of that committee. The chair of a Board committee is entitled to an additional annual retainer for serving as chair of that particular committee, but while serving as chair of that committee does not also receive the committee member retainer for that committee. The annual retainers are paid quarterly in advance. Prior to June 5, 2025, the quarterly basis for paying the retainers was the calendar year. Effective June 5, 2025, the quarterly basis for paying the retainers is the “Board year,” which is measured from one annual meeting of the Company’s stockholders to immediately prior to the next annual meeting of the Company’s stockholders. To transition from a calendar year payment basis to a Board year, the first quarterly payments on a Board year basis were reduced by a pro-rata portion of the corresponding retainers that had previously been paid for the calendar quarter in which the change occurred. Payments are pro-rated should a Non-Employee Director join the Board, or serve in a new position, mid-quarter.
Directors are also reimbursed for their reasonable expenses incurred in connection with their services.
Equity Award Grants
In accordance with the Director Compensation Policy, each of our Non-Employee Directors is also entitled to an annual equity award grant for their service on the Board.
In recent prior years, the annual Non-Employee Director equity award grant consisted of two components – an award of stock-settled restricted stock units with a grant date fair value of approximately $90,000 and a second award, also with a grant date fair value of

28 | Semtech Corporation 2026 Proxy Statement

DIRECTOR COMPENSATION
approximately $90,000, of deferred stock units that would be settled in cash only when the Non-Employee Director separated from service on the Board. Based on its review of Peer Group company practices and after obtaining advice from Compensia, the Board provided that, beginning with fiscal year 2026, each Non-Employee Director’s annual equity award grant will be in the form of stock-settled restricted stock units with a grant date fair value of approximately $200,000, as described below.
The equity awards granted to Non-Employee Directors in fiscal year 2026 were awarded under our 2017 Long-Term Equity Incentive Plan, as amended (the “2017 Plan”). In accordance with the amended Director Compensation Policy, Non-Employee Directors receive annual equity awards (including the awards granted during fiscal year 2026) on the following terms:
Annual Equity Awards. Immediately following each annual meeting of the Company’s stockholders, each Non-Employee Director then serving on the Board is granted an annual award for a number of restricted stock units determined by dividing $200,000 by the per-share closing price (in regular trading) of the Company’s common stock on the Nasdaq Stock Market on the grant date (or as of the last trading day preceding such date if the date of grant is not a trading day), rounded down to the nearest whole unit (an “Annual Award”). Each Annual Award will vest in full on the earlier of (1) the one-year anniversary of the date of grant and (2) the day immediately preceding the date of the annual meeting of the Company’s stockholders for the year following the year in which the award is granted (such earlier date, the “Vesting Date”), subject to the non-employee director’s continued service to the Company through the Vesting Date.
Outstanding and unvested Annual Awards accelerate and vest (1) in full upon a change in control of the Company or should the Non-Employee Director’s service with the Company terminate due to the director’s death or disability, or (2) as to a pro-rata portion of the Annual Award should the Non-Employee Director’s service with the Company terminate due to any reason other than the director’s death or disability. In such circumstances, any pro-rata vesting is determined by multiplying (a) the total number of restricted stock units subject to the Annual Award by (b) a fraction (not greater than one), the numerator of which is the number of calendar days in the period beginning with the applicable grant date of the award through and including the date of the director’s termination of services, and the denominator of which is the number of calendar days in the period beginning with the applicable grant date of the award through and including the first anniversary of the annual meeting of the Company’s stockholders that coincided with (or, if the grant date of the award was other than on the date of an annual meeting of the Company’s stockholders, last preceded) the applicable grant date of the award. Any restricted stock units subject to the Annual Award that are not vested on the date of the Non-Employee Director’s termination of service with the Company (after giving effect to any accelerated vesting as described above) will be forfeited upon the Non-Employee Director’s termination of service as a director for any reason.
Non-Employee Directors are entitled to receive dividend equivalents with respect to outstanding and unpaid restricted stock units subject to awards granted pursuant to the Director Compensation Policy. Dividend equivalents, if any, are paid in the form of a credit of additional restricted stock units that are subject to the same vesting, payment and other provisions as the underlying restricted stock units. Each vested Restricted Stock Unit will be settled in a share of Company common stock on or promptly following the vesting date.
Initial Equity Awards. Each Non-Employee Director who is initially elected or appointed to the Board (and who was not an employee of the Company or one of its subsidiaries immediately prior to joining the Board) receives an initial restricted stock unit award (an “Initial Award”) in connection with joining the Board. Initial Awards have the same terms and conditions as the Annual Awards last granted by the Company prior to the date that the new Non-Employee Director is elected or appointed to the Board, except that the number of restricted stock units subject to the Initial Award is determined by dividing $200,000 by the per-share closing price (in regular trading) of the Company’s common stock on the Nasdaq Stock Market on the grant date (or as of the last trading day preceding such date if the date of grant is not a trading day) of the Initial Award, and multiplying that number of units by the Initial Fraction (as defined below), and rounding down to the nearest whole unit. The vesting dates of each Initial Award correspond with the vesting dates applicable to the Annual Awards last granted by the Company prior to the date that the new Non-Employee Director is elected or appointed to the Board (including the provisions for accelerated vesting of the award as described above). The Initial Fraction for these awards is the fraction (not greater than one) determined by dividing (1) the number of days in the period beginning with the date that the Non-Employee Director is elected or appointed to the Board through and including the first anniversary of the annual meeting of the Company’s stockholders that last preceded such date of election or appointment to the Board, by (2) the number of calendar days in the period beginning with such annual meeting of the Company’s stockholders that last preceded such date of election or appointment to the Board through and including the first anniversary of that annual meeting of stockholders.

Semtech Corporation 2026 Proxy Statement | 29

DIRECTOR COMPENSATION
Stock Ownership Guidelines and Equity Award Holding Period Requirements
To further our objective of aligning the interests of our Non-Employee Directors with those of our stockholders, the Company maintains stock ownership guidelines for our Non-Employee Directors. Under these guidelines, each of our Non-Employee Directors is to maintain a level of equity ownership of the Company (which may include shares of the Company’s stock owned by the director, by the director’s spouse or minor children residing with the director, or in a trust for estate or tax planning purposes that is revocable by the director or the director’s spouse, restricted stock, and restricted stock units) that has a market value equal to a stated multiple of the Non-Employee Director’s annual cash retainer for service on the Board (not including any additional retainer paid for participation on any committee of the Board or for serving as chair of any such committee). During fiscal year 2026, the Board amended the guidelines to increase the equity ownership requirement from three times the Non-Employee Director’s annual cash retainer to five times the annual cash retainer and to increase the period in which the applicable ownership level is expected to be achieved after the Non-Employee Director joins the Board from four years to five years. As of the end of fiscal year 2026, each of our then Non-Employee Directors met their required level of equity ownership of the Company under our stock ownership guidelines or was still within the initial five-year compliance period.
Director Deferred Compensation Plan
The Board approved the Company’s Director Deferred Compensation Plan (“Director Deferred Compensation Plan”) in November 2024. The Director Deferred Compensation Plan permits a Non-Employee Director to elect in advance to (a) delay the payment date of all or part of his or her Annual Award (from the vesting or other applicable payment date referenced above) to the Non-Employee Director’s separation from service as a member of the Board, and (b) specify whether the payment of any such deferred award is to be made in a single lump sum or in annual installments over a period of up to five years. In all cases, however, any deferred award will be paid in connection with a change in control of the Company. Deferred stock units continue to be credited in the form of stock units to be settled in an equal number of shares of Company common stock on the applicable payment date, and continue to carry dividend equivalent rights through the applicable deferral period. Dividend equivalents, if any, are in the form of a credit of additional restricted stock units that are subject to the same vesting, payment and other provisions as the underlying stock units.
The Board from time to time may amend our Director Compensation Policy, Non-Employee Directors stock ownership guidelines, and Director Deferred Compensation Plan.

30 | Semtech Corporation 2026 Proxy Statement

DIRECTOR COMPENSATION
DIRECTOR COMPENSATION – FISCAL YEAR 2026
The following table presents information regarding the compensation of individuals who were Non-Employee Directors during fiscal year 2026 for their services during that year. The compensation paid to Dr. Hou, who is our current CEO, is presented below under “Executive Compensation,” including in the Summary Compensation Table and the related explanatory tables. Dr. Hou is currently our only employee director and does not receive any additional compensation for his services as a director.

NON-EMPLOYEE DIRECTOR COMPENSATION – FISCAL YEAR 2026
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Ye Jane Li, Chair of the Board	168,333	199,963	—	368,296
Martin S.J. Burvill	87,500	199,963	—	287,463
Rodolpho C. Cardenuto	68,750	199,963	—	268,713
Gregory M. Fischer	85,833	199,963	—	285,796
Saar Gillai	87,500	199,963	—	287,463
Paula LuPriore	78,750	199,963	—	278,713
Julie G. Ruehl	68,750	199,963	—	268,713
Paul V. Walsh, Jr.	104,583	199,963	—	304,546

(1)
The amounts and values noted do not necessarily correspond to any actual value that will be realized by a recipient. The stock award amounts reflected in the table, and the grant-date fair values discussed below in this footnote, are computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 based on assumptions set forth in Note 10 to the financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC on March 23, 2026. The awards are valued as of the grant date disregarding any estimate of forfeitures related to service-based vesting conditions. None of our Non-Employee Directors forfeited any Company equity awards in fiscal year 2026. On June 5, 2025, each Non-Employee Director then in office was awarded as his or her Annual Award 5,321 restricted stock units. The grant-date fair value of each such restricted stock unit award was $199,963.

The following table presents the number of outstanding and unexercised option awards and number of outstanding stock units held by each of our Non-Employee Directors as of January 25, 2026:

	Number of Shares Subject to Outstanding Option Awards			Number of Outstanding Restricted Stock Units-Cash Settled			Number of Outstanding Restricted Stock Units-Share Settled
Name	Vested	Unvested	Total	Vested	Unvested	Total	Vested	Unvested	Total
Ms. Li (Chair)	—	—	—	20,510	—	20,510	—	5,321	5,321
Mr. Burvill	—	—	—	10,547	—	10,547	—	5,321	5,321
Mr. Cardenuto	—	—	—	13,649	—	13,649	—	5,321	5,321
Mr. Fischer	—	—	—	7,273	—	7,279	—	5,321	5,321
Mr. Gillai	—	—	—	13,649	—	13,649	—	5,321	5,321
Ms. LuPriore	—	—	—	10,547	—	10,547	—	5,321	5,321
Ms. Ruehl	—	—	—	5,979	—	5,979	—	5,321	5,321
Mr. Walsh	—	—	—	7,279	—	7,279	—	5,321	5,321

Semtech Corporation 2026 Proxy Statement | 31

BENEFICIAL OWNERSHIP OF SECURITIES
The table below indicates the number of shares of the Company’s common stock beneficially owned as of April 9, 2026, the Record Date for the Annual Meeting, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of our common stock, each of our directors, each of our NEOs (as defined herein) and all directors and executive officers as a group. Unless otherwise noted, all information regarding stockholders who are not directors or officers of the Company is based on the Company’s review of information filed with the SEC on Schedule 13D or 13G, which information is as of the date specified. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated below, to the Company’s knowledge, all persons listed have sole voting and investment power with respect to their shares.
Unless otherwise noted below, the address of each beneficial owner listed in the table is in care of Semtech Corporation, 200 Flynn Road, Camarillo, California 93012.

	Beneficial Ownership of Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares	%(6)
BlackRock Inc.(2) 50 Hudson Yards, New York, NY 10001	12,740,110	13.7
Ameriprise Financial, Inc. and affiliates(3) 145 Ameriprise Financial Center, Minneapolis, MN 55474	7,175,860	7.7
Directors and NEOs:
Martin S.J. Burvill, Director	4,409	*
Rodolpho C. Cardenuto, Director(4)	5,321	*
Gregory M. Fischer, Director(4)	8,178	*
Saar Gillai, Director(4)	14,844	*
Hong Q. Hou, Director, President and Chief Executive Officer	75,228	*
Ye Jane Li, Director(4)	21,335	*
Paula LuPriore, Director	10,409	*
Julie G. Ruehl, Director(5)	8,640	*
Paul V. Walsh, Jr., Director(4)	29,600	*
Mark Lin, Executive Vice President and Chief Financial Officer	33,793	*
Madhusudhan Rayabhari, Senior Vice President and General Manager, Analog Mixed Signal and Wireless	82,580	*
Asaf Silberstein, Executive Vice President and Chief Operating Officer	106,165	*
Jason Green, Executive Vice President and Chief Commercial Officer	9,353	*
J. Michael Wilson, Chief Quality Officer and Chief Technology Officer	85,689	*
All Current Directors and Executive Officers as a group (13 persons)(7)	412,964	*

*	Less than 1%
(1)
On March 27, 2026, The Vanguard Group, Inc. filed a Schedule 13G/A reporting that on January 12, 2026, it underwent an internal realignment such that The Vanguard Group, Inc. and its subsidiaries or business divisions of subsidiaries will report beneficial ownership separately (on a disaggregated basis) from The Vanguard Group, Inc. Consequently, in such filing The Vanguard Group, Inc. reported that it held 0 shares with sole voting power,

32 | Semtech Corporation 2026 Proxy Statement

BENEFICIAL OWNERSHIP OF SECURITIES
0 shares with shared voting power, 0 shares with sole dispositive power and 0 shares with shared dispositive power. Prior to such filing, The Vanguard Group, Inc. reported that, as of December 29, 2023, it had sole voting power over 0 shares, shared voting power over 42,212 shares, sole dispositive power over 8,214,284 shares and shared dispositive power over 113,008 shares.
(2)
As reported the Schedule 13G/A filed on January 21, 2026 by BlackRock Inc. to reflect its beneficial ownership as of December 31, 2025. BlackRock Inc. reported sole voting power with respect to 12,557,646 shares and sole dispositive power with respect to 12,740,110 shares.

(3)
As reported in the Schedule 13G/A filed August 14, 2025 by Ameriprise Financial, Inc. and Columbia Management Investment Advisers, LLC to reflect their beneficial ownership as of June 30, 2025. Ameriprise Financial, Inc. reported shared voting power over 6,797,965 shares and shared dispositive power over 7,175,860 shares, and Columbia Management Investment Advisers, LLC reported shared voting power over 6,734,202 shares and shared dispositive power over 6,883,183 shares.

(4)	Includes 5,321 restricted stock units scheduled to vest within 60 days of April 9, 2026.
(5)	Includes 2,661 restricted stock units scheduled to vest within 60 days of April 9, 2026.
(6)
The ownership percentage is based on 93,114,501 shares outstanding as of April 9, 2026 and the numerator and denominator include the shares which the holder has the right to acquire within 60 days thereof through the exercise of stock options or vesting of restricted stock. Although the shares that could be acquired by a holder are deemed to be outstanding in calculating the ownership percentage of that holder and of the group, they are not deemed to be outstanding as to any other holder. No named holder holds unvested restricted stock as to which the holder has voting power.

(7)
No shares of common stock held by a director, director nominee or officer have been pledged as security. The Company is not aware of any arrangements or pledge of common stock that could result in a change of control of the Company.

Semtech Corporation 2026 Proxy Statement | 33

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s officers and directors, as well as persons who own more than ten percent of the outstanding shares of the Company’s common stock, to file with the SEC reports of their initial ownership of the Company’s common stock and subsequent changes in their ownership. Based solely on a review of reports filed with the SEC and related written representations, the Company believes that its officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a) since January 26, 2025, with the exception of (i) a Form 4 filed late on April 1, 2025 for W. Ross Gray, (ii) a Form 4 filed late on April 1, 2025 for Madhusudhan Rayabhari, and (iii) a Form 4 filed late on January 13, 2026 for John Michael Wilson.

34 | Semtech Corporation 2026 Proxy Statement

EXECUTIVE OFFICERS
The following table sets forth information with respect to our executive officers and their ages as of the date of this Proxy Statement. No executive officer is related by blood, marriage, or adoption to any director, executive officer or person chosen to become a director or executive officer. No arrangements or understandings exist between any executive officer and any other person pursuant to which such person was selected as an executive officer. Further, there are no legal proceedings to which any of our executive officers are a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Name	Age as of April 21, 2026	Position
Hong Q. Hou	62	President and Chief Executive Officer
Mark Lin	50	Executive Vice President and Chief Financial Officer
Jason Green	53	Executive Vice President and Chief Commercial Officer
Asaf Silberstein	56	Executive Vice President and Chief Operating Officer
J. Michael Wilson	70	Chief Quality Officer and Chief Technology Officer

Biographical information regarding Dr. Hou is set forth above under the caption “Election of Directors (Proposal Number 1)”.
Mr. Lin joined the Company in October 2023 as Executive Vice President and CFO. Before joining Semtech, Mr. Lin served as Vice President and Corporate Controller of MKS, Inc., a global provider of foundational technology solutions to leading edge semiconductor manufacturing, electronics and packaging, and specialty industrial applications from November 2019 to October 2023. Previously, Mr. Lin was with Microsemi Corporation (“Microsemi”) from June 2005 until July 2019, holding various accounting and finance roles, including Vice President of Finance and Corporate Controller, a position he assumed in 2014.
Mr. Green joined the Company on February 3, 2025 as Executive Vice President and Chief Commercial Officer. Before joining Semtech, Mr. Green was managing partner at Stratosphere Management, a consulting firm, where he advised Fortune 1000 companies on business transformation, operational turnarounds, and growth strategies from 2023 to 2025. Previously, from 2015 to 2023, Mr. Green led the go-to-market transformation at National Instruments Corp., a technology company that produced hardware and software for the semiconductor, aerospace, and transportation industries (now part of Emerson Electric Co.), as executive vice president, chief revenue officer and business unit general manager, positioning the company as a market leader. Earlier in his career, Mr. Green spent two decades at Maxim Integrated Products, Inc. (now part of Analog Devices, Inc.), where he served as vice president of Americas sales and applications, global distribution, and strategic accounts, playing a pivotal role in scaling the company’s growth.
Mr. Silberstein became Executive Vice President and Chief Operating Officer in March 2023. Mr. Silberstein was previously Executive Vice President, Worldwide Operations and Information Technology since March 2019. Mr. Silberstein was Senior Vice President, Worldwide Operations and IT from November 2016 to March 2019. His role was expanded in November 2016 to include the area of IT. Mr. Silberstein was promoted to Senior Vice President, Worldwide Operations in February 2013. He became Vice President, Worldwide Operations in March 2011. Prior to that, Mr. Silberstein was Vice President, Operations, a position he held since he joined the Company in December 2010. Prior to joining the Company, he was employed from 2007 to 2010 at Microsemi as Vice President Global Operations in its Analog Mixed Signal Division. Prior to Microsemi, he was Vice President Operations from 2000 to 2005 and Chief Operating Officer from 2005 to 2007 at PowerDsine, Israel, when PowerDsine was acquired by Microsemi. He also previously served in various positions at 3Com Corp. and ECI Telecom Ltd.
Mr. Wilson became Chief Quality Officer and Chief Technology Officer in February 2024. Mr. Wilson was previously Executive Vice President and Chief Quality Officer since March 2019. Mr. Wilson had previously been the Executive Vice President, Quality and Reliability since February 2013. Prior to his promotion, Mr. Wilson was Senior Vice President, Quality and Reliability, a position he held since November 2011. Mr. Wilson was appointed Senior Vice President and Chief Technology Officer in May 2008 after serving as Senior Vice President of Power Management Products since June 2007 and serving as Vice President of that unit since 2001. He joined the Company as the result of the 1995 acquisition of ECI Semiconductor where he was Vice President and Chief Operating Officer. He has more than 20 years of experience in the semiconductor industry in a broad range of technical and management positions.

Semtech Corporation 2026 Proxy Statement | 35

COMPENSATION DISCUSSION AND ANALYSIS
This section contains a discussion of the material elements of compensation awarded to, earned by or paid to our CEO, our CFO, our three other most highly-compensated executive officers who were serving as executives at the end of fiscal year 2026, and for an officer who served as an executive officer for a portion of the fiscal year (Mr. Rayabhari) for services rendered during fiscal year 2026. These individuals are referred to as our “Named Executive Officers,” or “NEOs,” in this Proxy Statement.

Name	Title
Hong Q. Hou	President and Chief Executive Officer
Mark Lin	Executive Vice President and Chief Financial Officer
Asaf Silberstein	Executive Vice President and Chief Operating Officer
Jason Green	Executive Vice President and Chief Commercial Officer
J. Michael Wilson	Chief Quality Officer and Chief Technology Officer
Madhusudhan Rayabhari	Senior Vice President and General Manager, Analog Mixed Signal and Wireless

FISCAL YEAR 2026 NAMED EXECUTIVE OFFICER COMPENSATION
The general structure of compensation awarded to our Named Executive Officers for fiscal year 2026 was similar to the approach in fiscal year 2025. In addition to base salary, there were three components of the short- and long-term incentive opportunities generally awarded to our Named Executive Officers.

Compensation Component	Summary of Key Terms
Annual Incentive Plan (the Executive Bonus Plan)
•
50% of the corporate performance component of the bonus opportunity was based on our net sales
•
50% of the corporate performance component of the bonus opportunity was based on our non-GAAP adjusted operating income*

Performance-Based Units
•
Between 0% and 200% of the target number of units is eligible to vest based on our net sales and Non-GAAP adjusted operating income performance over a three-year performance period, subject to adjustment based on our total stockholder return relative to the Russell 3000 index over that period

Restricted Stock Units	• Units vest over a three-year vesting period

*	See Exhibit A for information about how to calculate non-GAAP adjusted operating income and a reconciliation of non-GAAP adjusted operating income to the most directly comparable GAAP measure.
2025 NONBINDING ADVISORY VOTE RESULTS; STOCKHOLDER ENGAGEMENT
The Company’s stockholders are provided with an opportunity to cast an annual non-binding advisory vote on the Company’s executive compensation program through a say-on-pay proposal. At the Company’s Annual Meeting of Stockholders held in June 2025, approximately 87.3% of the votes cast approved the executive compensation for our NEOs as described in our proxy statement for that annual meeting. After consideration of the positive result of the say-on-pay vote at the Company’s Annual Meeting of Stockholders held in June 2024 (the most recent voting results available when the executive compensation program was designed for fiscal year 2026) and feedback received from stockholders in fiscal year 2025, the Human Capital and Compensation Committee determined that the Company’s executive compensation policies would be similar for fiscal year 2026 to those in effect for fiscal year 2025. In addition, to ensure Semtech’s directors receive stockholders’ unfiltered comments and perspectives directly, both on the Company overall and any related to executive compensation, in the past 12 months directors proactively reached out to institutional stockholders that, cumulatively, own approximately 63% of Semtech’s outstanding shares (based on SEC information at the time of each meeting).
In determining the appropriate executive compensation program for any given year, the Human Capital and Compensation Committee considers current peer group practices, market conditions, competition for and retention of key talent, company strategic priorities and current operational conditions, stockholder feedback, and input from the Company’s compensation advisors. After our fiscal year 2026

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COMPENSATION DISCUSSION AND ANALYSIS
equity award design had been finalized, certain of our stockholders raised comments on certain terms included in our fiscal 2025 and fiscal 2026 Performance-Based Units (“PSU”) awards. The Human Capital and Compensation Committee is grateful for and welcomes the feedback. Taking that feedback into account and considering the other factors noted above, the Human Capital and Compensation Committee further evolved the design of the PSUs included in our 2027 annual executive equity award grants to again best suit the Company’s strategic direction, growth objectives, prevailing conditions, and market outlook. See “Fiscal Year 2027 Annual Equity Incentive Awards” below.
As part of its annual process, the Human Capital and Compensation Committee will continue to reach out to and engage with the Company’s stockholders to seek their feedback or to review their voting guidelines and to consider the outcome of the Company’s say-on-pay proposals when making future compensation decisions for the NEOs.
OUR GUIDING COMPENSATION PRINCIPLES
Core Philosophy
Our Human Capital and Compensation Committee believes that Company growth, financial performance, and increasing stockholder value depend to a significant degree on our ability to structure a compensation program that enables us to: (1) align the interests of our executives with the interests of our stockholders; (2) hold our executives accountable for performance, with appropriate performance-based rewards earned in return for superior performance and the risk of reduced or no payment or vesting for those awards if performance falls short of targeted levels; and (3) attract, retain, and motivate qualified and high-performing executives.
Core Components of Compensation and Compensation Levels
To achieve our executive compensation objectives, we have three primary components to our executive compensation program: (1) base salary; (2) short-term annual cash incentives; and (3) long-term equity incentive awards. In setting key elements of compensation for each NEO, the Human Capital and Compensation Committee considers our core executive compensation philosophy and considers and assesses, among other factors it may consider relevant, the following:
•	The compensation levels at our Peer Group of companies (described below) for comparable positions;
•
Various subjective factors relating to the individual recipient – the executive’s scope of responsibility, prior experience, past performance, advancement potential, impact on results, and compensation level relative to other Company executives; and

•
For equity awards, the executive’s historical total compensation, including prior equity grants, tenure with the Company, the number and value of unvested shares and the timing of vesting of those awards, the expense to the Company for equity grants under applicable accounting standards, equity expense measured as a percentage of non-GAAP adjusted operating income, and the potential dilutive effect such grants may have on existing stockholders.

The Human Capital and Compensation Committee gives no single factor any specific weight. Each executive’s compensation level, as well as the appropriate mix of equity award types and other compensation elements, ultimately reflects the Human Capital Compensation Committee’s business judgment in consideration of these factors and stockholder interests.
The Human Capital and Compensation Committee assesses executive compensation developments at companies in our Peer Group (identified below under “Role of Peer Companies”), and in the market generally, and has the right to change our executive compensation philosophy, components, levels, and structure from time to time as it may determine are in the best interests of the Company and our stockholders.

Semtech Corporation 2026 Proxy Statement | 37

COMPENSATION DISCUSSION AND ANALYSIS
The following table presents the key elements of our executive compensation programs:

Key Elements of Compensation
Element	Purpose	Characteristics
Base salary	To attract and retain qualified executives.	Provide a stable source of income and be competitive with the applicable market.
Short-term annual cash incentives
To attract and retain qualified executives; to motivate and reward achievement of annual business and, in certain cases, business unit or individual goals and objectives designed to increase stockholder value.
This element involves annual performance-based cash awards. The amount earned (if any) varies based on actual results achieved relative to pre-determined annual financial performance goals.
Long-term equity incentives
To align interests of executives with stockholders; to reward performance over time based on stock price and other specified performance criteria; and to provide an additional retention incentive through multi-year vesting schedules.

Performance-based awards make up a significant component — the amount realized (i.e., the value ultimately received by the recipient) depends on the achievement of performance goals (which may be financial and/or based on our TSR) and all awards have a value directly tied to our stock price and are subject to time-based vesting requirements in order to provide retention value.

Other compensation and benefits	To provide competitive and customary benefits (e.g., health insurance, life insurance, 401(k) retirement, and deferred compensation plans).	Company sponsored/subsidized benefit plans as provided to the general employee population, as well as Company matching contributions to selected employee contributory plans.

Distribution of Compensation
The Human Capital and Compensation Committee distributes compensation among each of the core elements on the basis of the element’s usefulness to meet one or more of our compensation objectives. The Human Capital and Compensation Committee believes that for our executive officers, a significant proportion of total compensation should consist of (1) variable, performance-based components, such as annual cash incentives, which can increase or decrease to reflect changes in corporate and, on occasion, business unit or individual performance on an annual basis, and (2) equity compensation, which is structured to reinforce and encourage management’s commitment to enhancing financial performance and stockholder value over the long-term, with a greater emphasis placed on long-term performance and linking executives’ interests to our stockholders’ interests.
For fiscal year 2026, total compensation (based on each NEO’s base salary for fiscal year 2026, fiscal year 2026 target short-term annual cash incentive, and grant date fair value (as reported in the Summary Compensation Table) of equity awards granted in fiscal year 2026) for Dr. Hou and for the Company’s other NEOs was distributed as follows:

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COMPENSATION DISCUSSION AND ANALYSIS
Pay-for-Performance Philosophy
Our compensation program is designed to drive behavior that supports sustained stockholder returns and effective pay-for-performance outcomes over time. To achieve this objective, the executive compensation program approved by our Human Capital and Compensation Committee: (1) emphasizes, as noted above, both performance-based compensation (through annual cash incentives and performance-based stock awards) and equity compensation (through time-based and performance-based stock awards); (2) balances short-term performance incentives provided by the annual cash incentive plan with long-term performance incentives provided by equity awards; (3) balances the use of absolute performance metrics and relative performance metrics evaluated against selected peers; and (4) balances the use of formula-based performance criteria versus criteria involving the exercise of judgment by the Human Capital and Compensation Committee.
The Human Capital and Compensation Committee believes that executive compensation should be based primarily on objectively determinable factors both for the Company on its own, as well as in comparison to peer companies. Performance goals include net sales, non-GAAP adjusted operating income and TSR. The Human Capital and Compensation Committee also believes that executive compensation should have a component based additionally, although not primarily, on subjective factors, such as leadership, how well each executive helps the Company achieve its strategic goals, each executive’s ability to attract, retain and develop key talent, and how each executive’s efforts contribute to enhancing the Company’s relationship and status with the investor community. The use of both objective and subjective factors, however, does not prevent the Human Capital and Compensation Committee from adjusting compensation up or down if, after considering all of the relevant circumstances, it believes total compensation can be structured to better serve our stockholders’ interests.
Our executive compensation philosophy has historically reflected a combination of rigorous performance goals and short- and long-term incentive opportunities that are at least equal to the median for comparable positions in our Peer Group.

Semtech Corporation 2026 Proxy Statement | 39

COMPENSATION DISCUSSION AND ANALYSIS
BEST PRACTICES
We also believe that stockholder interests are further served by other executive compensation-related practices that we follow. These practices include:

No Minimum Payouts.	We do not have minimum payment levels under our Executive Bonus Plan or for our performance-based equity awards.
Long-Term Equity Incentives.
All of our equity incentive awards have multi-year vesting and/or performance requirements, with a significant portion of the target value of equity granted to our NEOs having both time- and performance-vesting requirements.

No Material Perks.	We do not provide significant perquisites.
No Tax Gross-Ups.	We do not pay taxes on our executives’ behalf through “gross-up” payments (including excise tax gross-up payments in connection with a change in control transaction).
Executive Change in Control Retention Plan and Executive Employment Agreements Have No Single-Trigger Change in Control Benefits.
Our Executive Change in Control Retention Plan, as well as the change in control severance provisions of our employment agreements with our executive officers, have a double-trigger provision (benefits require both a change in control and termination of employment) rather than a single-trigger provision (under which benefits would be triggered automatically by any change in control).

No Repricing of Stock Options.	We prohibit repricing of “underwater” stock options (stock options where the exercise price is below the then-current market price of our stock) without stockholder approval.
Executives Subject to Stock Ownership Guidelines.
Our executive officers are subject to stock ownership guidelines, under which the executives are expected to acquire and maintain a specified level of equity ownership in the Company. The CEO’s targeted level of ownership is five times his annual base salary, while our other NEOs’ targeted level of ownership is two times their annual base salary.

Equity Award Holding Period Requirements.
Our stock ownership guidelines include equity award holding period requirements. If an executive officer’s level of ownership of Company common stock does not satisfy the targeted level under our stock ownership guidelines, the executive officer is expected to hold at least 50% of the net vested shares acquired upon the exercise, payment or vesting of any Company equity award granted to the executive officer.

Clawback Policy.
The Company maintains a “clawback” policy that provides for reimbursement or cancellation of awards or payments made under our cash and equity incentive plans to the Company’s officers in certain circumstances where the amount of the award or payment was determined based on the achievement of financial results that were subsequently the subject of an accounting restatement due to material noncompliance with applicable securities laws.

Anti-Hedging Policy.
Our Stock Trading Guidelines prohibit our officers and directors from engaging in hedging transactions in relation to the Company’s stock or equity awards (including unvested equity awards) and from using the Company’s stock as collateral for any margin account or other form of credit arrangement.

Anti-Pledging Policy.	Our Stock Trading Guidelines prohibit our officers and directors from pledging any Company stock that they own.
Stockholder Engagement.	We seek annual stockholder feedback on our executive compensation program.
Independent Compensation Consultant.	Our Human Capital and Compensation Committee retains an independent compensation consultant for independent advice and market data.

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COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION DECISION-MAKING PROCESS
Role of the Human Capital and Compensation Committee and Management
All decisions regarding compensation of our executive officers are made by the Human Capital and Compensation Committee. The Human Capital and Compensation Committee provides regular updates to the Board regarding its decisions.
Our CEO provides recommendations to the Human Capital and Compensation Committee regarding the compensation of our executive officers (other than for himself). Our CEO further participates in the executive compensation decision-making process as follows:
•	Presents overall results of the Company’s performance and achievement of historical and go-forward business objectives and goals from management’s perspective;
•	Provides evaluations for other executive officers (including our NEOs, other than himself); and
•	Reviews peer group information and compensation recommendations and provides feedback regarding the potential impact of proposed compensation decisions (other than regarding himself).
Our CFO evaluates the financial implications of the Company’s compensation programs. Other executive officers (including other NEOs) may periodically participate in the compensation process and in Human Capital and Compensation Committee meetings at the invitation of the Human Capital and Compensation Committee to advise on performance and/or activity in areas with respect to which these executive officers have particular knowledge or expertise. None of our NEOs are members of the Human Capital and Compensation Committee or otherwise had any role in determining the compensation of the NEOs.
Role of Committee Advisors
The Human Capital and Compensation Committee may engage the services of outside advisors, experts and others to assist in analysis and decision making. Additionally, the Human Capital and Compensation Committee evaluates our compensation policies and practices in comparison to the published standards, market and peer group norms, and guidelines of third-party proxy advisory services used by many institutional investors. During fiscal year 2026, the Human Capital and Compensation Committee engaged the services of Compensia as an independent executive compensation advisor.
During fiscal year 2026, Compensia provided support on the following matters:
•	the review and analysis of the compensation for our executive officers, including our CEO and the other NEOs;
•	the research, development, and review of our executive compensation peer group;
•	the structure and terms of our Executive Bonus Plan and our equity awards;
•	the determination of payouts under our performance-based equity awards; and
•	advising the Human Capital and Compensation Committee on trends in compensation plans, compensation governance, and relevant regulatory matters.
Compensia did not provide any additional services or products to the Company during fiscal year 2026 beyond the services relating to its support of the Human Capital and Compensation Committee. The Human Capital and Compensation Committee reviewed the services provided by Compensia and considered the factors prescribed by the SEC and Nasdaq to assess the independence of these compensation advisors. Based on its review, the Human Capital and Compensation Committee determined that no conflicts of interest exist between the Company and Compensia and believes that Compensia is independent.
Role of Peer Companies
The Human Capital and Compensation Committee considers various factors and criteria when determining annual salary, target annual cash incentive levels and target annual long-term incentive award values for executives, including compensation practices at selected peer companies and industry survey data provided by our compensation consultant. The applicable group of peer companies is selected annually for use as the comparative pool by the Human Capital and Compensation Committee during the course of the fiscal year. The peer company information assists the Human Capital and Compensation Committee and the Company in identifying and understanding how our competitors and industry-comparable companies compensate their executives, and in determining how the

Semtech Corporation 2026 Proxy Statement | 41

COMPENSATION DISCUSSION AND ANALYSIS
Company’s compensation packages compare to industry and market-competitive amounts. In addition to aiding us with compensation related actions and decisions, this peer company evaluation is also informative in providing compensation information that supports potential recruitment and retention of executives by the Company. Because the peer companies do not universally report data for positions comparable to each of our NEOs, the Human Capital and Compensation Committee also reviewed market data from the Radford Global Technology survey. The Human Capital and Compensation Committee refers to the survey data generally and does not focus on any particular company within the survey (other than the peer companies noted below).
In selecting our fiscal year 2026 peer group companies, the Human Capital and Compensation Committee focused on publicly-traded companies based in the U.S. that are similar to us in terms of industry, general size and business characteristics, and, like us, focus their business on analog and mixed-signal semiconductors and integrated circuits. Because of consolidation in the industry, there are fewer publicly-traded companies in the semiconductor industry based in the U.S. To increase the number of companies that could potentially be considered as peer companies, the Human Capital and Compensation Committee also considered publicly-traded companies based in the U.S. that are similar to us in terms of the other factors noted above, but are in an expanded industry profile that included manufacturers of equipment used to make semiconductors. Additionally, the Human Capital and Compensation Committee generally sought to limit the group of peer companies to those that have annual revenue between 50% and 200% of the Company’s annual revenue and market capitalization between 33% and 300% of the Company’s market capitalization at the time of the peer selection. In November 2024, the Human Capital and Compensation Committee selected the following companies as the peer group of companies for purposes of its fiscal year 2026 executive compensation determinations (collectively, the “Peer Group”):

Allegro MicroSystems, Inc.	Digi International, Inc.	MaxLinear, Inc.
Alpha and Omega Semiconductor Ltd.	Diodes Incorporated	Power Integrations, Inc.
Calix, Inc.	Extreme Networks, Inc.	Silicon Laboratories Inc.
Cirrus Logic, Inc.	Lattice Semiconductor Corporation	Smart Global Holdings, Inc.
Cogent Communications Holdings, Inc.	Lumentum Holdings, Inc.	Synaptics, Incorporated
Credo Technology Group Holding Ltd.	MACOM Technology Solutions Holdings, Inc.	Viavi Solutions, Inc.

Compared with the fiscal year 2025 peer group and to more closely align the group with the criteria listed above, ADTRAN Holdings, Inc. was removed and, because it was acquired during fiscal year 2026, Infinera Corporation was also removed.
COMPONENTS OF OUR FISCAL YEAR 2026 EXECUTIVE COMPENSATION PROGRAM
Annual Salary
Annual salaries are intended to provide a base level of compensation to executive officers for serving as the senior management of the Company and are paid to our executives in recognition of the skills, experience and day-to-day contributions the executive makes to the Company. Salaries for our NEOs are generally reviewed by the Human Capital and Compensation Committee on an annual basis. Each review does not necessarily result in an adjustment. However, as deemed appropriate at any time to help ensure ongoing market competitiveness in annual salary as an element of total compensation, the Human Capital and Compensation Committee may elect to provide for adjustments in annual salary. In setting base salary levels for our NEOs, the Human Capital and Compensation Committee considers the factors noted above under “Core Components of Compensation and Compensation Levels” and prior changes to the executive’s compensation. For newly-hired executives, the Human Capital and Compensation Committee also considers the executive’s compensation history and the compensation required to attract the executive to the Company. There is no specific weighting applied to any of these factors in setting annual salaries and the process ultimately relies on the subjective exercise of the Human Capital and Compensation Committee’s judgment.

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COMPENSATION DISCUSSION AND ANALYSIS
In March 2025, the Human Capital and Compensation Committee approved increases in the base salaries for our NEOs during fiscal year 2026 as detailed below (except for Mr. Green, as his salary level was effective when he joined the Company in February 2025), in each case effective March 17, 2025:

Named Executive Officer	FY25 Annual Salary	FY26 Annual Salary
Dr. Hou	$650,000	$700,050
Mr. Lin	$420,000	$462,000
Mr. Silberstein	$455,000	$500,500
Mr. Green	N/A	$450,000
Mr. Wilson	$375,000	$405,000
Mr. Rayabhari	$400,000	$420,000

The Human Capital and Compensation Committee approved these increases to better align the NEOs’ salary levels with competitive salary levels for similar positions at the Peer Group companies.
Executive Bonus Plan
Annual cash incentive awards are designed to motivate executive officers to achieve certain strategic, operational, and financial goals which can be evaluated on an annual basis. Annual cash incentive goal setting is done as part of the annual fiscal year business planning activity of the Company. Company financial and strategic goals are established each fiscal year by an interactive process between the Board and management. The end result of this annual business planning process is the Company’s fiscal year Annual Business Plan (“ABP”).
As part of the process used by the Human Capital and Compensation Committee when reviewing the fiscal year ABP approved by the Board, it also examines the related goals established for individual business units and corporate functions that will be used to determine part of an NEO’s annual cash incentive opportunity. The Human Capital and Compensation Committee also reviews the fiscal year ABP in light of available business intelligence, market forecasts, and projections. The Human Capital and Compensation Committee’s philosophy in setting all compensation-related targets is that at the time they are set they are believed to be aggressive but achievable.
Each executive has a target annual cash incentive potential that is set as a percentage of annual base salary. That target annual cash incentive is set by the Human Capital and Compensation Committee for each executive officer position after considering the factors noted above under “Core Components of Compensation and Compensation Levels” and the target annual cash incentive levels of comparable positions among our Peer Group. There is no specific weighting applied to any of these factors in setting the target annual cash incentive levels and the process ultimately relies on the subjective exercise of the Human Capital and Compensation Committee’s judgment.
As noted above, the Human Capital and Compensation Committee sets what it believes to be aggressive annual business plan goals for the cash incentive plan. Consistent with this approach, annual cash incentives for our NEOs generally paid out at or below targeted levels for fiscal years 2023 and 2025, and there were no payouts for fiscal year 2024. As described below, the annual cash incentives for our NEOs paid out at approximately target levels for fiscal year 2026, which we believe reflects the Company’s strong performance for that year.
Fiscal Year 2026 Executive Bonus Plan
Our NEOs participated in the fiscal year 2026 annual cash incentive program (referred to herein as the “Executive Bonus Plan”). The Executive Bonus Plan provided each executive with an opportunity to earn an incentive based on the Company’s performance for the fiscal year in relation to certain pre-established annual financial goals.

Semtech Corporation 2026 Proxy Statement | 43

COMPENSATION DISCUSSION AND ANALYSIS
For fiscal year 2026, the target annual cash incentive potential (expressed as a percentage of base salary) for each of our NEOs was as follows:

Named Executive Officer	Target Annual Cash Incentive as Percentage of Base Salary
Dr. Hou	125%
Mr. Lin	80%
Mr. Silberstein	80%
Mr. Green	80%
Mr. Wilson	80%
Mr. Rayabhari	80%

For Dr. Hou and Mr. Lin these target incentives for fiscal year 2026 were increased over their fiscal year 2025 levels to better align with competitive target incentive levels for similar positions at the Peer Group companies. For each of the other NEOs, their target incentive for fiscal year 2026 was the same (expressed as a percentage of base salary) as their fiscal year 2025 target incentive (except for Mr. Green whose target incentive was established in connection with his joining the Company in February 2025).
The Executive Bonus Plan consists of three components: a corporate performance component tied to the financial performance of the Company as a whole, a component tied to the financial performance of the participant’s business unit or function, and an individual performance component. Given the breadth of their responsibilities, the fiscal year 2026 annual incentive opportunity for Dr. Hou and Mr. Silberstein was weighted 75% corporate performance and 25% individual performance, and they did not participate in the business unit/function performance component. The fiscal year 2026 annual incentive for the other NEOs was weighted 50% corporate performance, 25% business unit/function performance, and 25% individual performance.
For fiscal year 2026 the Human Capital and Compensation Committee determined that corporate financial performance for purposes of the Executive Bonus Plan would be based on 50% on net sales and 50% non-GAAP adjusted operating income. The Human Capital and Compensation Committee included non-GAAP adjusted operating income as a performance measure in the executive compensation program because it believes non-GAAP adjusted operating income is currently the best measure of the Company’s core operating performance, as it reflects the essential results of ongoing base business functions and results without the impact (positive or negative) of extraordinary and non-operational matters. The Human Capital and Compensation Committee further believes that non-GAAP adjusted operating income focuses performance on the parallel objectives of increasing revenue and controlling operating expenses. The Human Capital and Compensation Committee includes net sales as a performance measure in the executive compensation program to focus executives on revenue growth which is important over the long-term to grow stockholder value. The Human Capital and Compensation Committee also retains broad discretion to adjust (up or down, including withholding entirely) part or all of a proposed annual cash incentive payment and to provide that part or all of any annual cash incentive payment be made in the form of equity or equity-based awards. The target set for fiscal year 2026 non-GAAP adjusted operating income was $200 million, which was approximately 34% higher than our non-GAAP adjusted operating income achieved for fiscal year 2025 as taken into account in determining fiscal year 2025

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COMPENSATION DISCUSSION AND ANALYSIS
bonuses for the NEOs. The Human Capital and Compensation Committee also established a scoring matrix to determine the percentage of the NEO’s annual target incentive that would be payable based on actual fiscal year 2026 non-GAAP adjusted operating income performance against the fiscal year 2026 target of $200 million as follows (with no pro-rated payout for performance between the levels indicated in the table):

Non-GAAP Adjusted Operating Income as a Percentage of the Target	Payout Percentage
Below 50% of the target	0%
50% of the target	25%
60% of the target	50%
70% of the target	70%
80% of the target	85%
90% of the target	95%
100% of the target	100%
110% of the target	115%
120% of the target	140%
130% of the target	170%
150% of the target or above	200%

For fiscal year 2026, the non-GAAP adjusted operating income achieved was $201.1 million, resulting in a 100% payout for this portion of the Executive Bonus Plan.
The target set for fiscal year 2026 net sales was $1,028.9 million, which was approximately 13% higher than our net sales achieved for fiscal year 2025 as taken into account in determining fiscal year 2025 bonuses for the NEOs. The Human Capital and Compensation Committee also established a scoring matrix to determine the percentage of the NEO’s target annual incentive that would be payable based on actual fiscal year 2026 net sales performance against the fiscal year 2026 target of $1,028.9 million as follows (with no pro-rated payout for performance between the levels indicated in the table):

Net Sales as a Percentage of the Target	Payout Percentage
Below 80% of the target	0%
80% of the target	25%
85% of the target	60%
90% of the target	85%
95% of the target	95%
100% of the target	100%
105% of the target	110%
110% of the target	130%
115% of the target	150%
120% of the target	175%
125% of the target or above	200%

For fiscal year 2026, the net sales achieved was $1,050 million, resulting in a 100% payout for this portion of the Executive Bonus Plan. Accordingly, the payout percentage for the corporate financial performance component of the Executive Bonus Plan for fiscal year 2026 was 100%.

Semtech Corporation 2026 Proxy Statement | 45

COMPENSATION DISCUSSION AND ANALYSIS
As noted above, the corporate financial performance component was weighted 75% for Dr. Hou and Mr. Silberstein and 50% for the other NEOs. For Messrs. Lin, Green, Wilson and Rayabhari, 25% of their fiscal year 2026 bonus opportunity was allocated to the performance of their particular business unit/function. Messrs. Lin, Green and Wilson were each awarded 100% of their target incentive allocated to this component based on the performance of the finance, commercial team and quality functions, respectively. Messrs. Lin, Green and Wilson’s functional performance was based 12.5% on managing the operating expense of their function against the ABP target and 12.5% on the attainment of strategic functional goals. Mr. Lin’s strategic functional goals focused on strengthening our balance sheet. Mr. Green’s strategic goals focused on demand generation, multiple transformation initiatives to optimize our go-to-market efficiency and performance, and increasing customer intimacy – including creating an executive sponsor program for our top accounts. Mr. Wilson’s strategic goals focused on the proliferation of AI, compliance enhancements and risk reduction. Mr. Rayabhari was awarded 123% of the target incentive allocated to this component based on the revenue and contribution margin of the analog, mixed signal, and wireless products business unit during the year against the ABP target.
The Human Capital and Compensation Committee also evaluated the performance of each NEO during fiscal year 2026 and determined that, for purposes of the 25% allocated to the individual performance component, each NEO would be awarded 100% based on the Company’s overall performance in fiscal year 2026 (as outlined above), the teamwork demonstrated by the NEOs in achieving those goals, and the other individual factors noted below. The committee’s assessment of individual performance included the NEOs’ contributions during fiscal year 2026 to the Company’s results, strategic vision and portfolio optimization, implementation of AI to improve efficiency and productivity, improving customer intimacy and demand generation, strengthening our balance sheet, stockholder value creation, and executive leadership.
The following chart shows the actual short term incentives payable to our NEOs under the Executive Bonus Plan for fiscal year 2026:

Named Executive Officer	Annual Base Salary at Fiscal Year End	Target Annual Cash Incentive as a Percent of Base Salary	Executive Bonus Plan Payout Percentage	Actual Short-Term Incentive For Fiscal Year 2026
Dr. Hou	$700,050	125%	100%	$875,063
Mr. Lin	$462,000	80%	100%	$369,600
Mr. Silberstein	$500,500	80%	100%	$400,400
Mr. Green	$450,000	80%	100%	$360,000
Mr. Wilson	$405,000	80%	100%	$324,000
Mr. Rayabhari	$420,000	80%	106%	$354,900

In approving these awards, the Human Capital and Compensation Committee also determined that each NEO’s annual incentive would be awarded 80% in cash and 20% in the form of fully vested shares of our common stock in order to further align the NEOs’ interests with those of our stockholders. The number of shares awarded was determined by dividing the dollar amount of the portion of the annual incentive to be paid in shares (20% of the total amount shown in the “Actual Short-Term Incentive for Fiscal Year 2026” column above) by the volume-weighted average of the closing prices for a share of our common stock (in regular trading) on The Nasdaq Stock Market over a period of 30 consecutive trading days ending on April 2, 2026, and the shares were issued promptly following that date.
Equity Incentive Awards
The Human Capital and Compensation Committee believes that equity incentive awards serve to align the interests of executives with those of the Company’s stockholders, complement annual cash incentives by motivating executives to create and sustain value in the Company, and encourage our executives to avoid taking excessive risks that might have a significant short term or prolonged negative impact on our stock price.
In granting equity awards, the Human Capital and Compensation Committee considers the factors noted above under “Core Components of Compensation and Compensation Levels” and the value of such awards in comparison to awards to comparable executives within our Peer Group. There is no specific weighting applied to any of these factors and the process ultimately relies on the Human Capital and Compensation Committee’s judgment.

46 | Semtech Corporation 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Our equity incentive awards are subject to multi-year vesting. The equity awards granted to our Named Executive Officers generally vest over three years. This multi-year element serves as a significant “holding period” in terms of requiring the executive to retain the underlying equity interest until some future date following the grant date of the award. The Human Capital and Compensation Committee believes that the inclusion of this vesting period component further aligns the long-term interests of the executive with the long-term interests of the Company’s stockholders and functions as a retention incentive for the executive.
We generally grant equity awards to our executives in the form of restricted stock units. Each restricted stock unit represents a contingent right to receive one share of our common stock. The Human Capital and Compensation Committee believes that grants of restricted stock units are particularly useful to motivate executives to avoid undue risk and to align their interests with those of our stockholders, since our grants of restricted stock unit awards have intrinsic economic value which correlates directly to our stock price. Thus, the value of a restricted stock unit award can go up or down depending on the changes to our stock price over time. While restricted stock unit awards will always have some intrinsic value as long as our stock remains marketable, we believe our executives are motivated to seek to increase the intrinsic value through Company performance that is reflected in favorable and sustainable increases in our stock price. We also believe that actions or business decisions carrying risks that might reduce our stock price are discouraged by the correlation between the intrinsic value of these awards and the growth of our stock price.
The equity award vehicles used in fiscal year 2026 for the Named Executive Officers were:
•	time-based restricted stock unit awards that generally vest over three years (“Time-Based Units”); and
•
restricted stock units that vest based on our net sales and non-GAAP adjusted operating income over fiscal years 2026, 2027 and 2028, as well as a modifier based on our relative TSR over a three-year performance period (“Performance-Based Units,” also referred to in this proxy statement as (“Financial Metric/TSR hybrid PSUs”).

As noted above, the Human Capital and Compensation Committee believed that this mix of awards was consistent with our performance-based philosophy as a substantial portion of each NEO’s total annual equity awards was performance-based. In March 2025, the Human Capital and Compensation Committee approved grants of Time-Based Units and Performance-Based Units to each of our NEOs (with the grant date value of the awards approximately balanced between the two types of awards).
The number of shares covered by the awards granted to our NEOs, and the target grant value of each award as determined by the Human Capital and Compensation Committee is set forth in the table below (with PSUs shown at the target number of units).

Executive	Time-Based Units	Performance-Based Units (Target)	Time- Based Units (Target Grant Value)(1)	Performance-Based Units (Target Grant Value)(1)
Dr. Hou	97,550	97,550	$4,500,000	$4,500,000
Mr. Lin	28,181	28,181	$1,300,000	$1,300,000
Mr. Silberstein	29,265	29,265	$1,350,000	$1,350,000
Mr. Green(2)	30,129	43,355	$2,000,000	$2,000,000
Mr. Wilson	16,800	16,800	$775,000	$775,000
Mr. Rayabhari	21,677	21,677	$1,000,000	$1,000,000

(1)
The Human Capital and Compensation Committee provided that the number of units (or target number of units) subject to each award would be determined by dividing the applicable target grant value approved by the Human Capital and Compensation Committee by the volume-weighted average of the closing prices for a share of our common stock (in regular trading) on The Nasdaq Stock Market over a period of 30 consecutive trading days preceding the grant date. Accordingly, the target grant values presented in this table will generally differ from the grant date fair values (as determined for accounting purposes) of these awards presented in the executive compensation tables below. The grant date fair value of each award as determined for accounting purposes is disclosed in the Grants of Plan-Based Awards – Fiscal Year 2026 table below.

(2)
Mr. Green’s award of Time-Based Units was granted upon his commencing employment with the Company on February 3, 2025. Accordingly, the 30 trading-day average stock price used to convert the dollar amount of his Time-Based Units to RSUs is different from the price used for the other awards shown in the table.

Semtech Corporation 2026 Proxy Statement | 47

COMPENSATION DISCUSSION AND ANALYSIS
The value of Dr. Hou’s equity awards for fiscal year 2026 was increased over his fiscal year 2025 level to better align with competitive target incentive levels for similar positions at the Peer Group companies. For each of the other NEOs, their equity award values for fiscal year 2026 were similar to their fiscal year 2025 awards (except for Mr. Green whose award values were established on his joining the Company in February 2025).
Time-Based Restricted Stock Unit Awards
Time-Based Units granted to our NEOs in fiscal year 2026 generally vest over three years from the date of grant, with one-third of the award vesting approximately one year after the grant date and the balance vesting in eight quarterly installments over the two-year period thereafter.
Performance-Based Restricted Stock Units
The Performance-Based Units granted to the NEOs in fiscal year 2026 are Financial Metric/TSR hybrid PSUs eligible to vest based on the Company’s net sales and non-GAAP adjusted operating income for each of fiscal years 2026, 2027 and 2028 (as well as the executive’s continued employment with the Company), with one-third of the target number of PSUs for the award allocated to fiscal year 2026, two-thirds of the target number of PSUs for the award allocated to fiscal year 2027, and 100% of the target number of PSUs for the award allocated to fiscal year 2028 (and with the number of PSUs that would vest for fiscal years 2027 and 2028 to be reduced by any PSUs that vested for a prior fiscal year). The percentage of the target number of PSUs that vest for each performance period is determined 50% based on the Company’s net sales for that period and 50% based on the Company’s non-GAAP adjusted operating income for that period. In no event will an award vest more than 200% of the target number of PSUs subject to the award (with interim limits such that no more than one-third of the total target number of PSUs subject to award may vest for fiscal year 2026 and no more than two-thirds of the total target number of PSUs subject to the award may vest for fiscal years 2026 and 2027 in the aggregate).
In addition, the Human Capital and Compensation Committee determined that the vesting percentage for the portion of the award allocated to fiscal year 2028 would be subject to a “TSR Multiplier” based on the Company’s total stockholder return (“TSR”) for the three-year period covered by the award (consisting of fiscal years 2026, 2027 and 2028) relative to the TSRs for the companies that are in the Russell 3000 Index on the first day of that period and remain publicly traded companies through the last day of the performance period (except that, if a company in the index on the first day of the performance period ceases to be a public company due to its bankruptcy or insolvency during the performance period the company will be included at the lowest TSR level) (the “Relative TSR Ranking”). For these purposes, TSR is calculated based on the average closing prices over the 30-trading-day period at the beginning of the performance period and the 30-trading day period ending with the last trading day of the performance period, and assuming that dividends paid during the performance period are reinvested as of the payment date. The TSR Multiplier is determined based on the Relative TSR Ranking for the three-year performance period and is applied to the target number of shares allocated to the fiscal year 2028 period. If the Company’s Relative TSR Ranking for the three-year period is at the 25th percentile or lower, the TSR Multiplier would be 75%, and if the Company’s Relative TSR Ranking for the three-year period is at the 75th percentile or higher, the TSR Multiplier would be 125%. If the Company’s Relative TSR Ranking for the three-year period is between the 25th percentile and the 75th percentile, the TSR Multiplier would be determined by linear interpolation for performance between 75% and 125%. However, in no event will an award vest more than 200% of the target number of PSUs subject to the award.
When it approved these grants in March 2025, the Human Capital and Compensation Committee provided that the vesting percentage for the Financial Metric/TSR hybrid PSUs allocated to the fiscal year 2026 performance period would be determined in accordance with the following table (with the percentage determined by linear interpolation for performance between the levels indicated in the table):

Net Sales for the FY26 Performance Period (in millions) (50%)	Non-GAAP Adjusted Operating Income for the FY26 Performance Period (in millions) (50%)	Vesting Percentage
Less than $823.12	Less than $160.0	0%
$823.12	$160.0	60%
$1,028.9	$200.0	100%
$1,543.35 or more	$300.0 or more	160%

For purposes of these awards, the Company’s net sales for fiscal year 2026 was $1,050.0 million and the Company’s Non-GAAP adjusted operating income for fiscal year 2026 was $201.1 million. Accordingly, in March 2026 the Human Capital and Compensation Committee

48 | Semtech Corporation 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
determined that each of the NEOs’ awards of Financial Metric/TSR hybrid PSUs granted in fiscal year 2026 vested as to 100.0% of the total target number of PSUs subject to the award that were allocated to the fiscal year 2026 performance period (applying the cap described above on the number of PSUs that may vest for the first fiscal year of the award).
Vesting of Fiscal Year 2025 Performance-Based Awards
In fiscal year 2025, we granted Financial Metric/TSR hybrid PSUs to each of our NEOs (other than Mr. Green as he was not employed with the Company at the time) with a structure similar to the Financial Metric/TSR hybrid PSUs we granted to the NEOs in fiscal year 2026 as described above (with vesting being based on the Company’s net sales and non-GAAP adjusted operating income for each of fiscal years 2025, 2026 and 2027 and including the TSR Multiplier to be applied to the portion of the award allocated to fiscal year 2027 performance). When it approved these grants in June 2024, the Human Capital and Compensation Committee provided that the vesting percentage for the Financial Metric/TSR hybrid PSUs allocated to the fiscal year 2026 performance period would be determined in accordance with the following table (with the percentage determined by linear interpolation for performance between the levels indicated in the table):

Net Sales for the FY26 Performance Period (in millions) (50%)	Non-GAAP Adjusted Operating Income for the FY26 Performance Period (in millions) (50%)	Vesting Percentage
Less than $810.9	Less than $124.7	0%
$810.9	$124.7	60%
$954.0	$166.3	100%
$1,097.0 or more	$207.9 or more	160%

For purposes of these awards, the Company’s net sales for fiscal year 2026 was $1,050.0 million and the Company’s Non-GAAP adjusted operating income for fiscal year 2026 was $201.1 million. Accordingly, in March 2026 the Human Capital and Compensation Committee determined that each of the NEOs’ awards of Financial Metric/TSR hybrid PSUs granted in fiscal year 2025 vested as to 105.43% of the total target number of PSUs subject to the award that were allocated to the fiscal year 2026 performance period (applying the cap described above on the number of PSUs that may vest for the first two fiscal years of the award).
Vesting of Fiscal Year 2024 Performance-Based Awards
Fiscal 2024 Financial Metric PSUs. In fiscal year 2024, we granted PSUs to each of our NEOs (other than Dr. Hou and Mr. Green as they were not employed with the Company at the time) that are eligible to vest based on the Company’s net sales and non-GAAP adjusted operating income for each of fiscal years 2024, 2025 and 2026 (“Financial Metric PSUs”). One-third of the target number of units is allocated to each of the three fiscal years covered by the award, with one-half of the target units for each fiscal year being allocated to each of the two performance metrics. Between 0% and 200% of the target number of units allocated to each metric for each fiscal year is eligible to vest based on our performance during that fiscal year. However, for the fiscal year 2025 and 2026 performance periods, the vesting percentage for a particular metric (net sales or non-GAAP adjusted operating income) will be 0% for that metric for that fiscal year if the Company’s actual performance level for that metric in that fiscal year does not exceed the Company’s actual performance level for that metric in the immediately preceding fiscal year.

Semtech Corporation 2026 Proxy Statement | 49

COMPENSATION DISCUSSION AND ANALYSIS
The Financial Metric PSUs granted in fiscal year 2024 and allocated to the fiscal year 2026 performance period for each metric were eligible to vest as follows (other than in the case of the award for Mr. Lin, discussed below):

If the Company’s Actual Net Sales or Non-GAAP Adjusted Operating Income Performance for Fiscal Year 2026 (as a Percentage of the Applicable Target Stated Below for that Performance Period) is:	The Vesting Percentage for the Portion of the Award Corresponding to that Financial Metric is:
Below 80% of the target	0%
80% of the target	60%
85% of the target	70%
90% of the target	80%
95% of the target	90%
100% of the target	100%
105% of the target	105%
110% of the target	110%
115% of the target	115%
120% of the target	125%
125% of the target	130%
130% of the target	135%
135% of the target	140%
140% of the target	145%
145% of the target	150%
150% of the target	155%
Above 150% of the target	200%

For purposes of these Financial Metric PSUs awarded to the NEOs (other than Mr. Lin), the target level of net sales for fiscal year 2026 was $1,852.0 million and the target level of non-GAAP adjusted operating income was $482.6 million.
In the employment agreement negotiations with Mr. Lin during fiscal year 2024, the Human Capital and Compensation Committee agreed that it would reconsider the financial metric levels used in granting their Financial Metric PSUs as Mr. Lin had not been employed with the Company for the first portion of the fiscal year (when the Financial Metric PSUs were awarded to the other NEOs) and the Human Capital and Compensation Committee wanted to set goals for the award for Mr. Lin that would be more reflective of expectations once Mr. Lin had joined the Company.
The Financial Metric PSUs awarded to Mr. Lin in fiscal year 2024 that are allocated to the fiscal year 2026 performance period are eligible to vest as follows:

If the Company’s Actual Net Sales for Fiscal Year 2026 (in millions) is:	If the Company’s Actual Non-GAAP Adjusted Operating Income for Fiscal Year 2026 (in millions) is:	The Vesting Percentage for the Portion of the Award Corresponding to that Financial Metric is:
Less than $900.0	Less than $143.2	0%
$900.0	$143.2	60%
$1,000.0	$179.0	100%
Equal to or Greater than $1,250.0	Equal to or Greater than $268.5	200%

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COMPENSATION DISCUSSION AND ANALYSIS
If actual performance falls between two levels in the applicable table above, the vesting percentage for that metric will be determined using straight line interpolation between those levels.
In March 2026, the Human Capital and Compensation Committee determined that the Company’s net sales for fiscal year 2026 was $1,050.0 million, and the Company non-GAAP adjusted operating income for fiscal year 2026 was $201.1 million. Accordingly, based on the charts above, the fiscal year 2026 vesting percentage for each of the Financial Metric PSUs granted to the NEOs in fiscal year 2024 (other than Mr. Lin) was 0%, and the fiscal year 2026 vesting percentage for the Financial Metric PSUs granted to Mr. Lin in fiscal year 2024 was 122.31%.
Relative TSR PSUs. In fiscal year 2024, we granted restricted stock units to our NEOs that vest based on our TSR percentile rank against a comparison group of companies over 1-, 2- and 3-year performance periods (“Relative TSR PSUs”). A target number of the Relative TSR PSUs is covered by each award, with one-third of the target number of units allocated to each of the three performance periods covered by the award (for example, the first period for the fiscal year 2024 award consists of our 2024 fiscal year, the second period consists of our 2024 and 2025 fiscal years, and the third period consists of our 2024, 2025 and 2026 fiscal years). Between 0% and 200% of the target number of units allocated to each of those periods is eligible to vest based on our relative TSR performance through the end of that period determined as follows:

TSR Percentile Rank	Award Multiplier
75th or greater	200%
50th	100%
25th	50%
Less than 25th	0%

The TSR Percentile Rank for a performance period is the percentile ranking of our TSR for that performance period as compared to the TSRs achieved by the companies comprising the Comparison Group for that performance period. The “Comparison Group” means each of the companies included in the Russell 3000 Index as of the first day of the performance period that remains a publicly traded company through the last day of the performance period, with any company included in the applicable index as of the first day of the performance period that does not remain a publicly traded company through the last day of the performance period as a result of such company’s bankruptcy, insolvency or liquidation included but its TSR for that performance period is deemed to be -100%. For these purposes, TSR for both the Company and the Comparison Group companies is calculated based on the average closing prices over the 30-trading-day period preceding the performance period and the 30-trading day period ending with the last day of the performance period and assuming in each case that all dividends issued over the performance period are reinvested as of the payment date. The Award Multiplier for a performance period determined based on the TSR Percentile Rank for that performance period is applied to the target number of shares allocated to the applicable performance period. If the TSR Percentile Rank falls between two levels in the table above, the Award Multiplier will be determined using straight line interpolation between those levels. In addition, if the Company’s TSR for a particular performance period is negative, the Award Multiplier for that performance period is capped at 100%.
The third performance period for the fiscal year 2024 Relative TSR PSUs consisted of our 2024, 2025 and 2026 fiscal years. In March 2026, the Human Capital and Compensation Committee determined that the vesting percentage for this portion of the fiscal year 2024 awards was 200% as illustrated in the table below.

Year of Grant	Measurement Period	% of Target Award Tied to Period	Semtech TSR	TSR Percentile Rank	Award Multiplier (% of Target Units Vesting)
Fiscal Year 2024	3 Years Ending FY25	33-1/3%	152.59%	89th	200%

Fiscal Year 2027 Annual Equity Incentive Awards
Our annual equity incentive awards granted to our executive officers in fiscal year 2027 again consist of a mix of Time-Based Units and Performance-Based Units, each weighted approximately 50% of the total annual equity incentive award opportunity. Performance-Based Units awarded in fiscal year 2027 now include three distinct performance metrics (which may produce a vesting level between 0% and 200% of the “target” number of shares subject to the award): (1) our relative TSR performance over one, two and three year measurement

Semtech Corporation 2026 Proxy Statement | 51

COMPENSATION DISCUSSION AND ANALYSIS
periods for fiscal years 2027, 2028 and 2029 (weighted 50% of the total PSU award); and (2) our year-over-year net sales growth and our year-over-year non-GAAP adjusted operating income growth (each weighted 25%) measured for fiscal years 2027, 2028 and 2029 (in each case, individual fiscal years weighted equally). Our relative TSR for a performance measurement period must reach the 52nd percentile of the comparison group in order for the “target” portion of the award corresponding to that metric and measurement period to be eligible to vest. Additionally, vesting for that portion of the award will be capped at the “target” level if our absolute TSR for that measurement period is negative. In addition, any portion of the PSUs corresponding to a particular performance measurement period that is not eligible to vest based on actual performance for that measurement period is forfeit and cannot be earned back in a later measurement period.
Other Compensation
Perquisites and Benefits
The Company provides our NEOs with certain benefits on the same terms made available to our other employees generally, including participation in our 401(k) retirement plan, health care plans, life insurance plans, and other welfare benefit programs.
During fiscal year 2026, to help foster the continued health and productivity of our senior leadership team, the Company also provided our NEOs with supplemental executive health and wellness coverage. This program is designed to complement our primary medical plan by providing reimbursement for certain out-of-pocket healthcare expenses as well as access to comprehensive annual executive physicals. We believe this benefit is a cost-effective way to support the long-term wellbeing of our key talent and is consistent with the competitive practices.
In addition to the standard benefits offered to all of our employees generally, our U.S.-based executives and other employees who are specifically approved by the Human Capital and Compensation Committee are eligible to participate in our Executive Nonqualified Excess Plan, as amended and restated (our “Deferred Compensation Plan”), which allows our executives to elect to defer annual salary and/or annual cash incentive income. The Deferred Compensation Plan is unfunded and unsecured; however, the Company maintains life insurance policies on the lives of certain current and former participants in the plan, the benefit and accrued value of which is intended to cover a majority of the plan’s accrued liability. From time to time, the Company may match certain employee contributions to the Deferred Compensation Plan. The matching formula is generally a dollar-for-dollar match basis, up to the first 10% of employee base salary contributions for our Senior Vice President and more senior officers, up to the first 8% of employee base salary contributions for participants at the Vice President level, and up to the first 5% of employee base salary contributions for all other participants. The Human Capital and Compensation Committee believes that providing the NEOs with this deferred compensation opportunity is a cost-effective way to permit the executives to receive the tax benefits associated with delaying income tax on the compensation deferred, even though the related deduction for the Company is also deferred. However, after a review of recent Peer Group company practices, the Human Capital and Compensation Committee determined that, effective December 31, 2025, no further matching contributions will be made by the Company to the Deferred Compensation Plan. For more information on our Deferred Compensation Plan, please see “Nonqualified Deferred Compensation Plan-Fiscal Year 2026” in this Proxy Statement.
Employment Agreements and Change in Control Benefits
The Human Capital and Compensation Committee believes that providing employment agreements and/or severance protections to our executive officers is appropriate in certain cases to induce a new executive to join the Company or to help to ensure the day-to-day stability and focus of our management team.
The Human Capital and Compensation Committee evaluates the level of severance benefits, if any, to be provided to other NEOs on a case-by-case basis taking into account severance benefit levels provided to executives holding similar positions at the Peer Group companies.
Severance benefits for a termination of an executive’s employment by the Company without cause, or by the executive for good reason, in connection with a change in control of the Company are provided for under the Semtech Corporation Executive Change in Control Retention Plan (the “CIC Plan”). For a description of the CIC Plan, see the “Potential Payments on Termination or Change in Control” section below.

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COMPENSATION DISCUSSION AND ANALYSIS
Other Compensation Policies
Stock Ownership Guidelines and Equity Award Holding Period Requirements
To further our objective of aligning the interests of management with those of our stockholders, the Company maintains stock ownership guidelines for our executive officers. Under these guidelines, each of our executive officers is to maintain a level of equity ownership of the Company (which may include shares of the Company’s stock owned by the executive, by the executive’s spouse or minor children residing with the executive, or in a trust for estate or tax planning purposes that is revocable by the executive or the executive’s spouse, restricted stock, and restricted stock units) that has a value equal to two times (five times in the case of the CEO) the annual base salary of such executive officer. Our stock ownership guidelines also include equity award holding period requirements such that if an executive officer’s level of ownership of Company common stock does not satisfy the targeted level under our stock ownership guidelines, the executive officer is expected to hold at least 50% of the net vested shares acquired upon the exercise, payment or vesting of any Company equity award granted to the executive officer after August 17, 2016. For this purpose, the “net vested shares” generally means the number of shares acquired pursuant to the award less the number of any shares sold or withheld to pay the exercise price of the award (in the case of stock options) or any applicable tax withholding obligations in connection with the exercise, payment or vesting of the award.
Section 162(m) Considerations
Federal income tax law (specifically, Section 162(m) of the U.S. Internal Revenue Code) generally prohibits a publicly-held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the Company’s Human Capital and Compensation Committee under a plan approved by the Company’s stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit.
As one of the factors in its consideration of compensation matters, the Human Capital and Compensation Committee notes this deductibility limitation. However, the Human Capital and Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and its stockholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible.
Clawback Policy
In accordance with SEC and Nasdaq requirements, the Human Capital and Compensation Committee has adopted an executive compensation recovery policy regarding the adjustment or recovery of certain incentive awards or payments made to current or former executive officers in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. In general, the policy provides that, unless an exception applies, we will seek to recover compensation that is awarded to an executive officer based on the Company’s attainment of a financial metric during the three-year period prior to the fiscal year in which the restatement occurs, to the extent such compensation exceeds the amount that would have been awarded based on the restated financial results.

Semtech Corporation 2026 Proxy Statement | 53

HUMAN CAPITAL AND COMPENSATION COMMITTEE REPORT
The Human Capital and Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based on this review and our discussions, the Human Capital and Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis section be included in this Proxy Statement, portions of which are incorporated by reference in the Company’s Annual Report on Form 10-K for fiscal year 2026.
Respectfully submitted by the Human Capital and Compensation Committee

Martin S.J. Burvill, Chair	Gregory M. Fischer	Saar Gillai	Ye Jane Li	Paula LuPriore

This Human Capital and Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates the Human Capital and Compensation Committee Report by reference therein.

54 | Semtech Corporation 2026 Proxy Statement

HUMAN CAPITAL AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Human Capital and Compensation Committee members whose names appear on the Human Capital and Compensation Committee Report above comprised the Human Capital and Compensation Committee during fiscal year 2026. No director who served on our Human Capital and Compensation Committee at any time during fiscal year 2026 was an executive officer or employee of the Company, and no member of the Human Capital and Compensation Committee had any relationship requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of our executive officers now serve, or served during fiscal year 2026, as a director or a member of a compensation committee (or other committee performing an equivalent function) of another entity that had one of its executive officers serving on our Board or Human Capital and Compensation Committee during fiscal year 2026 or currently.

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EXECUTIVE COMPENSATION
The following table presents information regarding compensation of our NEOs for service during fiscal years 2024-2026.
SUMMARY COMPENSATION TABLE – FISCAL YEARS 2024-2026

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Hong Q. Hou(4)(5) President and Chief Executive Officer	2026	692,350	—	6,582,343	—	875,063	27,494	8,177,250
	2025	405,000	350,000	5,256,971	—	370,500	377,083	6,759,554
Mark Lin Executive Vice President and Chief Financial Officer	2026	455,539	—	1,901,554	—	369,600	67,896	2,794,589
	2025	420,000	—	2,937,733	—	179,556	10,056	3,547,345
	2024	129,231	200,000	1,940,754	—	—	—	2,269,985
Asaf Silberstein Executive Vice President and Chief Operating Officer	2026	493,500	—	1,974,705	—	400,400	71,327	2,939,932
	2025	413,000	—	2,862,280	—	208,160	9,925	3,493,366
	2024	450,635	—	2,269,521	—	—	33,332	2,753,488
Jason Green(4)(6) Executive Vice President and Chief Commercial Officer	2026	432,692	100,000	3,435,764	—	360,000	56,666	4,385,122
J. Michael Wilson Chief Quality Officer and Chief Technology Officer	2026	400,385	—	1,133,608	—	324,000	57,856	1,915,849
	2025	87,539	—	1,994,486	—	169,617	4,460	2,256,102
	2024	362,462	—	1,890,314	—	—	27,635	2,280,411
Madhusudhan Rayabhari(4) Senior Vice President and General Manager, Analog Mixed Signal and Wireless	2026	416,923	—	1,462,686	—	354,900	20,397	2,254,906
	2025	396,154	—	2,688,140	—	187,736	3,700	3,275,732

(1)
The amounts and values noted do not necessarily correspond to any actual value that will be realized by a recipient. The stock award and option award amounts reflected in the table, and the grant-date values noted below, are computed in accordance with FASB ASC Topic 718 for the stock and option awards granted to the NEOs in the corresponding fiscal year based on the assumptions set forth in Note 10 to the financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC on March 23, 2026 and on the assumptions in similar footnotes to the financial statements included in the Company’s Annual Reports on Form 10-K filed in prior years.

For the Financial Metric PSUs granted during fiscal years 2025 and 2026, with a TSR Multiplier (“Financial Metric/TSR hybrid PSUs”), the grant-date values of the first and second tranches of the awards reported in the Summary Compensation Table above were calculated based on the probable outcome (determined as of the grant date of the awards, as the grant date of the awards is determined for accounting purposes) of the performance-based conditions applicable to the awards. For these purposes, as of the grant date of the awards (as determined for accounting purposes) we determined that the “target” level of performance was the probable outcome of the applicable performance-based conditions. Accordingly, the grant-date values of the first and second tranches of the Financial Metric/TSR hybrid PSUs are based on the “target” number of shares subject to the awards. The grant-date values of the third tranche of the awards reported in the Summary Compensation Table above were calculated using a Monte Carlo simulation pricing model (which probability weights multiple potential outcomes) as of the grant date of the awards, with no adjustment for the Company financial performance vesting condition applicable to the third tranche of the awards as we also considered the “target” level of performance for this vesting condition to be the probable outcome.
If we achieve the highest level of performance under the Financial Metric/TSR hybrid PSUs granted in fiscal years 2025 and 2026, the Performance-Based Units would vest and be paid at 200% of the target level.

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EXECUTIVE COMPENSATION
The following tables present, as to each of the Financial Metric/TSR hybrid PSUs granted to our NEOs in fiscal years 2025 and 2026: (a) the grant date fair value of the award computed in accordance with FASB ASC Topic 718 as described above (the value for these awards included in the stock award column of the table above as compensation for the NEOs in that year) and (b) the “Maximum Value” of the award as of the grant date calculated by multiplying the number of shares subject to the award that would vest if the highest level of performance was achieved by the closing price of a share of common stock of the Company on the date of grant of the award.

Fiscal Year 2026 Financial Metric/TSR Hybrid Performance-Based Restricted Stock Units
Name	Aggregate Grant Date Fair Value (Based on “target” performance and Monte Carlo Simulation) ($)	Maximum Value ($)
Dr. Hou	3,428,552	6,307,583
Mr. Lin	990,463	1,822,183
Mr. Silberstein	1,028,567	1,892,275
Mr. Green	1,523,778	2,803,334
Mr. Wilson	590,464	1,086,288
Mr. Rayabhari	761,869	1,401,635

Fiscal Year 2025 Financial Metric/TSR Hybrid Performance-Based Restricted Stock Units
Name	Aggregate Grant Date Fair Value (Based on “target” performance and Monte Carlo Simulation) ($)	Maximum Value ($)
Dr. Hou	2,845,171	4,823,662
Mr. Lin	1,743,612	2,922,069
Mr. Silberstein	1,698,838	2,847,010
Mr. Wilson	1,183,785	1,983,831
Mr. Rayabhari	1,542,064	2,584,304

For the Relative TSR PSUs granted during fiscal year 2024, the grant-date values of the awards reported in the Summary Compensation Table above were calculated using a Monte Carlo simulation pricing model (which probability weights multiple potential outcomes) as of the grant date of the awards. If we achieve the highest level of performance under the Relative TSR PSUs granted in each of those fiscal years, the Performance-Based Units would vest and be paid at 200% of the target level. The following tables present, as to each of the Relative TSR PSUs granted to our NEOs in fiscal year 2024: (a) the grant date fair value of the award calculated using the Monte Carlo simulation pricing model (the value for these awards included in the stock award column of the table above as compensation for the NEOs in that year) and (b) the “Maximum Value” of the award as of the grant date calculated by multiplying the number of shares subject to the award that would vest if the highest level of performance was achieved by the closing price of a share of common stock of the Company on the date of grant of the award.

Fiscal Year 2024 Relative TSR Performance-Based Restricted Stock Units
Name	Aggregate Grant Date Fair Value (Based on Monte Carlo Simulation) ($)	Maximum Value ($)
Mr. Lin	592,655	957,224
Mr. Silberstein	668,388	899,956
Mr. Wilson	467,889	629,999
Mr. Rayabhari	467,889	629,999

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EXECUTIVE COMPENSATION
The first, second and third tranches of the Relative TSR PSUs granted in fiscal year 2024 (each consisting of one-third of the target number of units subject to the award and relating to performance during fiscal year 2024, the two-year period of fiscal years 2024 and 2025, and the three-year period of fiscal years 2024, 2025 and 2026) were determined to vest at a rate of 0%, 200%, and 200%, respectively.
The significant assumptions used in the Monte Carlo simulation pricing models referenced above for the awards granted on March 7, 2023, October 2, 2023, June 4, 2024, June 11, 2024, and March 6, 2025 were as follows: (a) expected volatility of 46.10%, 49.45%, 55.54%, 57.07%, and 67.46%, respectively, (b) a risk-free interest rate of 4.64%, 4.98%, 4.57%, 4.60%, and 3.94%, respectively, and (c) in each case, an expected dividend yield of 0%.
For the Financial Metric PSUs granted during fiscal year 2024, the grant-date values of the awards reported in the Summary Compensation Table above were calculated based on the probable outcome (determined as of the grant date of the awards, as the grant date of the awards is determined for accounting purposes) of the performance-based conditions applicable to the awards. For these purposes, as of the grant date of the awards (as determined for accounting purposes) we determined that the “target” level of performance was the probable outcome of the applicable performance-based conditions. Accordingly, the grant-date values of the Financial Metric PSUs are based on the “target” number of shares subject to the awards. The following table presents, as to each of the Financial Metric PSUs granted to our NEOs in fiscal year 2024: (a) the grant date fair value of the award computed in accordance with FASB ASC Topic 718 and based on the “target” number of shares subject to the award (the value included in the stock award column of the table above as compensation for the NEOs in that year) and (b) the “Maximum Value” of the award as of the grant date calculated by multiplying the number of shares subject to the award that would vest if the highest level of performance was achieved by the closing price of a share of common stock of the Company on the date of grant of the award.

Fiscal Year 2024 Financial Metric Performance-Based Restricted Stock Units
Name	Aggregate Grant Date Fair Value (Based on “target” Performance) ($)	Maximum Value ($)
Mr. Lin	$390,901	$781,802
Mr. Silberstein	$449,978	$899,956
Mr. Wilson	$315,000	$630,000
Mr. Rayabhari	$315,000	$630,000

(2)
The amounts shown in this column for each fiscal year represent amounts earned under our annual bonus plan for performance in the applicable fiscal year. Actual payment is made in the following fiscal year. As described in the Compensation Discussion and Analysis above, the Human Capital and Compensation Committee determined that 20% of each NEO’s annual incentive for fiscal year 2026 (as reported in this column) would be awarded in the form of fully vested shares of our common stock.

(3)
Amounts presented in the “All Other Compensation” column for fiscal year 2026 include Company contributions to our 401(k) plan and our Deferred Compensation Plan, and the Company’s cost to provide executive healthcare coverage, for our NEOs as indicated in the table below.

Name	401(k) Plan ($)	Deferred Compensation Plan ($)	Executive Healthcare ($)
Dr. Hou	10,442	—	17,052
Mr. Lin	10,296	42,000	15,600
Mr. Silberstein	8,775	45,500	17,052
Mr. Green	11,643	29,423	15,600
Mr. Wilson	10,253	36,923	10,680
Mr. Rayabhari	9,717	—	10,680

(4)
Compensation is shown for Messrs. Hou and Rayabhari only for fiscal years 2025 and 2026 as they were not named executive officers for fiscal year 2024. Mr. Rayabhari’s position was reclassified during fiscal year 2026 so that he was not serving as an executive officer as of the end of the fiscal year. Compensation is shown for Mr. Green only for fiscal year 2026 as he was not a named executive officer for fiscal years 2025 and 2024.

(5)
Dr. Hou’s fiscal year 2025 “Bonus” reflects the signing bonus provided for in his employment agreement. Mr. Green’s fiscal year 2026 “Bonus” reflects the signing bonus provided for in his employment agreement.

(6)	Mr. Green’s employment with the Company commenced February 3, 2025.

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EXECUTIVE COMPENSATION
Employment Agreements
We entered into employment agreements with Dr. Hou and Mr. Lin as described below, in each case in connection with their commencing employment with the Company. Each of these agreements also provides certain severance benefits, which are described below under “Potential Payments on Termination or Change in Control.”
Employment Agreement with Hong Q. Hou
On June 6, 2024, the Company and Dr. Hou entered into an employment agreement that provides for Dr. Hou’s employment with the Company, as its President and CEO, beginning on June 6, 2024. The terms of Dr. Hou’s employment agreement were negotiated with Dr. Hou and include the following compensation and benefits for Dr. Hou while he serves the Company in that position:
•	Dr. Hou is entitled to an annual base salary of $650,000, which may be increased (but not decreased) by the Board (or a committee thereof) from time to time.
•
Dr. Hou is entitled to an annual incentive bonus opportunity based on the achievement of performance criteria to be established by the Board (or a committee thereof). Dr. Hou’s annual target and maximum bonus opportunities are 100% and 200%, respectively, of his base salary for the corresponding fiscal year.

•	Dr. Hou is eligible for equity awards in the discretion of the Board (or a committee thereof).
•
Dr. Hou is also be entitled to certain employee benefits, such as participation in the Company’s retirement and welfare benefit plans and programs, and fringe benefit plans and programs, made available to the Company’s executive officers employed in the United States.

Dr. Hou’s employment agreement has an initial five-year term commencing on June 6, 2024, with automatic one-year renewals unless one party has provided the other party with at least 60 days’ advance notice of non-renewal of the term and subject to earlier termination of employment by either the Company or Dr. Hou.
Employment Agreement with Mark Lin
On September 5, 2023, the Company and Mr. Lin entered into an employment agreement that provides for Mr. Lin’s employment with the Company, as its Executive Vice President and CFO, effective as of October 2, 2023. The terms of Mr. Lin’s employment agreement were negotiated with Mr. Lin and include the following compensation and benefits while he serves the Company in that position:
•	Mr. Lin is entitled to an annual base salary of $420,000, which may be increased (but not decreased) by the Board (or a committee thereof) from time to time.
•
Mr. Lin is entitled to an annual incentive bonus opportunity based on the achievement of performance criteria to be established by the Board (or a committee thereof). Mr. Lin’s annual target and maximum bonus opportunities were 75% and 150%, respectively, of his base salary for the corresponding fiscal year.

•	Mr. Lin is eligible for equity awards in the discretion of the Board (or a committee thereof).
•
Mr. Lin is also entitled to certain employee benefits, such as participation in the Company’s retirement and welfare benefit plans and programs, and fringe benefit plans and programs, made available to the Company’s executive officers employed in the United States.

The term of Mr. Lin’s employment agreement is for an initial term commencing on his October 2, 2023 start date and ending on October 2, 2028, with automatic one-year renewals unless one party has provided the other party with at least 60 days’ advance notice of non-renewal of the term and subject to earlier termination by either the Company or Mr. Lin.
Offer Letter with Jason Green
On January 28, 2025, the Company and Mr. Green entered into an offer letter that provides for Mr. Green’s employment with the Company, as its Executive Vice President and Chief Commercial Officer, effective February 3, 2025. The letter does not have a specified term and provides for Mr. Green to receive an annual base salary of $450,000 and an annual target bonus opportunity of 80% of his base salary. In connection with his joining the Company, Mr. Green received a signing bonus of $100,000 (half paid when Mr. Green joined the Company and the other half to be paid after Mr. Green has been employed with the Company for six months), provided that if his employment with the Company terminates for any reason within the first 18 months after his start date, he will be required to repay the

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EXECUTIVE COMPENSATION
full amount of the bonus received to-date to the Company. The letter also provides that Mr. Green will be granted new-hire awards of RSUs and PRSUs that, in the aggregate, have a grant date fair value equal to $4,000,000, with the number of RSUs awarded to equal $2,000,000 divided by the volume-weighted average of the closing prices for a share of the Company’s common stock (in regular trading) on The Nasdaq Stock Market (the “VWAP Price”) over the thirty consecutive trading days ending with the last trading day before the grant date of the RSUs, and the target number of PSUs awarded to equal $2,000,000 divided by the VWAP Price over the thirty consecutive trading days ending with the last trading day before the grant date of the PSUs. One-third of the RSUs will vest on March 10, 2026, and the remaining two-thirds of the RSUs will vest in eight quarterly installments thereafter. The PSUs are subject to the same vesting requirements as apply to the PSUs granted to the other NEOs for fiscal year 2026 as described above in the “Compensation Discussion and Analysis”. Mr. Green is also entitled to certain employee benefits, such as participation in the Company’s retirement and welfare benefit plans and programs, and fringe benefit plans and programs, made available to the Company’s executive officers employed in the United States.

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EXECUTIVE COMPENSATION
Grants of Plan-Based Awards in Fiscal Year 2026
The following table presents information regarding the equity and non-equity incentive awards granted to the NEOs during fiscal year 2026. The material terms of each award are described below under “Description of Fiscal Year 2026 Plan-Based Awards.”
GRANTS OF PLAN-BASED AWARDS – FISCAL YEAR 2026(1)

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dr. Hou Annual Incentive RSU PSU (Financial Metric/TSR Hybrid)	N/A	218,766	875,063	1,750,126	—	—	—	—	—	—	—
	3/6/2025	—	—	—	—	—	—	97,550	—	—	3,153,792
	3/6/2025	—	—	—	58,530	97,550	195,100	—	—	—	3,428,552
Mr. Lin Annual Incentive RSU PSU (Financial Metric/TSR Hybrid)	N/A	92,400	369,600	739,200	—	—	—	—	—	—	—
	3/6/2025	—	—	—	—	—	—	28,181	—	—	911,092
	3/6/2025	—	—	—	16,908	28,181	56,362	—	—	—	990,463
Mr. Silberstein Annual Incentive RSU PSU (Financial Metric/TSR Hybrid)	N/A	100,000	400,400	800,800	—	—	—	—	—	—	—
	3/6/2025	—	—	—	—	—	—	29,265	—	—	946,137
	3/6/2025	—	—	—	17,559	29,265	58,530	—	—	—	1,028,567
Mr. Green Annual Incentive RSU PSU (Financial Metric/TSR Hybrid)	N/A	90,000	360,000	720,000	—	—	—	—	—	—	—
	2/3/2025	—	—	—	—	—	—	30,129	—	—	1,911,986
	3/6/2025	—	—	—	26,013	43,355	86,710	—	—	—	1,523,778
Mr. Wilson Annual Incentive RSU PSU (Financial Metric/TSR Hybrid)	N/A	81,000	324,000	648,000	—	—	—	—	—	—	—
	3/6/2025	—	—	—	—	—	—	16,800	—	—	543,144
	3/6/2025	—	—	—	10,080	16,800	33,600	—	—	—	590,464
Mr. Rayabhari Annual Incentive RSU PSU (Financial Metric/TSR Hybrid)	N/A	84,000	336,000	672,000	—	—	—	—	—	—	—
	3/6/2025	—	—	—	—	—	—	21,677	—	—	700,817
	3/6/2025	—	—	—	13,006	21,677	43,354	—	—	—	761,869

Legend
 RSU Time-Based Units PSU Performance-Based Units
(1)	All fiscal year 2026 equity awards were granted under the 2017 Plan.
(2)
Non-Equity Incentive Plan Awards (if any) are paid to our executives shortly following the end of the fiscal year for their performance during the fiscal year. There is no guaranteed minimum bonus under the applicable plan. For each NEO, the “Threshold” represents the amount which would be paid assuming no amount is attributed to their individual performance and each factor attributed to Company performance is paid at the lowest level at which any payout may be made; the “Target” represents the executive’s base salary multiplied by the target award percentage established for the executive; and the “Maximum” represents the maximum amount payable pursuant to the applicable plan assuming the maximum amount is attributed to the executive’s individual performance and each factor attributed to Company performance is paid at the maximum level.

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EXECUTIVE COMPENSATION
(3)	These columns represent awards of Financial Metric/TSR Hybrid PSUs. There is no guaranteed minimum payout for these awards.
(4)	The awards reflected in this column represent Time-Based Units.
(5)
The valuation of equity awards is computed in accordance with FASB ASC Topic 718 and based on assumptions set forth in Note 10 to the financial statements filed with the Company’s Annual Report on Form 10-K filed with the SEC on March 23, 2026. The awards are valued as of the date of grant, disregarding any estimate of forfeitures related to service-based vesting conditions. The Time-Based Units and Performance-Based Units included in this table that vest are settled 100% in shares. Also see footnote (1) to the Summary Compensation Table above for more information on the valuation of these awards.

Description of Fiscal Year 2026 Plan-Based Awards
Non-Equity Incentive Plan Awards
As described above in the Compensation Discussion and Analysis, our NEOs participated in the Executive Bonus Plan for fiscal year 2026, a non-equity incentive plan. This plan generally provides a cash payout based on the Company’s achievement of certain pre-established performance objectives, (and may, on occasion, take into account business unit or individual performance). Under the plan, each NEO has a targeted bonus potential expressed as a percentage of the NEO’s base salary. The applicable performance criteria and targets in place for fiscal year 2026 under our Executive Bonus Plan are discussed in detail above in the Compensation Discussion and Analysis. Awards under the Executive Bonus Plan are generally only paid to executives who are employed by the Company on the date awards are paid, which generally occurs in the first quarter following the end of the applicable fiscal year.
Equity Incentive Plan Awards
In fiscal year 2026, we granted two types of equity incentive awards to our NEOs: Time-Based Units (“RSUs”) and Performance-Based Units (“PSUs”). The material terms of the RSUs and PSUs are described in the Compensation Discussion and Analysis under the heading “Summary of our Current Executive Compensation Programs – Equity Incentive Awards.”
All equity awards granted in fiscal year 2026 were granted under, and subject to, the terms and conditions of the 2017 Plan and the award agreements applicable to such awards. The RSUs awarded to our NEOs in fiscal year 2026 vest over three years from the date of their grant. The PSUs awarded to our NEOs in fiscal year 2026 vest over three years from the date of grant and consisted of “Financial Metric/TSR Hybrid PSUs” that vest based on a combination of our net sales and non-GAAP adjusted operating income over fiscal years 2026, 2027 and 2028, and our percentile ranking for TSR performance against a comparison group of companies over a three-year performance period, consisting of fiscal years 2026, 2027 and 2028. Vested RSUs and PSUs are payable in an equal number of shares of our common stock.
None of the equity incentive awards granted to our NEOs in fiscal year 2026 entitles the recipient to dividend rights, except that awards of RSUs and PSUs include a right to be credited with dividend equivalents, should we pay a dividend on our common stock, that are subject to the same vesting and payment terms as the underlying units to which they relate. As described more fully under the heading “Potential Payments on Termination or Change in Control” below, under certain circumstances the vesting of some or all of our equity awards to our NEOs may be accelerated on the executive’s termination from the Company or on a change in control of the Company.

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EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End 2026
Information regarding the outstanding equity awards held by each NEO as of January 25, 2026 is presented below:
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2026

	Option Awards					Stock Awards
Name (Grant Date – Award Type)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price (Per Share) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
DR. HOU
3/6/2025 – Financial Metric/TSR Hybrid(3)	—	—	—	—	—	—	—	65,033	5,236,457
3/6/2025 – Financial Metric/TSR Hybrid(3)	—	—	—	—	—	32,517	2,618,269	—	—
3/6/2025 – RSU(5)	—	—	—	—	—	97,550	7,854,726	—	—
6/11/2024 – Financial Metric/TSR Hybrid(4)	—	—	—	—	—	—	—	25,933	2,088,125
6/11/2024 – Financial Metric/TSR Hybrid(4)	—	—	—	—	—	27,342	2,201,578	—	—
6/11/2024 – RSU(6)	—	—	—	—		38,900	3,132,228	—	—
TOTAL	—	—	—	—	—	196,309	15,806,801	90,966	7,324,582
MR. LIN
3/6/2025 – Financial Metric/TSR Hybrid(3)	—	—	—	—	—	—	—	18,787	1,512,729
3/6/2025 – Financial Metric/TSR Hybrid(3)	—	—	—	—	—	9,394	756,405	—	—
3/6/2025 – RSU(5)	—	—	—	—	—	28,181	2,269,134	—	—
6/4/2024 – Financial Metric/TSR Hybrid(4)	—	—	—	—	—	—	—	13,028	1,049,015
6/4/2024 – Financial Metric/TSR Hybrid(4)	—	—	—	—	—	13,736	1,106,023	—	—
3/5/2024 – RSU(7)	—	—	—	—		36,484	2,937,692	—	—
1/26/2024 - Financial Metric(8)	—	—	—	—	—	7,740	623,225	—	—
10/2/2023 - TSR(9)	—	—	—	—	—	12,658	1,019,222	—	—
10/2/2023 – RSU(10)	—	—	—	—	—	9,493	764,376	—	—
TOTAL	—	—	—	—	—	117,686	9,476,077	31,815	2,561,744

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	Option Awards					Stock Awards
Name (Grant Date – Award Type)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price (Per Share) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
MR. SILBERSTEIN
3/6/2025 – Financial Metric/TSR Hybrid(3)	—	—	—	—		—	—	19,510	1,570,945
3/6/2025 – Financial Metric/TSR Hybrid(3)						9,755	785,473
3/6/2025 – RSU(5)	—	—	—	—		29,265	2,356,418	—	—
6/4/2024 – Financial Metric/TSR Hybrid(4)	—	—	—	—		—	—	12,694	1,022,121
6/4/2024 – Financial Metric/TSR Hybrid(4)						13,383	1,077,599
3/5/2024 – RSU(7)	—	—	—	—		35,547	2,862,244	—	—
3/7/2023 - TSR(9)						9,930	799,564
3/7/2023 – RSU(7)	—	—	—	—		12,137	977,271	—	—
TOTAL	—	—	—	—		110,017	8,858,569	32,204	2,593,066
MR. GREEN
3/6/2025 – Financial Metric/TSR Hybrid(3)	—	—	—	—		—	—	28,903	2,327,270
3/6/2025 – Financial Metric/TSR Hybrid(3)						14,452	1,163,675
2/3/2025 – RSU(5)	—	—	—	—		30,129	2,425,987	—	—
TOTAL	—	—	—	—		44,581	3,589,662	28,903	2,327,270
MR. WILSON
3/6/2025 – Financial Metric/TSR Hybrid(3)	—	—	—	—		—	—	11,200	901,824
3/6/2025 – Financial Metric/TSR Hybrid(3)						5,600	450,912
3/6/2025 – RSU(5)	—	—	—	—		16,800	1,352,736	—	—
6/4/2024 – Financial Metric/TSR Hybrid(4)	—	—	—	—		—	—	8,846	712,280
6/4/2024 – Financial Metric/TSR Hybrid(4)						9,325	750,849
3/5/2024 – RSU(7)	—	—	—	—		24,770	1,994,480	—	—
3/7/2023 - TSR(9)						6,950	559,614
3/7/2023 – RSU(7)	—	—	—	—		8,496	684,098	—	—
TOTAL	—	—	—	—		71,941	5,792,689	20,046	1,614,104

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	Option Awards					Stock Awards
Name (Grant Date – Award Type)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price (Per Share) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
MR. RAYABHARI
3/6/2025 – Financial Metric/TSR Hybrid(3)	—	—	—	—		—	—	14,451	1,163,595
3/6/2025 – Financial Metric/TSR Hybrid(3)						7,226	581,838
3/6/2025 – RSU(5)	—	—	—	—		21,677	1,745,432	—	—
6/4/2024 – Financial Metric/TSR Hybrid(4)	—	—	—	—		—	—	11,522	927,751
6/4/2024 – Financial Metric/TSR Hybrid(4)						12,148	978,157
3/5/2024 – RSU(7)	—	—	—	—		32,267	2,598,139	—	—
3/7/2023 - TSR(9)						6,950	559,614
3/7/2023 – RSU(7)	—	—	—	—		8,496	684,098	—	—
TOTAL	—	—	—	—		88,764	7,147,278	25,973	2,091,346

Legend
 RSU Time-Based Units Financial Metric Financial Metric Performance-Based Units
 TSR  Total Stockholder Return Performance-Based Units
(1)
The dollar amounts shown in this column are determined by multiplying the number of shares or units reported in the “Number of Shares or Units of Stock That Have Not Vested” column by $80.52 (the closing price of the Company’s common stock on January 23, 2026, the last trading day of fiscal year 2026).

(2)
The dollar amounts shown in this column are determined by multiplying the number of shares or units reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested” column by $80.52 (the closing price of the Company’s common stock on January 23, 2026, the last trading day of fiscal year 2026).

(3)
The Financial Metric/TSR-Hybrid PSUs granted in fiscal year 2026 vest based on the Company’s attainment of pre-established net sales and non-GAAP adjusted operating income targets for three one-year performance periods (fiscal years 2026, 2027 and 2028), subject to adjustment based on our TSR relative to the TSR of the companies included in the Russell 3000 Index and can range from 0% to 200% of the target number of units subject to the award. The units subject to these awards that were eligible to vest based on the Company’s performance during fiscal year 2026 and that the Human Capital and Compensation Committee determined were eligible to vest based on such performance are reported in the “Number of Shares or Units of Stock That Have Not Vested” column. These units vested on March 23, 2026 (the date of the Human Capital and Compensation Committee’s determination of such performance). The number of units reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column represents the number of units that will be eligible to vest based on the Company’s performance during fiscal years 2027 and 2028 if the target level of performance for each metric is achieved.

(4)
The Financial Metric/TSR-Hybrid PSUs granted in fiscal year 2025 vest based on the Company’s attainment of pre-established net sales and non-GAAP adjusted operating income targets for three one-year performance periods (fiscal years 2025, 2026 and 2027), subject to adjustment based on our TSR relative to the TSR of the companies included in the Russell 3000 Index and can range from 0% to 200% of the target number of units subject to the award. The units subject to these awards that were eligible to vest based on the Company’s performance during fiscal year 2026 and that the Human Capital and Compensation Committee determined were eligible to vest based on such performance are reported in the “Number of Shares or

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Units of Stock That Have Not Vested” column. These units vested on March 23, 2026 (the date of the Human Capital and Compensation Committee’s determination of such performance). The number of units reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column represents the number of units that will be eligible to vest based on the Company’s performance during fiscal year 2027 if the target level of performance for each metric is achieved.
(5)	These Time-Based Units vest as to one-third of the award vesting on March 10, 2026 and as to the remaining two-thirds of the award in eight quarterly installments over the two-year period thereafter.
(6)	Dr. Hou’s Time-Based Units shown in this row vest in six quarterly installments, with the first installment vesting on April 1, 2026.
(7)	These Time-Based Units vest in approximately equal annual installments over three years as set forth below:

Grant Date	1st Vesting Date	2nd Vesting Date	3rd Vesting Date
3/5/2024	3/5/2025	3/5/2026	3/5/2027
3/7/2023	3/7/2024	3/7/2025	3/7/2026

(8)
The Financial Metric PSUs granted in fiscal year 2024 vest based on the Company’s attainment of pre-established revenue and non-GAAP adjusted operating income targets for three one-year performance periods (fiscal years 2024, 2025 and 2026), with one-third of the target number of units subject to the award being allocated to each performance period and the vesting percentage ranging from 0% to 200% of the target number of units allocated to that performance period. For Mr. Lin, the units subject to these awards that were eligible to vest based on the Company’s performance during fiscal year 2026 and that the Human Capital and Compensation Committee determined were eligible to vest based on such performance are reported in the “Number of Shares or Units of Stock That Have Not Vested” column. These units vested on March 23, 2026 (the date of the Human Capital and Compensation Committee’s determination of such performance). For each of the other NEOs, fiscal year 2026 performance was below the applicable threshold performance level as to the portion of the award allocated to the fiscal year 2026 performance period and these portions of the awards were forfeited.

(9)
The Relative TSR PSUs granted in fiscal year 2024 vest based on our TSR relative to the TSR of the companies included in the Russell 3000 Index on the date of grant of the awards. TSR will be measured for each of the three measurement periods applicable to the award: the Company’s fiscal year 2024, fiscal years 2024 and 2025, and fiscal years 2024, 2025 and 2026 with one-third of the target number of units allocated to each performance period. The units subject to these awards that were eligible to vest based on the Company’s performance during the performance period consisting of fiscal years 2024. 2025 and 2026 and that the Human Capital and Compensation Committee determined were eligible to vest based on such performance are reported in the “Number of Shares or Units of Stock That Have Not Vested” column. These units vested on March 10, 2026 (the date of the Human Capital and Compensation Committee’s determination of such performance).

(10)	Mr. Lin’s Time-Based Units shown in this row vest in three quarterly installments, with the first installment vesting on April 2, 2026.

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Option Exercises and Stock Vested in Fiscal Year 2026
The following table identifies option awards that were exercised by our NEOs during fiscal year 2026 and other stock awards that vested during fiscal year 2026 that were previously granted to our NEOs:
OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2026

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting(1) ($)
Dr. Hou	—	—	63,425	3,145,577
Mr. Lin	—	—	65,153	2,321,652
Mr. Silberstein	—	—	61,695	2,183,310
Mr. Green	—	—	—	—
Mr. Wilson	—	—	44,184	1,562,575
Mr. Rayabhari	—	—	53,696	1,919,228

(1)
The dollar amounts shown in the table above for option awards are determined by multiplying (i) the number of shares of our common stock to which the exercise of the option related, by (ii) the difference between the per-share closing price of our common stock on the date of exercise and the exercise price of the options. The dollar amounts shown in the table above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of our common stock on the vesting date. For clarity, PSUs eligible to vest for a particular performance period generally vest on the later of the first anniversary of the date of grant of the award or the date on which the Human Capital and Compensation Committee certifies the corresponding performance results (not as of the end of that performance period).

Nonqualified Deferred Compensation – Fiscal Year 2026
Our NEOs may elect to receive some of their compensation on a deferred basis under the Deferred Compensation Plan. A participant may elect to defer up to 80% of his or her base salary and certain performance-based compensation. Under the Company’s matching program under the Deferred Compensation Plan as in effect during calendar year 2025, the Company matches, on a dollar-for-dollar basis, up to the first 10% of employee base salary contributions for our CEO, our CFO, our Chief Legal Officer and our Senior Vice Presidents, up to the first 8% for participants at the Vice President level, and up to the first 5% for all other participants. However, these Company matching contributions were terminated effective beginning calendar year 2026. Participants are always 100% vested in their deferrals and the earnings thereon. Matching contributions made by the Company vest 25% on December 31 of the calendar year during which the contribution is made. Thereafter, vesting continues 25% on December 31 for each of the following three calendar years. Amounts in participant accounts may generally be deferred until a specified date, death, disability, a change in control, or termination of employment. At the participant’s election, deferrals will generally be paid in a lump sum or in annual installments over a period of up to 20 years. Withdrawals may be made for unforeseeable emergencies and some amounts (generally pre-2005 deferrals) may be withdrawn subject to a penalty. Earnings on the account of each executive are credited to such executive based on the performance of investment vehicles chosen by the executive from a selection offered to all plan participants by the plan’s administrator. Executives may elect to change the investment vehicles applicable to their accounts at any time. The earnings associated with the Deferred Compensation Plan are related to plan participant elections made in relation to the available mutual fund investment choices as provided through the Deferred Compensation Plan.
Prior to fiscal year 2019, we granted certain RSU awards to our NEOs that provided for payment of any vested units subject to the award to be deferred and not made until six months after the executive’s employment with the Company terminates (referred to as “Ownership Stock Units” or “OSUs”).

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The following table presents information regarding the contributions to and earnings on our NEOs’ deferred compensation balances during fiscal year 2026, and the total deferred amounts for the NEOs at the end of fiscal year 2026:
NONQUALIFIED DEFERRED COMPENSATION – FISCAL YEAR 2026

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
Dr. Hou	13,463	—	52	—	13,514
Mr. Lin	45,554	42,000	13,421	—	107,575
Mr. Silberstein	45,500	45,500	659,542	—	4,902,809
Mr. Green	29,423	29,423	6,291	—	65,137
Mr. Wilson	456,001	36,923	5,296,447	—	20,007,602
Mr. Rayabhari	—	—	219,352	—	1,907,531

(1)
These amounts consist of base salary deferred under the Deferred Compensation Plan in fiscal year 2026. All of these amounts have been included in the “Base Salary” column of the “Summary Compensation Table – Fiscal Years 2024-2026” above.

(2)
All of the amounts reported as “Registrant Contributions in the Last Fiscal Year” reflect Company matching contributions in fiscal year 2026 and are also included in the “All Other Compensation” column of the “Summary Compensation Table – Fiscal Years 2024-2026” above.

(3)
These amounts consist of earnings credited under the Deferred Compensation Plan for fiscal year 2026 with respect to deferrals made under that plan and the appreciation in value during fiscal year 2026 (after the date of vesting of the units) of OSUs. No portion of these earnings on deferred compensation is considered to be at above-market rates under SEC rules; thus no such earnings are included as compensation in the “Summary Compensation Table – Fiscal Years 2024-2026” above.

(4)
These amounts consist of the NEO’s fiscal year-end balance under the Deferred Compensation Plan as well as the fiscal year-end value of the executive’s vested OSUs (the payment of which is delayed until six months after the executive’s employment with the Company terminates). Deferred Compensation Plan balances include unvested amounts attributable to the Company’s contributions and earnings thereon. All amounts within the “Aggregate Balance at Last Fiscal Year End” column for each NEO were included in Summary Compensation Tables for previous years, to the extent the executive was named in such tables and the amounts were so required to be reported in such tables and with the value of OSUs included in the year of grant of those units based on the grant date fair value of the award. The Deferred Compensation Plan balance for each of the NEOs at the end of fiscal year 2026 was as follows: Dr. Hou, $13,514; Mr. Lin, $107,575; Mr. Silberstein, $3,558,125; Mr. Green, $65,137, Mr. Wilson $19,178,246, Mr. Rayabhari, $1,907,531. The value of vested OSUs held by each of the NEOs at the end of fiscal year 2026 was as follows: Dr. Hou, $0; Mr. Lin, $0, Mr. Silberstein, $1,344,684, Mr. Green $0, Mr. Wilson $829,356, Mr. Rayabhari, $0. These values are determined by dividing the number of OSUs by $80.52 (the closing price of the Company’s common stock on January 23, 2026, the last trading day of fiscal year 2026).

Potential Payments on Termination or Change in Control
Employment and Retention Agreements
As noted above, we entered into employment agreements with Dr. Hou and Mr. Lin that include the severance provisions described below.
Dr. Hou’s Employment Agreement
Dr. Hou’s employment agreement generally provides that if Dr. Hou’s employment with the Company is terminated by the Company without Cause (as defined in the agreement), upon expiration of the term of the employment agreement then in effect by reason of the Company’s delivery of a notice of non-renewal if the Company did not have Cause to deliver such non-renewal notice, or by Dr. Hou for Good Reason (as defined in the agreement), Dr. Hou will be entitled to receive the following separation benefits: (1) one times his annual base salary paid out in installments over the year following his separation date (or, in the event such termination of employment occurs during a Change in Control Window, Dr. Hou will instead be entitled to payment of two times his annual base salary paid out in installments over the two years following his separation date); (2) payment of any bonus due for a fiscal year that ended prior to his separation date plus a pro-rata portion of his target bonus for the year in which his employment ends (pro-rata based on the number of

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days of employment during the year); (3) payment or reimbursement of Dr. Hou’s premiums to continue healthcare coverage under COBRA for up to 12 months (24 months if such termination of employment occurs during a Change in Control Window); (4) full vesting of any unvested amounts allocated to Dr. Hou’s account under the Deferred Compensation Plan; (5) as to each then-outstanding equity-based award granted by the Company to Dr. Hou that vests based solely on continued service with the Company and unless otherwise expressly provided in the applicable award agreement, accelerated vesting of any portion of the award that was scheduled to vest within one year after Dr. Hou’s separation date (accelerated vesting of the entire outstanding and unvested portion of the award if such termination of employment occurs during a Change in Control Window); and (6) as to each outstanding equity-based award granted by the Company to Dr. Hou that is subject to performance-based vesting requirements and unless otherwise expressly provided in the applicable award agreement, Dr. Hou’s employment with the Company will be deemed to have continued for one year after his separation date (except that, if such termination of employment occurs during a Change in Control Window, any service-based vesting requirement under the award will be deemed satisfied in full but the performance-based vesting measurement will still apply and will be treated as provided in the applicable award agreement). Dr. Hou’s receipt of the separation benefits described above is conditioned on Dr. Hou delivering a release of claims in favor of the Company. For purposes of Dr. Hou’s employment agreement, “Change in Control Window” generally means the period of time in connection with a change in control of the Company that begins on the date 90 days prior to the consummation of the change in control transaction (or, if earlier, on the date a definitive agreement is entered into to effect the change in control transaction) and ends on the second anniversary of the consummation of the change in control transaction.
If Dr. Hou’s employment terminates due to his death or disability, he would be entitled to payment of any bonus due for a fiscal year that ended prior to his separation date plus a pro-rata portion of his target bonus for the year in which his employment ends.
Mr. Lin’s Employment Agreement
Mr. Lin’s employment agreement generally provides that if Mr. Lin’s employment with the Company is terminated by the Company without Cause (as defined in his employment agreement), upon expiration of the term of the employment agreement then in effect by reason of the Company’s delivery of a notice of non-renewal if the Company did not have Cause to deliver such non-renewal notice, or by Mr. Lin for Good Reason (as defined in the employment agreement), Mr. Lin will be entitled to receive the following separation benefits: (1) one times his annual base salary paid out in installments over the year following his separation date (or, in the event such termination of employment occurs during a Change in Control Window, Mr. Lin will instead be entitled to payment of two times his annual base salary paid out in installments over the two years following his separation date); (2) payment of any bonus due for a fiscal year that ended prior to his separation date plus a pro-rata portion of his target bonus for the year in which his employment ends (pro-rata based on the number of days of employment during the year); (3) payment or reimbursement of Mr. Lin’s premiums to continue healthcare coverage under COBRA for up to 12 months (24 months if such termination of employment occurs during a Change in Control Window); (4) full vesting of any unvested amounts allocated to Mr. Lin’s account under the Deferred Compensation Plan; (5) as to each then-outstanding equity-based award granted by the Company to Mr. Lin that vests based solely on continued service with the Company and unless otherwise expressly provided in the applicable award agreement, accelerated vesting of any portion of the award that was scheduled to vest within one year after Mr. Lin’s separation date (accelerated vesting of the entire outstanding and unvested portion of the award if such termination of employment occurs during a Change in Control Window); and (6) as to each outstanding equity-based award granted by the Company to Mr. Lin that is subject to performance-based vesting requirements and unless otherwise expressly provided in the applicable award agreement, Mr. Lin’s employment with the Company will be deemed to have continued for one year after his separation date (except that, if such termination of employment occurs during a Change in Control Window, any service-based vesting requirement under the award will be deemed satisfied in full but the performance-based vesting measurement will still apply and will be treated as provided in the applicable award agreement). Mr. Lin’s receipt of the separation benefits described above is conditioned on Mr. Lin delivering a release of claims in favor of the Company. For purposes of Mr. Lin’s employment agreement, “Change in Control Window” has the same meaning as in Dr. Hou’s employment agreement described above.
If Mr. Lin’s employment terminates due to his death or disability, he would be entitled to payment of any bonus due for a fiscal year that ended prior to his separation date plus a pro-rata portion of his target bonus for the year in which his employment ends and the Company would provide the COBRA benefit described in the preceding paragraph.
Executive Change in Control Retention Plan
We maintain the CIC Plan. The CIC Plan is designed to provide incentives for eligible executive officers to exert maximum efforts for the Company’s success, and to retain those persons, even in the face of a potential “change in control” of the Company (as defined in the CIC Plan). The Human Capital and Compensation Committee administers the CIC Plan. Eligible persons under the CIC Plan are limited to

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certain executives of the Company who are designated by the Human Capital and Compensation Committee as eligible to participate in the CIC Plan. Dr. Hou and Mr. Lin do not participate in the CIC Plan as their employment agreements provide severance benefits upon certain terminations of their employment with the Company as described above.
Under the CIC Plan, a “change in control” is generally defined to include any of the following: (1) an acquisition by any individual, entity or group of more than 30% of the outstanding shares of the Company’s common stock or the outstanding voting securities of the Company (provided that if such an acquisition was specifically approved in advance by the Board, the reference to “30%” in this clause (1) shall instead be “50%”); (2) certain majority changes in the Board; (3) certain reorganizations, mergers, dispositions, or consolidations of the Company, or certain sales of substantially all of the Company’s assets; and (4) a dissolution or liquidation of the Company.
The CIC Plan provides for certain severance benefits if the participant’s employment with the Company terminates in certain circumstances in connection with a change in control. If the CIC Plan participant’s employment is terminated by the Company other than for “cause” or by the participant for “good reason” (as such terms are defined in the CIC Plan), in either case during a “change in control window,” the participant will be entitled to receive specified severance benefits. The severance benefits that would be provided in these circumstances to each of our Named Executive Officers who is a CIC Plan participant are as follows:
(1)
a cash severance benefit equal to (A) one times the sum of the participant’s annual base salary rate (at the highest annual rate during the six-month period prior to the change in control) plus the participant’s target bonus amount (equal to the greater of the target bonus for the fiscal year in which the participant’s employment with the Company terminates or the immediately preceding fiscal year), and (B) a pro-rata target bonus (based on the portion of the year the participant was employed by the Company) for the fiscal year in which the participant’s employment with the Company terminates;

(2)	payment or reimbursement of the participant’s premiums to continue coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for up to 12 months;
(3)	pursuant to the terms of the Deferred Compensation Plan, accelerated vesting of any unvested account balance under such plan; and
(4)
unless otherwise provided for in the applicable award agreement or the participant’s CIC Plan participation agreement, accelerated vesting of any unvested Company equity awards subject to only time-based vesting conditions (including any such award that was originally subject to performance-vesting conditions but as to which the award is subject only to time-based vesting conditions following a change in control (as described below)).

The CIC Plan generally defines a “change in control window” as the period (1) beginning on the earlier of (a) 90 days prior to a change in control or (b) the execution of a definitive agreement to effect a transaction that, if consummated in accordance with the proposed terms, would constitute a change in control (provided that the transaction with the party to the definitive agreement is actually consummated within one year following the execution of such definitive agreement and such transaction actually constitutes a change in control), and (2) ending on the second anniversary of such change in control. A CIC Plan participant’s right to receive the severance benefits under the CIC Plan described above is contingent on the participant providing a general release of claims in favor of the Company and the participant complying with a one-year post-termination non-competition covenant.
The CIC Plan does not provide for automatic accelerated vesting of equity awards upon a change in control transaction. The CIC Plan does not include a tax “gross-up” provision. Instead, if any payments or benefits to be received by a participant in the CIC Plan in connection with a change in control of the Company would be subject to any excise tax under Sections 280G and 4999 of the Internal Revenue Code (the “Excise Tax”), such payments and benefits will either be reduced (but not below zero) as necessary to avoid the participant incurring any such Excise Tax or be paid in full (with the participant paying any Excise Tax due), whichever places the participant in the best after-tax position (taking into account federal, state and local income taxes and the Excise Tax).
Under the CIC Plan, upon the occurrence of a change in control, and unless otherwise expressly provided for in an applicable award agreement or a participant’s CIC Plan participation agreement, as to any then outstanding and unvested Company equity awards that are subject to performance-based vesting conditions, the number of shares or units subject to the award will be adjusted to equal the “target” number of shares or units subject to the award, and such adjusted equity award will remain subject to any time-based vesting requirements under the original terms of the award (and will be subject to any accelerated vesting with respect to time-based vesting equity awards as described above).
Unless extended by the Board or the Human Capital and Compensation Committee, the CIC Plan will automatically terminate on June 11, 2029, provided that (i) if a definitive agreement to effect a transaction that, if consummated in accordance with the proposed terms,

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would constitute a change in control is entered into before June 11, 2029, the term of the CIC Plan will not terminate earlier than the first anniversary of the date the definitive agreement is entered into or (ii) if a change in control occurs during the term of the CIC Plan then in effect, the term of the CIC Plan will not terminate earlier than the second anniversary of such change in control. The Company (acting through the Board or the Human Capital and Compensation Committee) may amend or terminate the CIC Plan at any time, but no amendment or termination that occurs within a change in control window will apply to a participant until the later of (a) the expiration of such change in control window or (b) three months after the Human Capital and Compensation Committee provides the participant with written notice of such amendment or termination, unless the participant consents to the amendment or termination or the amendment or termination does not adversely affect the participant.
Equity Awards
Under the terms of our stockholder approved equity incentive plans, if there is a change in control of the Company and the successor entity does not assume the obligation for the stock options or other equity-based awards, or the awards do not otherwise remain outstanding after the transaction, then the unvested stock options and other equity based awards (other than Performance-Based Units, described below) generally will become fully vested as a result of the transaction. If the successor entity does assume the obligation for stock options or other equity-based awards in the change in control transaction, then the executive’s assumed awards would generally be subject to accelerated vesting upon an involuntary termination of employment during a “change in control window” pursuant to the executive’s employment agreement or the CIC Plan as described above. Awards of Performance-Based Units are also subject to adjustment upon a change in control as described below.
As to our Financial Metric/TSR Hybrid PSUs awarded in fiscal years 2025 and 2026, in the event of a change in control in which the Company’s stock ceases to be publicly-traded, the number of units subject to the fiscal year in which the change in control occurs will generally become “fixed” as to the target number of units (or, if greater, based on the Company’s actual performance through the last fiscal quarter before the change in control occurs), subject to adjustment for the TSR Multiplier based on the Company’s relative TSR through the change in control and less any units that vested for a prior fiscal year. Such number of units will remain subject to the time-based vesting condition applicable to that portion of the award through the end of the original applicable performance period (unless the award will be terminated in connection with the transaction and not assumed by an acquiring company, in which case these units would also vest on the closing of the transaction). If the executive’s employment terminates in circumstances on or after a change in control that entitle the executive to severance benefits under the CIC Plan or the executive’s employment agreement, the time-based vesting conditions applicable to the award would no longer apply and the remaining units subject to the award (after giving effect to the performance measurement on the change in control) would accelerate and become payable on the separation.
As to our Financial Metric PSUs awarded in fiscal year 2024, in the event of a change in control in which the Company’s stock ceases to be publicly-traded, the number of units subject to the fiscal year in which the change in control occurs will generally become “fixed” based on the Company’s actual performance through the last fiscal quarter before the change in control occurs. Such number of units will remain subject to the time-based vesting condition applicable to that portion of the award through the end of the original applicable performance period (unless the award will be terminated in connection with the transaction and not assumed by an acquiring company, in which case these units would also vest on the closing of the transaction). If the executive’s employment terminates in circumstances on or after a change in control that entitle the executive to severance benefits under the CIC Plan or the executive’s employment agreement, the time-based vesting conditions applicable to the award would no longer apply and the remaining units subject to the award (after giving effect to the performance measurement on the change in control) would accelerate and become payable on the separation.
As to our Relative TSR PSUs awarded in fiscal year 2024, in the event of a change in control in which the Company’s stock ceases to be publicly-traded, the number of units subject to any portion of the award as to which the performance period did not end before the closing of the change in control will become “fixed” based on the Company’s TSR relative to the TSR of the Russell 3000 Index (or other applicable comparison group) for a shortened performance period ending with the change in control. In such circumstances, a prorated portion (based on the portion of the performance period elapsed before the transaction) of the number of units that become fixed on the change in control will accelerate and be paid upon the closing of the transaction. The balance of the units will remain subject to the time-based vesting condition applicable to the awards through the end of the original applicable performance periods (unless the awards were to be terminated in connection with the transaction and not assumed by an acquiring company, in which case these units would also vest on the closing of the transaction). If the executive’s employment terminates in circumstances on or after a change in control that entitle the executive to severance benefits under the CIC Plan or the executive’s employment agreement, the time-based vesting conditions applicable to the award would no longer apply and the remaining units subject to the award (after giving effect to the performance measurement on the change in control) would accelerate and become payable on the separation.

Semtech Corporation 2026 Proxy Statement | 71

EXECUTIVE COMPENSATION
The Deferred Compensation Plan
Participants in the Deferred Compensation Plan, including our NEOs, may elect on initial enrollment to have their vested account balances distributed on a change in control. Participants become 100% vested in Company contributions on the following events: attainment of “normal retirement age” (as defined in the Deferred Compensation Plan), death, “disability” (as defined in the Deferred Compensation Plan), or involuntary termination of employment within 18 months of a “change in control” (as defined in the Deferred Compensation Plan).
Dr. Hou
The table below sets forth potential benefits that Dr. Hou would have been entitled to receive from the Company on a termination of his employment under the circumstances described above or on a change in control event, assuming the event had occurred on January 25, 2026.

	Severance:	Severance:
Reason for Termination	Base Salary ($)	Non-Equity Incentives ($)	Welfare Benefits ($)	Vesting of Equity Based Awards ($)	Other Benefits ($)	Total(3) ($)
Voluntary Resignation or Termination for Cause	—	—	—	—	—	—
Resignation For Good Reason or Termination Without Cause (Not in Connection with a Change in Control of Semtech)	700,050	875,063	63,906	15,790,616(1)	—	17,429,635
Death or Disability	—	875,063	—	—	—	875,063
Resignation For Good Reason or Termination Without Cause Within 90 days Prior to, or Within Two Years After, a Change in Control of Semtech	1,400,100	875,063	127,812	32,537,584(2)	—	34,940,559

(1)
This value has been presented based on the $80.52 closing price of a share of the Company’s common stock on January 23, 2026 (the last trading day of fiscal year 2026) multiplied by the number of stock units subject to the following equity awards granted to Dr. Hou that would accelerate (or be eligible to continue to vest, as the case may be) in such circumstances: (a) all of Dr. Hou’s Time-Based Units scheduled to vest in fiscal year 2027, (b) the Financial Metric/TSR Hybrid PSUs that were eligible to vest with respect to fiscal year 2026 performance, (c) the Financial Metric/TSR Hybrid PSUs granted in fiscal 2025 that would be eligible to vest with respect to fiscal year 2027 performance (for purposes of this presentation, at an assumed vesting level of 400%), and (d) the Financial Metric/TSR Hybrid PSUs granted in fiscal 2026 that would be eligible to vest with respect to fiscal year 2027 performance (for purposes of this presentation, at an assumed vesting level of 100%).

(2)
This value has been presented based on the $80.52 closing price of a share of the Company’s common stock on January 23, 2026 (the last trading day of fiscal year 2026) multiplied by the number of stock units subject to the following equity awards granted to Dr. Hou that would accelerate in such circumstances: (a) all of Dr. Hou’s Time-Based Units outstanding and unvested as of January 25, 2026, (b) the Financial Metric/TSR Hybrid PSUs that were eligible to vest with respect to fiscal year 2026 performance, (c) the Financial Metric/TSR Hybrid PSUs granted in fiscal year 2025 that would be eligible to vest with respect to performance in fiscal year 2027 (for purposes of this presentation, at an assumed level vesting level of 400%), and (d) the Financial Metric/TSR Hybrid PSUs granted in fiscal year 2026 that would be eligible to vest with respect to performance in fiscal years 2027 and 2028 (for purposes of this presentation, at an assumed vesting level of 100% and 220%, respectively).

This presentation assumes that all equity awards will be assumed or otherwise continued following the change in control event. Dr. Hou’s equity awards will not automatically accelerate on a change in control to the extent that they are assumed or otherwise remain outstanding. However, if the awards were to be terminated in connection with a change in control (and not assumed or otherwise continued), they would accelerate. For purposes of this presentation, assuming the equity awards held by Dr. Hou were to accelerate on a change in control that occurred on the last day of fiscal year 2026 because the awards were not assumed or otherwise continued, the value of those awards would be the same as presented above for a termination of Dr. Hou’s employment without Cause, or a resignation by Dr. Hou for Good Reason, that occurred on that date and in connection with a change in control.
(3)
Pursuant to the terms of his employment agreement, if any payment or benefit received by Dr. Hou in connection with a change in control of the Company would have been subject to the Excise Tax, such payments and benefits will either be reduced (but not below zero) as necessary to prevent Dr. Hou from incurring any such Excise Tax (a “280G Cutback”) or be paid in full (with Dr. Hou paying any Excise Tax due), whichever places Dr. Hou in the best after-tax position (taking into account federal, state and local income taxes and the Excise Tax). This presentation assumes that Dr. Hou would not be subject to a 280G Cutback in these circumstances had they occurred at the end of fiscal year 2026.

72 | Semtech Corporation 2026 Proxy Statement

EXECUTIVE COMPENSATION
Mr. Lin
The table below sets forth potential benefits that Mr. Lin would have been entitled to receive from the Company on a termination of his employment under the circumstances described above or on a change in control event, assuming the event had occurred on January 25, 2026.

	Severance:	Severance:
Reason for Termination	Base Salary ($)	Non-Equity Incentives ($)	Welfare Benefits ($)	Vesting of Equity Based Awards ($)	Other Benefits ($)	Total(3) ($)
Voluntary Resignation or Termination for Cause	—	—	—	—	—	—
Resignation For Good Reason or Termination Without Cause (Not in Connection with a Change in Control of Semtech)	462,000	369,600	61,710	8,457,338(1)	—	9,350,648
Death or Disability	—	369,600	—	—	—	369,600
Resignation For Good Reason or Termination Without Cause Within 90 days Prior to, or Within Two Years After, a Change in Control of Semtech	924,000	369,600	123,420	16,092,453(2)	—	17,509,473

(1)
This value has been presented based on the $80.52 closing price of a share of the Company’s common stock on January 23, 2026 (the last trading day of fiscal year 2026) multiplied by the number of stock units subject to the following equity awards granted to Mr. Lin that would accelerate (or be eligible to continue to vest, as the case may be) in such circumstances: (a) all of Mr. Lin’s Time-Based Units scheduled to vest in fiscal year 2027, (b) the Financial Metric/TSR Hybrid PSUs, the Financial Metric PSUs, and the Relative TSR PSUs that were eligible to vest with respect to fiscal year 2026 performance, (c) the Financial Metric/TSR Hybrid PSUs granted in fiscal 2025 that would be eligible to vest with respect to fiscal year 2027 performance (for purposes of this presentation, at an assumed vesting level of 400%), and (d) the Financial Metric/TSR Hybrid PSUs granted in fiscal 2026 that would be eligible to vest with respect to fiscal year 2027 performance (for purposes of this presentation, at an assumed vesting level of 100%).

(2)
This value has been presented based on the $80.52 closing price of a share of the Company’s common stock on January 23, 2026 (the last trading day of fiscal year 2026) multiplied by the number of stock units subject to the following equity awards granted to Mr. Lin that would accelerate in such circumstances: (a) all of Mr. Lin’s Time-Based Units outstanding and unvested as of January 25, 2026, (b) the Financial Metric/TSR Hybrid PSUs, the Financial Metric PSUs, and the Relative TSR PSUs that were eligible to vest with respect to fiscal year 2026 performance, (c) the Financial Metric/TSR Hybrid PSUs granted in fiscal year 2025 that would be eligible to vest with respect to performance in fiscal year 2027 (for purposes of this presentation, at an assumed level vesting level of 400%), and (d) the Financial Metric/TSR Hybrid PSUs granted in fiscal year 2026 that would be eligible to vest with respect to performance in fiscal years 2027 and 2028 (for purposes of this presentation, at an assumed vesting level of 100% and 220%, respectively).

This presentation assumes that all equity awards will be assumed or otherwise continued following the change in control event. Mr. Lin’s equity awards will not automatically accelerate on a change in control to the extent that they are assumed or otherwise remain outstanding. However, if the awards were to be terminated in connection with a change in control (and not assumed or otherwise continued), they would accelerate. For purposes of this presentation, assuming the equity awards held by Mr. Lin were to accelerate on a change in control that occurred on the last day of fiscal year 2026 because the awards were not assumed or otherwise continued, the value of those awards would be the same as presented above for a termination of Mr. Lin’s employment without Cause, or a resignation by Mr. Lin for Good Reason, that occurred on that date and in connection with a change in control.
(3)
Pursuant to the terms of his employment agreement, if any payment or benefit received by Mr. Lin in connection with a change in control of the Company would have been subject to the Excise Tax, such payments and benefits will either be reduced (but not below zero) as necessary to prevent Mr. Lin from incurring any such Excise Tax (a “280G Cutback”) or be paid in full (with Mr. Lin paying any Excise Tax due), whichever places Mr. Lin in the best after-tax position (taking into account federal, state and local income taxes and the Excise Tax). This presentation assumes that Mr. Lin would not be subject to a 280G Cutback in these circumstances had they occurred at the end of fiscal year 2026.

Semtech Corporation 2026 Proxy Statement | 73

EXECUTIVE COMPENSATION
Other Named Executive Officers
The table below sets forth potential benefits that Messrs. Silberstein, Green, Wilson and Rayabhari (the “Other Executives”) would have been entitled to receive from the Company on a termination of their employment in circumstances that would have triggered benefits under the CIC Plan, assuming the event had occurred on January 25, 2026.

	Severance:	Severance:
Executive	Base Salary ($)	One Times Target Bonus Plus Pro-Rated Bonus ($)	Welfare Benefits ($)	Vesting of Equity Based Awards(1) ($)	Other Benefits ($)	Total(2) ($)
Mr. Silberstein	500,500	800,800	63,906	15,460,565	—	16,825,771
Mr. Green	450,000	720,000	64,886	7,313,245	—	8,548,131
Mr. Wilson	405,000	648,000	47,932	10,084,727	—	11,185,659
Mr. Rayabhari	420,000	672,000	47,932	12,719,986	—	13,859,918

(1)
These values have been presented based on the $80.52 closing price of a share of the Company’s common stock on January 23, 2026 (the last trading day of fiscal year 2026) multiplied by the number of stock units subject to the following equity awards granted to the Other Executives that would accelerate in such circumstances: (a) Time-Based Units outstanding and unvested as of January 25, 2026, (b) for Messrs. Silberstein, Wilson and Rayabhari, the Financial Metric PSUs, and the Relative TSR PSUs granted in fiscal year 2024 that were eligible to vest based on fiscal year 2026 performance, (c) for Messrs. Silberstein, Wilson and Rayabhari, the Financial Metric/TSR Hybrid PSUs that were eligible to vest with respect to fiscal year 2026 performance, (d) for Messrs. Silberstein, Wilson and Rayabhari, the Financial Metric PSUs, the Financial Metric/TSR Hybrid PSUs granted in fiscal year 2025 that would be eligible to vest with respect to performance in fiscal year 2027 (for purposes of this presentation, at an assumed vesting level of 400%), and (e) the Financial Metric/TSR Hybrid PSUs granted in fiscal year 2026 that would be eligible to vest with respect to performance in fiscal years 2027 and 2028 (for purposes of this presentation, at an assumed vesting level of 100% and 220%, respectively).

This presentation assumes that all equity awards will be assumed or otherwise continued following the change in control event. The Other Executives’ equity awards will not automatically accelerate on a change in control to the extent that the awards are assumed or otherwise remain outstanding. However, if the awards were to be terminated in connection with a change in control (and not assumed or otherwise continued), they would accelerate. For purposes of this presentation, assuming the equity awards held by each Other Executive were to accelerate on a change in control that occurred on the last day of fiscal year 2026 because the awards were not assumed or otherwise continued, the value of those awards would be the same as presented above for a termination of the Other Executive’s employment without Cause, or a resignation by the Other Executive for Good Reason, that occurred on that date and in connection with a change in control.
(2)
Pursuant to the terms of the CIC Plan, if any payment or benefit received by an Other Executive in connection with a change in control of the Company would have been subject to the Excise Tax, such payments and benefits will either be reduced (but not below zero) as necessary to prevent the Other Executive from incurring any such Excise Tax (a “280G Cutback”) or be paid in full (with the Other Executive paying any Excise Tax due), whichever places the Other Executive in the best after-tax position (taking into account federal, state and local income taxes and the Excise Tax). This presentation assumes that the Other Executives would not be subject to a 280G Cutback in these circumstances had they occurred at the end of fiscal year 2026.

74 | Semtech Corporation 2026 Proxy Statement

EXECUTIVE COMPENSATION
CEO PAY-RATIO DISCLOSURE
Pursuant to the Exchange Act, we are required to disclose in this proxy statement the ratio of the total annual compensation of our CEO to the median of the total annual compensation of all of our employees (excluding our CEO). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our CEO’s total annual compensation for fiscal year 2026 was $8,177,250, and the median of the total annual compensation for fiscal year 2026 of all of our employees (excluding our CEO) was $86,709. Accordingly, we estimate the ratio of our CEO’s total annual compensation for fiscal year 2026 to the median of the total annual compensation for fiscal year 2026 of all of our employees (excluding our CEO) to be 94 to 1.
We identified the median employee by taking into account the total base wages for fiscal year 2026 for all individuals, excluding our CEO, who were employed by us or one of our affiliates on January 25, 2026, the last day of our fiscal year. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments or estimates with respect to their total base wages for fiscal year 2026, and we did not annualize the compensation for any employees who were not employed by us for all of fiscal year 2026. We believe total base wages for all employees is an appropriate measure because we do not distribute annual incentive awards to all employees.
Once the median employee was identified as described above, that employee’s total annual compensation for fiscal year 2026 was determined using the same rules that apply to reporting the compensation of our Named Executive Officers (including our CEO) in the “Total” column of the Summary Compensation Table. The total compensation amounts included in the first paragraph of this pay-ratio disclosure were determined based on that methodology.
This pay ratio is an estimate calculated in a manner consistent with SEC rules based on the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Semtech Corporation 2026 Proxy Statement | 75

EXECUTIVE COMPENSATION
PAY VERSUS PERFORMANCE
The following summarizes the relationship between the total compensation paid to our CEO and our other NEOs, and our financial performance for the fiscal years shown in the table (in this discussion, our CEO is also referred to as our principal executive officer or “PEO”, and our NEOs other than our CEO are referred to as our “Non-PEO NEOs”:

Fiscal Year	Summary Compensation Table Total for CEO#1 ($)(1)(2)	Compensation Actually Paid to CEO#1 ($)(3)	Summary Compensation Table Total for CEO#2 ($)(1)(2)	Compensation Actually Paid to CEO#2 ($)(3)	Summary Compensation Table Total for CEO#3 ($)(1)(2)	Compensation Actually Paid to CEO#3 ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Value of Initial Fixed $100 Investment Based On:		Semtech Net Income ($ Thousands)(5)	Semtech Non-GAAP Operating Income ($ Thousands)(6)
									Semtech TSR ($)(4)	Philadelphia Semiconductor Index TSR ($)(4)
2026	—	—	—	—	8,177,250	18,625,117	2,858,080	5,092,694	113.49	275.64	(40,376)	201,051
2025	—	—	8,811,520	7,763,060	6,759,554	18,621,432	3,211,783	12,210,924	102.92	185.03	(161,896)	148,989
2024	7,757,751	5,468,214	6,745,681	5,023,239	—	—	2,434,248	1,004,869	29.02	150.40	(1,092,029)	92,688
2023	1,064,219	(11,233,662)	—	—	—	—	2,675,024	1,017	46.72	102.02	61,372	210,665
2022	1,667,178	(1,985,990)	—	—	—	—	2,706,114	1,735,115	95.60	114.42	125,645	202,792

(1)
Mr. Maheswaran ("CEO #1") was our CEO for all of fiscal years 2022 and 2023 and during fiscal year 2024 from January 30, 2023 through June 29, 2023. Mr. Pickle ("CEO #2") was our CEO for fiscal year 2024 and 2025 from June 30, 2023 through June 6, 2024. Dr. Hou (“CEO #3”) was our CEO during fiscal year 2025 and 2026 from June 6, 2024 through January 25, 2026. For fiscal year 2022, our Non-PEO NEOs were Messrs. Chukwu, Beauchamp, Fulton and Silberstein. For fiscal year 2023, our Non-PEO NEOs were Messrs. Chukwu, Ammann, Beauchamp, Silberstein, Fulton and Chang. For fiscal year 2024, our Non-PEO NEOs were Messrs. Lin, Rodensky, Silberstein, Wilson, Chukwu and Ammann and Ms. McGee. For fiscal year 2025, our Non-PEO NEOs were Messrs. Lin, Silberstein, Rayabhari and Russel. For fiscal year 2026, our Non-PEO NEOs were Messrs. Lin, Silberstein, Green, Rayabhari and Wilson.

(2)
The average compensation for the CEOs and the Non-PEO NEOs for fiscal year 2026 was calculated from the Summary Compensation Table above. The average compensation for the CEO and the Non-PEO NEOs for each of the prior fiscal years was calculated from the Summary Compensation Table as disclosed in the Company’s Proxy Statement filed with the SEC in the calendar year in which that fiscal year ended.

(3)
For purposes of this table, the compensation actually paid (also referred to as “CAP”) to each of our NEOs (including, for purposes of this table, former named executive officers who are included in the Non-PEO NEO group for the applicable year) means the NEO’s total compensation as reflected in the Summary Compensation Table for the applicable fiscal year and adjusted for the following with respect to each NEO:

•	Less the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable fiscal year,
•	Plus the fiscal year-end value of Semtech option and stock awards granted in the covered fiscal year which were outstanding and unvested at the end of the covered fiscal year,
•
Plus/(less) the change in value as of the end of the covered fiscal year as compared to the value at the end of the prior fiscal year for Semtech option and stock awards which were granted in prior fiscal years and were outstanding and unvested at the end of the covered fiscal year,

•	Plus the vesting date value of Semtech option and stock awards which were granted and vested during the same covered fiscal year,
•
Plus/(less) the change in value as of the vesting date as compared to the value at the end of the prior fiscal year for Semtech option and stock awards which were granted in prior fiscal years and vested in the covered fiscal year,

•
Less, as to any Semtech option and stock awards which were granted in prior fiscal years and were forfeited during the covered fiscal year, the value of such awards as of the end of the prior fiscal year,

•
Plus the dollar value of any dividends or other earnings paid during the covered fiscal year on outstanding and unvested Semtech stock awards (no dividends or dividend equivalents were paid or credited with respect to Semtech options or stock awards during the applicable fiscal years),

•
Plus, as to a Semtech option or stock award that was materially modified during the covered fiscal year, the amount by which the value of the award as of the date of the modification exceeds the value of the original award on the modification date (none of the Semtech option or stock awards held by the NEOs were materially modified during the fiscal years covered by the table).

In making each of these adjustments, the “value” of an option or stock award is the fair value of the award on the applicable date determined in accordance with FASB ASC Topic 718 using the valuation assumptions we then used to calculate the fair value of our equity awards. For more information on the valuation of our equity awards, please see the notes to our financial statements that appear in our Annual Report on Form 10-K each fiscal year and the footnotes to the Summary Compensation Table that appears in our annual Proxy Statement.

76 | Semtech Corporation 2026 Proxy Statement

EXECUTIVE COMPENSATION
The Pay Versus Performance table above reflects the CAP (determined as noted above) for our CEO and, for our Non-PEO NEOs, the average of the CAPs determined for the Non-PEO NEOs for each of the fiscal years shown in the table.
The following table provides a reconciliation of the Summary Compensation Table Total to Compensation Actually Paid for our CEO#1.

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for CEO#1	Fiscal Year 2026 ($)	Fiscal Year 2025 ($)	Fiscal Year 2024 ($)	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)
Summary Compensation Table Total	—	—	7,757,751	1,064,219	1,667,178
Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	—	—	(6,999,987)	—	—
Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	—	—	2,394,988	—	—
Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	—	—	—	(12,068,402)	(3,107,724)
Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	2,758,653	—	—
Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	—	—	(25,725)	(229,479)	(545,444)
Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	(417,466)	—	—
Compensation Actually Paid	—	—	5,468,214	(11,233,662)	(1,985,990)

The following table provides a reconciliation of the Summary Compensation Table Total to Compensation Actually Paid for our CEO#2.

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for CEO#2	Fiscal Year 2026 ($)	Fiscal Year 2025 ($)	Fiscal Year 2024 ($)	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)
Summary Compensation Table Total	—	8,811,520	6,745,681	—	—
Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	—	(7,529,281)	(6,380,681)	—	—
Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	—	—	4,169,932	—	—
Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	—	—	—	—	—
Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	2,914,102	488,307	—	—
Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	—	5,279,925	—	—	—
Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	(1,713,206)	—	—	—
Compensation Actually Paid	—	7,763,060	5,023,239	—	—

Semtech Corporation 2026 Proxy Statement | 77

EXECUTIVE COMPENSATION
The following table provides a reconciliation of the Summary Compensation Table Total to Compensation Actually Paid for our CEO#3.

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for CEO#3	Fiscal Year 2026 ($)	Fiscal Year 2025 ($)	Fiscal Year 2024 ($)	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)
Summary Compensation Table Total	8,177,250	6,759,554	—	—	—
Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	(6,582,343)	(5,256,971)	—	—	—
Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	17,278,180	17,042,868	—	—	—
Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	1,069,740	—	—	—	—
Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—	—	—
Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(1,317,710)	75,981	—	—	—
Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	—	—
Compensation Actually Paid	18,625,117	18,621,432	—	—	—

The following table provides a reconciliation of the average of the Summary Compensation Table Total for the Non-PEO NEOs for each fiscal year to the average of the Compensation Actually Paid for the Non-PEO NEOs for that fiscal year.

Reconciliation of Average Summary Compensation Table Total to Average Compensation Actually Paid for Non-PEO NEOs	Fiscal Year 2026 ($)	Fiscal Year 2025 ($)	Fiscal Year 2024 ($)	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)
Summary Compensation Table Total	2,858,080	3,211,783	2,434,248	2,675,024	2,706,114
Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	(1,981,663)	(2,630,745)	(1,838,089)	(1,848,772)	(1,935,989)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	4,720,818	8,674,721	692,787	390,964	1,442,149
Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	528,075	1,832,665	(135,718)	(565,624)	(290,549)
Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—	—	149,845
Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(1,032,614)	1,122,501	(31,806)	(207,517)	(336,455)
Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	(116,553)	(443,058)	—
Compensation Actually Paid	5,092,694	12,210,924	1,004,869	1,017	1,735,115

(4)
Semtech TSR represents cumulative total shareholder return on a fixed investment of $100 in the Company’s common stock for the period beginning on the last trading day of fiscal year 2021 through the end of the applicable fiscal year, and is calculated assuming the reinvestment of dividends. Philadelphia Semiconductor Index TSR represents cumulative total shareholder return on a fixed investment of $100 in the Philadelphia

78 | Semtech Corporation 2026 Proxy Statement

EXECUTIVE COMPENSATION
Semiconductor Index (“PHLX”) for the period beginning on the last trading day of fiscal year 2021 through the end of the applicable fiscal year, and is calculated assuming the reinvestment of dividends. The following chart illustrates the CAP for our CEO and the average CAP for our Non-PEO NEOs for each of the last five fiscal years against the Company’s total shareholder return and the total shareholder return for the Philadelphia Semiconductor Index (each calculated as described above) over that period of time.

Compensation Actually Paid vs. TSR

Compensation Actually Paid
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
-$5,000,000
-$10,000,000
-$15,000,000
Company TSR (value of initial $100 investment)
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$0
-$50.00
2022
2023
2024
2025
2026
$114.42
$102.02
$150.40
$185.03
$275.64
$95.60
$46.72
$29.02
$102.92
$113.49
PEO 1 (Maheswaran)
PEO 2 (Pickle)
PEO 3 (Hong)
Average for Non-PEO NEOs
Semtech TSR
PHLX Index TSR

(5)
This column shows the Company’s net income for each fiscal year covered by the table. The following chart illustrates the CAP for our CEO and the average CAP for our Non-PEO NEOs for each of the last five fiscal years against the Company’s net income for each of those years.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
-$5,000,000
-$10,000,000
-$15,000,000
Net Income ($ thousands)
$200,000
$0
-$200,000
-$400,000
-$600,000
-$800,000
-$1,000,000
-$1,200,000
$125,645
$61,372
$(1,092,029)
$(161,896)
$(40,376)
2022
2023
2024
2025
2026
PEO 1 (Maheswaran)
PEO 2 (Pickle)
PEO 3 (Hong)
Average for Non-PEO NEOs
Net Income ($ Thousands)

(6)
This column shows the Company’s non-GAAP adjusted operating income for each fiscal year covered by the table. See Exhibit A for a reconciliation of non-GAAP adjusted operating income for fiscal years 2025 and 2026 to the most directly comparable GAAP measures (and the corresponding exhibit to our proxy statement for prior fiscal years). We consider non-GAAP adjusted operating income to be a key metric in our executive compensation

Semtech Corporation 2026 Proxy Statement | 79

EXECUTIVE COMPENSATION
program, used in determining the fiscal year 2026 annual bonuses for our NEOs. See the Compensation Discussion and Analysis section of this Proxy Statement for more information regarding the use of this performance measure in our executive compensation program. The following chart illustrates the CAP for our CEO and the average CAP for our Non-PEO NEOs for each of the last five fiscal years against the Company’s non-GAAP adjusted operating income for each of those years.

Compensation Actually Paid vs. Non-GAAP Operating Income

$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
-$5,000,000
-$10,000,000
-$15,000,000
Compensation Actually Paid
$250,000
$200,000
$150,000
$100,000
$50,000
$0
Non-GAAP Operating Income (thousands)
$202,792
$210,665
$92,668
$148,989
$201,051
2022
2023
2024
2025
2026
PEO 1 (Maheswaran)
PEO 2 (Pickle)
PEO 3 (Hong)
Average for Non-PEO NEOs
Non-GAAP Adjusted Operating Income ($ Thousands)

Following is an unranked list of the Company’s financial performance measures we consider most important in linking the compensation actually paid to our NEOs for fiscal year 2026 with the Company’s performance.
•	Relative TSR (used to determine vesting in our PSUs)
•	Non-GAAP Adjusted Operating Income (used in both our PSUs and our Executive Bonus Plan)
•	Net Sales (used in both our PSUs and our Executive Bonus Plan)
See the Compensation Discussion and Analysis section of this Proxy Statement for more information regarding the use of these performance measures in our executive compensation program.

80 | Semtech Corporation 2026 Proxy Statement

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
We currently maintain the following stock-based compensation plans. The plans are:
•	2017 Long-Term Equity Incentive Plan (the “2017 Plan”)
•	2013 Long-Term Equity Incentive Plan (the “2013 Plan”)
•	2008 Long-Term Equity Incentive Plan (the “2008 Plan”)
•	Long-Term Stock Incentive Plan (the “1998 Plan”)
Our 2017 Plan was approved in June 2017 and was most recently amended by our stockholders on June 5, 2025. The 2013 Plan, 2008 Plan and 1998 Plan were also approved by our stockholders. However, no new awards can be granted under the 2013 Plan, the 2008 Plan, or the 1998 Plan.
The following table sets forth information with respect to shares of Company common stock that may be issued under our equity compensation plans as of January 25, 2026.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)(2)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the issued column)
Equity compensation plans approved by security holders	3,151,629	$29.70	5,773,258(3)
Equity compensation plans not approved by security holders(4)	90,112	—	—
Total	3,650,367	$29.59	5,262,532

(1)
Includes the number of shares potentially issuable in connection with Performance-Based Unit awards assuming the 100% vesting level is achieved. This number also includes 3,500 shares that are subject to options granted under the 2013 and 2017 Plans to employees outside of the United States. In light of applicable tax laws, these options have a longer term than the six-year term generally provided for options granted under the 2017 Plan, and for purposes of determining the number of shares available for award grant purposes under the 2017 Plan, are subject to the share-counting ratio for “full-value awards.”

(2)
Outstanding restricted stock awards, Time-Based Unit awards, Performance-Based Unit awards and OSUs do not have an exercise price and therefore, are not included in calculating the weighted-average exercise price of outstanding options.

(3)
All of these shares of our common stock remain available for future issuance under our 2017 Plan and may be granted as incentive stock options, nonqualified stock options, restricted stock awards, restricted stock unit awards, Performance-Based Unit awards, executive ownership restricted stock unit awards, stock bonuses, and other stock awards authorized under the 2017 Plan. Shares issued in respect of any “full-value award” granted under the 2017 Plan (generally, a “full-value award” is an award other than a stock option or stock appreciation right) are counted against the overall 2017 Plan share limit as 2.17 shares (as to any full-value award granted before June 9, 2023, 2.6 shares) for every one share issued in connection with such award. Any shares subject to a stock option, and 2.17 times the number of shares subject to a full-value award, granted under the 2013 Plan, the 2008 Plan, or the 1998 Plan that expires, or for any reason is cancelled or terminated, also become available for award grant purposes under the 2017 Plan.

(4)
The shares reported in this row of the table are subject to awards that were granted as an inducement for the grantee to commence employment with the Company. These shares consist of (1) 9,493 RSUs and 20,398 PSUs granted to Mark Lin, our CFO, during fiscal year 2024, with the PSUs that were eligible to vest with respect to fiscal year 2026 performance, and (2) 30,110 RSUs and 30,111 PSUs granted to Mitchell Haws, our SVP of Investor Relations, during fiscal year 2026, with the PSUs that were eligible to vest with respect to fiscal year 2026 through fiscal year 2028 performance. The terms of the awards granted to Mark Lin as an inducement are similar to the annual grants made to our executive officers in March 2023. The terms of the awards granted to Mitchell Haws as an inducement are similar to the annual grants made to our executive officers in March 2025.

Semtech Corporation 2026 Proxy Statement | 81

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board has:
•
reviewed and discussed the Company’s audited financial statements for the fiscal year ended January 25, 2026 with the Company’s management and with the Company’s independent registered public accounting firm, Deloitte;

•	discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•
received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and discussed the independence of Deloitte with that firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended January 25, 2026 be included in the Company’s Annual Report on Form 10-K filed with the SEC.
Respectfully submitted by the Audit Committee
Paul Walsh, Chair Rodolpho C. Cardenuto Paula LuPriore Julie G. Ruehl
The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

82 | Semtech Corporation 2026 Proxy Statement

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal Number 2)
The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, as the Company’s principal accountant to perform independent audit services for fiscal year 2027.
Ratification of the appointment of the independent registered public accounting firm is not required by our Bylaws or applicable law, but has historically been submitted to stockholders as a matter of good corporate governance. If the Company’s stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Deloitte and may decide to retain them notwithstanding the vote. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any point during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of Deloitte are expected to attend the Annual Meeting. They will have the opportunity to make a statement, if they so desire, and respond to appropriate questions from stockholders.

The Board recommends a vote FOR the ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2027

Independent Registered Public Accounting Firm
In connection with the audit of our financial statements for the fiscal year ended January 25, 2026, we entered into an engagement letter with Deloitte which set forth the terms for Deloitte’s performance of the audit services.
During fiscal year 2026, each new audit and non-audit engagement of Deloitte was approved in advance by the Audit Committee or its Chair, and none of those engagements made use of the de minimis exception contained in SEC rules. The Audit Committee has considered the nature and scope of the non-audit services provided by Deloitte and has concluded that Deloitte’s performance of these services is compatible with the auditor’s independence.
The following table sets forth the aggregate fees billed, or expected to be billed, by Deloitte for the audit of our financial statements for fiscal years 2025 and 2026, and for audit and non-audit services rendered by Deloitte for those years:

	Fiscal Year 2025	Fiscal Year 2026
Audit Fees	$4,834,585	$3,343,704
Audit Related Fees	216,879	226,250
Tax Fees	705,070	773,786
All Other Fees	—	—
Total	$5,756,534	$4,343,740

The amounts set forth in the table above include amounts paid to Deloitte as reimbursement for out-of-pocket expenses associated with performance of the services, but do not include Value Added Tax assessed by some non-U.S. jurisdictions on the amount billed by Deloitte.
Audit Fees. This category includes fees for the audit of the Company’s financial statements and internal control over financial reporting, and for review of the financial statements included in the Company’s quarterly reports on Form 10-Q.
This category also includes services the auditor provided in connection with international and domestic statutory and regulatory filings and services only the Company’s independent registered public accounting firm can provide.

Semtech Corporation 2026 Proxy Statement | 83

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal Number 2)
Audit-Related Fees. For fiscal years 2025 and 2026, this category includes fees for services related to securities offerings, including consents and comfort letters.
Tax Fees. This category includes fees for assistance with tax return preparation, tax compliance, and transfer pricing, as well as fees for assistance with tax consulting services in connection with international entity formation and operation and consulting regarding assessment of new tax rules and regulations.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee is responsible for appointing, compensating, and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. The policy calls for an annual review and pre-approval, up to specified dollar limits, of certain types of services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. During the year, circumstances may arise when it may become necessary to engage the firm for additional services not contemplated in the original pre-approval categories. In those instances, specific pre-approval must be obtained.
The Audit Committee has delegated to its Chair the authority to address certain requests for pre-approval of services between meetings of the Audit Committee. The Chair must report its pre-approval decisions to the Audit Committee at its next scheduled meeting. All engagements to provide services related to internal control must be specifically pre-approved by the Audit Committee and may not be pre-approved in advance by category or by the Chair between meetings.
The Audit Committee pre-approved all of the non-audit services provided by our independent registered public accounting firm during fiscal years 2025 and 2026.

84 | Semtech Corporation 2026 Proxy Statement

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
(Proposal Number 3)
As required by Section 14A of the Exchange Act we are providing our stockholders an opportunity to cast a non-binding advisory vote on the compensation of our Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC and set forth in this Proxy Statement (including the Compensation Discussion and Analysis, compensation tables and narratives accompanying those tables). This non-binding advisory vote is also referred to as a “say-on-pay” vote.
As described more fully in the Compensation Discussion and Analysis, the Company’s executive compensation program is designed to align the interests of our executives with the interests of our stockholders, hold our executives accountable for performance, and attract, retain and motivate qualified and high-performing executives. The program seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of annual incentives and long-term incentives. The compensation of our Named Executive Officers identified in our 2025 Proxy Statement received the support of approximately 87.3% of the votes cast on our say-on-pay proposal at our June 2025 Annual Meeting of Stockholders. We maintained our executive compensation philosophy, focused on performance-based compensation with rigorous goals, in fiscal year 2026.
For these reasons, we recommend that stockholders vote in favor of the following resolution at the Annual Meeting:
RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion that accompanies the compensation tables, is hereby APPROVED.
This vote is an advisory vote only and will not be binding on the Company, the Board or the Human Capital and Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board or the Human Capital and Compensation Committee. Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters. The Board and the Human Capital and Compensation Committee will consider the voting results when making future compensation decisions for our Named Executive Officers.
The Company’s current policy is to provide stockholders with an opportunity to vote on the compensation of the Named Executive Officers each year at the Annual Meeting of Stockholders. It is expected that the next such vote will occur at the 2027 Annual Meeting of Stockholders.

The Board recommends a vote FOR the advisory resolution to approve executive compensation

Semtech Corporation 2026 Proxy Statement | 85

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE SEMTECH CORPORATION 2017 LONG-TERM EQUITY INCENTIVE PLAN
(Proposal Number 4)
General
At our 2017 Annual Meeting, our stockholders approved the Semtech Corporation 2017 Long-Term Equity Incentive Plan (the “2017 Plan”), and our stockholders most recently approved amendments of the 2017 Plan at our 2025 Annual Meeting. At the 2026 Annual Meeting, stockholders will be asked to approve an amendment to and restatement of the 2017 Plan, which amendment was adopted, subject to stockholder approval, by the Board of Directors on Apirl 18, 2026.
The Company believes that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the 2017 Plan are an important attraction, retention and motivational tool for participants in the plan.
The Company’s policy has been to provide equity compensation to a significant portion of its worldwide workforce. We believe this is an important component of our business strategy to invest heavily in our human resources and talent. We rely upon our workforce to define, design and market high-performance semiconductor, IoT systems and cloud connectivity products, resulting in a team of experienced engineers who combine industry expertise with advanced semiconductor design expertise to meet customer requirements and enable our customers to get their products to market rapidly. During the past fiscal year, approximately 80% of our non-executive professional employees received an equity grant as part of their compensation. For employees at the executive level, we believe that having a significant part of compensation be delivered through equity grants is an effective tool for aligning the interests of stockholders and management and for incentivizing the accomplishment of key long-term business objectives.
As of April 9, 2026, a total of 5,510,340 shares of the Company’s common stock were then available for new award grants under the 2017 Plan. Our authority to grant new awards under our Prior Plans (as defined below) has terminated.
The Board of Directors approved the amendment and restatement of the 2017 Plan based, in part, on a belief that the number of shares currently available under the 2017 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives.
The proposed amended and restated 2017 Plan would increase the aggregate number of shares of the Company’s common stock available for award grants under the 2017 Plan by 4,300,000 shares.
We currently anticipate that the additional new shares that would be authorized for grant under the proposed amendment and restatement of the 2017 Plan (4,300,000 new shares), together with the shares currently available for new award grants under the 2017 Plan, will provide us with sufficient flexibility to continue equity awards under the 2017 Plan for approximately the next three years (assuming usual levels of shares becoming available for new award grants as a result of forfeitures of outstanding awards and reserving sufficient shares to cover potential payment of performance-based awards at maximum levels). However, it is impossible to predict the exact period of years over which we will grant awards covering the total number of shares that will be available under the 2017 Plan. The total number of shares that we award in any one year or from year-to-year may change based on any number of variables, including, without limitation, the value of our common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in compensation practices at our competitors or in the market generally, changes in the number of our employees, changes in the number of our directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards we grant, and our decisions on how we choose to balance total compensation between cash and equity-based awards.
If stockholders do not approve the proposed amendment and restatement of the 2017 Plan, the Company will continue to have the authority to grant awards under the 2017 Plan terms as currently in effect (without giving effect to the proposed amendment and restatement).

86 | Semtech Corporation 2026 Proxy Statement

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE SEMTECH CORPORATION 2017 LONG-TERM EQUITY INCENTIVE PLAN
(Proposal Number 4)
Summary Description of the 2017 Long-Term Equity Incentive Plan
The principal terms of the 2017 Plan, as proposed to be amended and restated, are summarized below. The following summary is qualified in its entirety by the full text of the 2017 Plan, as proposed to be amended and restated, which appears as Exhibit B to this Proxy Statement.
Purpose. The purpose of the 2017 Plan is to promote the success of the Company by providing an additional means for us to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.
Administration. Our Board of Directors, one or more committees appointed by our Board of Directors, or one or more officers of the Company appointed by our Board of Directors or a committee comprised solely of directors, will administer the 2017 Plan. Our Board of Directors has delegated general administrative authority for the 2017 Plan to the Human Capital and Compensation Committee. The Board of Directors or a committee thereof (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under the 2017 Plan. (The appropriate acting body, be it the Board of Directors or a committee or other person within its delegated authority is referred to in this proposal as the “Administrator”).
The Administrator has broad authority under the 2017 Plan, including, without limitation, the authority:
•	to select eligible participants and determine the type(s) of award(s) that they are to receive;
•
to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

•
to determine any applicable vesting and exercise conditions for awards (including any applicable performance and/or time-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, determine the circumstances in which performance-based goals will be adjusted and the nature and impact of such adjustment, determine that no delayed vesting or exercise is required (subject to the minimum vesting requirement described below), or determine the conditions under which awards may accelerate, and to accelerate or extend the vesting or exercisability or extend (subject, in the case of stock options and stock appreciation rights, to the maximum term of such awards under the plan) the term of any or all outstanding awards;

•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;
•	subject to the other provisions of the 2017 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;
•
to determine the method of payment of any purchase price for an award or shares of the Company’s common stock delivered under the 2017 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;

•
to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where the Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

•	to approve the form of any award agreements used under the 2017 Plan; and
•	to construe and interpret the 2017 Plan, make rules for the administration of the 2017 Plan, and make all other determinations for the administration of the 2017 Plan.
No Repricing. In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Semtech Corporation 2026 Proxy Statement | 87

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE SEMTECH CORPORATION 2017 LONG-TERM EQUITY INCENTIVE PLAN
(Proposal Number 4)
Eligibility. Persons eligible to receive awards under the 2017 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. As of April 9, 2026, approximately 1,779 officers and employees of the Company and its subsidiaries (including all of the Company’s Named Executive Officers), each of the eight members of the Board who are not employed by the Company or any of its subsidiaries (“Non-Employee Directors”), and approximately 40 consultants to the Company or any of its subsidiaries, are considered eligible under the 2017 Plan.
Aggregate Share Limit. The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards (including past award grants) under the 2017 Plan equals the sum of the following (such total number of shares, the “Share Limit”):
•
28,399,122 shares (which is the sum of (i) 24,099,122 shares (the current 2017 Plan Share Limit), plus (ii) the 4,300,000 additional shares if stockholders approve the proposed amendment and restatement of the 2017 Plan), plus

•
the number of any shares subject to stock options (that are not full-value awards) granted under any of the Semtech Corporation 2013 Long-Term Equity Incentive Plan, the Semtech Corporation 2008 Long-Term Equity Incentive Plan, the Semtech Corporation Long-Term Stock Incentive Plan, as amended and restated, and the Semtech Corporation Non-Director and Non-Executive Officer Long-Term Stock Incentive Plan, as amended and restated (collectively, the “Prior Plans”) and outstanding as of June 15, 2017 which expire, or for any reason are cancelled or terminated, after that date without being exercised, plus

•
the number of any shares subject to restricted stock, restricted stock unit, or any other full-value awards granted under any of the Prior Plans that are outstanding and unvested as of June 15, 2017 which are forfeited, terminated, cancelled, or otherwise reacquired after that date without having become vested, multiplied by the full-value award ratio (as described below) in effect at the time such restricted stock, restricted stock unit, or other full-value award granted under the Prior Plans is forfeited, terminated, cancelled or otherwise reacquired.

As of April 9, 2026, 5,510,340 shares were available within the existing Share Limit for additional award grant purposes under the 2017 Plan (which includes 868,139 shares subject to awards granted under the Prior Plans that have become available for new awards under the 2017 Plan pursuant to the foregoing provisions through that date, and determined before taking into account the proposed 4,300,000 share increase in the Share Limit). As previously noted, no new awards may be granted under the Prior Plans.
Since June 9, 2022, any shares issued in respect of a “full-value award” granted under the 2017 Plan have counted against the Share Limit as 2.17 shares for every one share actually issued in connection with the award. For example, if the Company granted a bonus of 100 shares of its common stock under the 2017 Plan, 217 shares would be counted against the Share Limit with respect to that award. For this purpose, a “full-value award” generally means any award granted under the 2017 Plan other than a stock option or stock appreciation right (and also includes certain options and stock appreciation rights granted to non-U.S. employees as described below under “Types of Awards”), and this multiplier that applies to full-value awards granted under the 2017 Plan is referred to as the “full-value award ratio”. Prior to June 9, 2022, the full-value award ratio that applied to full-value awards granted under the 2017 Plan was 2.6 shares for every one share actually issued in connection with the award.
Additional Share Limits. The following other limits are also contained in the 2017 Plan. These limits are in addition to, and not in lieu of, the Share Limit for the plan described above and, in the case of share-based limits, are applied on a one-for-one basis without applying the premium share-counting ratio for full-value awards discussed above.
•
The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 12,100,000 shares. For clarity, any shares delivered in respect of an incentive stock option granted under the 2017 Plan also count against (and are not in addition to) the Share Limit described above.

•
The maximum grant date fair value for awards granted to a Non-Employee Director under the 2017 Plan during any one calendar year is $250,000, except that this limit will be $350,000 as to (1) a Non-Employee Director who is serving as the independent Chair of the Board or as a lead independent director at the time the applicable grant is made or (2) any new Non-Employee Director for the calendar year in which the Non-Employee Director is first elected or appointed to the Board. For purposes of this limit, the “grant date fair value” of an award means the value of the award on the date of grant of the award determined using the equity award valuation principles applied in the Company’s financial reporting. This limit does not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Company or one of its subsidiaries. This limit applies on an individual basis and not on an aggregate basis to all Non-Employee Directors as a group.

88 | Semtech Corporation 2026 Proxy Statement

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE SEMTECH CORPORATION 2017 LONG-TERM EQUITY INCENTIVE PLAN
(Proposal Number 4)
Share-Limit Counting Rules. The Share Limit of the 2017 Plan is subject to the following rules:
•
Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2017 Plan will not be counted against the Share Limit and will be available for subsequent awards under the 2017 Plan (with any full-value awards becoming available for subsequent awards taking into account the full-value award ratio discussed above as in effect at the time of grant of the award and used for purposes of initially counting such shares against the Share Limit). For example, if a restricted stock unit award as to 1,000 shares was granted under the 2017 Plan when the full-value award ratio in effect under the plan was 2.17:1 (such that 2,170 shares were initially counted against the Share Limit with respect to such award), if such award is later forfeited without any portion having become vested, 2,170 shares will become available for subsequent awards under the plan.

•
Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any stock option or stock appreciation right granted under the 2017 Plan, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any stock option or stock appreciation right granted under the 2017 Plan, will not be available for subsequent awards under the 2017 Plan. Shares that are exchanged by a participant or withheld by the Company on or after June 9, 2022 as full or partial payment in connection with any full-value award granted under the 2017 Plan, as well as any shares exchanged by a participant or withheld by the Company on or after June 9, 2022 to satisfy the tax withholding obligations related to any full-value award granted under the 2017 Plan, do not count against the 2017 Plan’s share limit and are available for subsequent awards under the 2017 Plan (with such shares becoming available for subsequent awards taking into account the full-value award ratio discussed above as in effect at the time of grant of the award and used for purposes of initially counting such shares against the Share Limit). Prior to June 9, 2022, shares that were exchanged by a participant, or withheld by the Company, as full or partial payment in connection with any full-value award granted under the 2017 Plan, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any full-value award granted under the 2017 Plan, did count against the 2017 Plan’s share limit and were not available for subsequent awards under the 2017 Plan.

•	Shares repurchased on the market will not be available for subsequent awards under the 2017 Plan.
•
To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the Share Limit and will be available for subsequent awards under the 2017 Plan (with any full-value awards becoming available for subsequent awards taking into account the premium share-counting rule discussed above for full-value awards, as such ratio was in effect at the time of grant of the award and used for purposes of initially counting such shares against the Share Limit).

•
In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 10,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 100 shares are delivered in payment of those rights with respect to that dividend after the Annual Meeting, 217 shares shall be counted against the Share Limit based on the full-value award ratio discussed above.)

•
In the event that shares are delivered pursuant to the exercise of a stock appreciation right or stock option granted under the 2017 Plan, the number of underlying shares as to which the exercise related shall be counted against the Share Limit as opposed to only counting the shares issued. (For purposes of clarity, if a stock appreciation right or stock option relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares (taking into account any shares withheld to satisfy any applicable exercise or base price of the award and any shares withheld to satisfy any applicable withholding obligations in connection with such exercise), 100,000 shares shall be counted against the Share Limit with respect to such award.)

In addition, the 2017 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2017 Plan. The Company may not increase the applicable share limits of the 2017 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).
Types of Awards. The 2017 Plan authorizes stock options, stock appreciation rights, and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards. The 2017 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.

Semtech Corporation 2026 Proxy Statement | 89

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE SEMTECH CORPORATION 2017 LONG-TERM EQUITY INCENTIVE PLAN
(Proposal Number 4)
A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant.
Except as noted in the following sentence, the maximum term of an option is six (6) years from the date of grant. For stock option awards made to Company employees serving with the Company, or with a subsidiary, outside the United States, the Administrator may approve a stock option that has a maximum term longer than six years, if applicable tax laws in the location of the recipient unduly penalize the recipient or impose unfavorable tax consequences for options with a six-year term. However, any shares issued in connection with an award having a maximum term longer than six years will count against the applicable share limits of the Plan as a full-value award. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2017 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2017 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.
A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is six (6) years from the date of grant (except in the case of certain grants to employees outside of the United States as described above for stock options and provided that any such grant will be treated as a full-value award for purposes of the applicable 2017 Plan share limits).
The other types of awards that may be granted under the 2017 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, restricted stock units, deferred shares, phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock) or similar rights to purchase or acquire shares, dividend equivalents which represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.
Any awards under the 2017 Plan (including awards of stock options and stock appreciation rights) may, subject to the minimum vesting requirement described below, be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements.
Minimum Vesting Requirement. Except as provided in the next sentence, each equity-based award granted under the 2017 Plan (other than certain substitute awards granted in connection with corporate mergers or acquisitions, awards issued in respect of vested cash compensation, and non-employee director awards which may vest on the earlier of one year after the date of grant or the Annual Meeting that occurs in the calendar year following the calendar year in which the award is granted) will be subject to a minimum vesting period of one year. Equity-based awards may be granted under the 2017 Plan that do not satisfy this minimum vesting requirement, provided that the total number of shares of the Company’s common stock subject to such awards will not exceed 5% of the Share Limit. Furthermore, the Administrator has the discretion to accelerate the exercisability or vesting of awards in such circumstances as it may consider appropriate.
Dividend Equivalents; Deferrals. The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that awards under the 2017 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of common stock, provided that as to any dividend equivalent rights granted in connection with an award granted under the 2017 Plan that is subject to vesting requirements, no dividend equivalent payment will be made as to a portion of an award unless the related vesting conditions of that portion of an award are satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related vesting conditions are not satisfied).
Assumption and Termination of Awards. If an event occurs in which the Company does not survive (or does not survive as a public company in respect of its common stock), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Company, awards then-outstanding under the 2017 Plan will not automatically become fully vested pursuant to the provisions of the 2017 Plan so long as such awards are assumed, substituted for or otherwise continued. However, if awards then-outstanding under the 2017 Plan are to be

90 | Semtech Corporation 2026 Proxy Statement

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE SEMTECH CORPORATION 2017 LONG-TERM EQUITY INCENTIVE PLAN
(Proposal Number 4)
terminated in such circumstances (without being assumed, substituted, exchanged or otherwise continued or settled), such awards would generally become fully vested (with any performance goals applicable to the award in each case being deemed met at the “target” performance level), unless otherwise provided by the Administrator in an applicable award agreement. In addition, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a termination of the award holder’s employment. For the treatment of outstanding equity awards held by the Named Executive Officers in connection with a termination of employment and/or a change in control of the Company, please see the “Potential Payments On Termination or Change in Control” above in this Proxy Statement.
Transfer Restrictions. Subject to certain exceptions contained in Section 5.6 of the 2017 Plan, awards under the 2017 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).
Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2017 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.
No Limit on Other Authority. The 2017 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.
Termination of or Changes to the 2017 Plan and Outstanding Awards. The Board of Directors may amend or terminate the 2017 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Board of Directors. Unless terminated earlier by the Board of Directors and subject to any extension that may be approved by stockholders, the authority to grant new awards under the 2017 Plan will terminate on April 21, 2032. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder. The minimum vesting requirement under the 2017 Plan, as described above, does not limit or restrict the Administrator’s discretion to accelerate the vesting of any award in any circumstances it determines to be appropriate.
U.S. Federal Income Tax Consequences of Awards under the 2017 Plan
The U.S. federal income tax consequences of the 2017 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2017 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.
With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.
The current federal income tax consequences of other awards authorized under the 2017 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

Semtech Corporation 2026 Proxy Statement | 91

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE SEMTECH CORPORATION 2017 LONG-TERM EQUITY INCENTIVE PLAN
(Proposal Number 4)
If an award is accelerated under the 2017 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, under Section 162(m), aggregate compensation in excess of $1,000,000 paid to certain covered employees will not be deductible by the Company.
Specific Benefits under the 2017 Long-Term Equity Incentive Plan
The Company has not approved any awards that are conditioned upon stockholder approval of the proposed amendment and restatement of the 2017 Plan. The Company is not currently considering any other specific award grants under the 2017 Plan, other than the annual grants of restricted stock units to our Non-Employee Directors described in the following paragraph. If the proposed amendment and restatement of the 2017 Plan had been in existence in fiscal year 2026, the Company expects that its award grants for fiscal year 2026 would not have been substantially different from those actually made in that year under the 2017 Plan. For information regarding stock-based awards granted to the Company’s Named Executive Officers during fiscal year 2026, see the material under the headings “Compensation Discussion and Analysis” and “Executive Compensation” above.
As described under the heading “Director Compensation” above, our current compensation policy for Non-Employee Directors provides for each Non-Employee Director to receive an award of stock-settled restricted stock units each year, with the number of shares subject to each Non-Employee Director’s award to be determined by dividing $200,000 by the per-share closing price (in regular trading) of our common stock on the Nasdaq Stock Market on the grant date (or as of the last trading day preceding such date if the date of grant is not a trading day) as described above. Assuming, for illustrative purposes only, that the price of the common stock used for the conversion of the dollar amount set forth above into shares is $88.66 (which was the closing market price for a share of the Company’s common stock as of April 9, 2026), the number of shares that would be allocated to the Company’s eight Non-Employee Directors as a group pursuant to the annual grant formula over the remaining term of the 2017 Plan is approximately 126,280. This figure represents the aggregate number of shares that would be subject to the annual equity awards under the Non-Employee Director equity grant program for calendar years 2026 through 2032 (the seven remaining years in the term of the 2017 Plan, beginning with the annual equity awards to be granted to Non-Employee Directors in connection with the 2026 Annual Meeting and assuming that the grant of annual equity awards for Non-Employee Directors in calendar year 2032 occurs before the authority to grant new awards under the 2017 Plan terminates on April 21, 2032) based on that assumed stock price. This calculation also assumes that there are no new eligible directors, there continue to be eight eligible directors seated, and that there are no changes to the awards granted under the Non-Employee Director equity grant program.
The following paragraphs include additional information to help you assess the potential dilutive impact of the Company’s equity awards and the proposed amendment and restatement of the 2017 Plan. The 2017 Plan and the Prior Plans are the Company’s only equity compensation plans.
“Overhang” refers to the number of shares of the Company’s common stock that are subject to outstanding awards or remain available for new award grants. The following table shows (a) the total number of shares of the Company’s common stock that were subject to outstanding restricted stock unit and performance stock unit awards granted under the 2017 Plan and the Prior Plans, and including the inducement award grants that have been made to certain officers in connection with their commencing employment with the Company (the “Inducement Awards”), (b) that were subject to outstanding stock options granted under the 2017 Plan and the Prior Plans (with the weighted average exercise price and remaining term of those awards), and (c) that were then available for new award grants under the 2017 Plan, as of January 25, 2026 and as of April 9, 2026. In this proposal to amend and restate the 2017 Plan, the number of shares of the Company’s common stock subject to restricted stock unit or performance stock unit awards granted during any particular period or outstanding on any particular date is presented based on the actual number of shares of the Company’s common stock covered by those awards and before applying the provisions of the 2017 Plan for counting full-value awards granted under the 2017 Plan against the plan’s share limit based on the full-value award ratio discussed above (currently, 2.17 shares for every share actually issued pursuant to the award). For performance stock unit awards, the number of shares presented is based on the “target” level of performance.

92 | Semtech Corporation 2026 Proxy Statement

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE SEMTECH CORPORATION 2017 LONG-TERM EQUITY INCENTIVE PLAN
(Proposal Number 4)

Key Elements of Compensation
	As of January 25, 2026	As of April 9, 2026
Shares subject to outstanding restricted stock unit awards(1)	2,413,857 (of which 2,347,254 were outstanding under the 2017 Plan and the balance were outstanding under the Prior Plans and the Inducement Awards)	2,210,124 (of which 2,146,685 were outstanding under the 2017 Plan and the balance were outstanding under the Prior Plans and the Inducement Awards)
Shares subject to outstanding performance stock unit awards	598,567 (of which 555,798 were outstanding under the 2017 Plan and the balance were outstanding under the Inducement Awards)	519,700 (of which 489,589 were outstanding under the 2017 Plan and the balance were outstanding under the Inducement Awards)
Shares subject to outstanding stock options(2)
139,205
(with a weighted-average exercise price of $29.70 and a weighted-average remaining term of
2.8 years; of which, options as to 137,705 shares were outstanding under the 2017 Plan and the balance were outstanding under the Prior Plans)

120,164
(with a weighted-average exercise price of $29.70 and a weighted-average remaining term of
2.6 years; of which, options as to 118,664 shares were outstanding under the 2017 Plan and the balance were outstanding under the Prior Plans)

Shares available for new award grants	5,773,258 (all of which were available under the 2017 Plan)	5,510,340 (all of which were available under the 2017 Plan)

(1)
As of January 25, 2026 and as of April 9, 2026, 138,924 and 136,991 shares, respectively, were subject to cash-settled restricted stock unit awards, of which 96,591 and 94,658, respectively, were outstanding under the 2017 Plan and 42,333 were outstanding under the Prior Plans. These cash-settled restricted stock unit awards are not included in the table above.

(2)
As of January 25, 2026 and as of April 9, 2026, 1,500 shares were subject to outstanding stock options that have a term of eleven (11) years. Such stock options were granted with an eleven-year term in accordance with applicable local foreign laws. Accordingly, these stock options were counted against the applicable share limits of the Prior Plans as full-value awards.

The weighted-average number of shares of the Company’s common stock issued and outstanding in each of the last three fiscal years was 64,126,873 shares issued and outstanding in fiscal year 2024; 71,605,872 shares issued and outstanding in fiscal year 2025; and 88,374,036 shares issued and outstanding in fiscal year 2026. The number of shares of the Company’s common stock issued and outstanding as of April 9, 2026 was 93,114,501.
“Burn rate” refers to the number of shares that are subject to awards that we grant over a particular period of time. The total number of shares of the Company’s common stock subject to awards that the Company granted to eligible persons under the 2017 Plan in each of the last three fiscal years, and to date (as of April 9, 2026) for fiscal year 2027 (as to the awards in fiscal year 2024 and fiscal year 2026, including the Inducement Awards which were not granted under the 2017 Plan), are as follows:
•
2,283,445 shares in fiscal year 2024 (which was 3.6% of the weighted-average number of shares of the Company’s common stock issued and outstanding in fiscal year 2024), of which 2,052,199 shares were subject to restricted stock unit awards, 231,246 shares were subject to performance stock unit awards, and none were subject to stock options;

•
2,075,988 shares in fiscal year 2025 (which was 2.9% of the weighted-average number of shares of the Company’s common stock issued and outstanding in fiscal year 2025), of which 1,632,045 shares were subject to restricted stock unit awards, 443,943 shares were subject to performance stock unit awards, and none were subject to stock options;

•
1,554,244 shares in fiscal year 2026 (which was 1.8% of the weighted-average number of shares of the Company’s common stock issued and outstanding in fiscal year 2026), of which 1,178,257 shares were subject to restricted stock unit awards, 375,987 shares were subject to performance stock unit awards, and none were subject to stock options; and

•
482,020 shares in fiscal year 2027 through April 9, 2026 (which was 0.5% of the number of shares of the Company’s common stock issued and outstanding on April 9, 2026), of which 312,098 shares were subject to restricted stock unit awards, 169,922 shares were subject to performance stock unit awards, and none were subject to stock options.

Semtech Corporation 2026 Proxy Statement | 93

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE SEMTECH CORPORATION 2017 LONG-TERM EQUITY INCENTIVE PLAN
(Proposal Number 4)
Thus, the total number of shares of the Company’s common stock subject to awards granted to employees under the 2017 Plan (and including the Inducement Awards as to the grants in fiscal years 2024 and 2026) per year over the last three fiscal years (2024, 2025 and 2026) has been, on average, 2.8% of the weighted-average number of shares of the Company’s common stock issued and outstanding for the corresponding year. Performance-based vesting awards have been included above in the fiscal year in which the award was granted based on the “target” level of performance. The actual number of shares subject to restricted stock and restricted stock unit awards that included performance-based vesting requirements and that became eligible to vest each fiscal year because the applicable performance-based condition was satisfied in that year (subject to the satisfaction of any applicable time-based vesting requirements) was as follows: 27,286 in fiscal year 2024, 14,568 in fiscal year 2025, 262,329 in fiscal year 2026, and 263,088 to date (as of April 9, 2026) in fiscal year 2027. The total number of shares of Company common stock subject to stock-settled restricted stock units granted pursuant to our compensation policy for Non-Employee Directors was 40,238 shares in fiscal year 2024, 25,713 shares in fiscal year 2025, 42,568 shares in fiscal year 2026, and no shares in fiscal year 2027 through April 9, 2026 (all of which are included in the applicable Burn Rate information set forth in the bullet points immediately preceding this paragraph).
No shares of our common stock subject to awards granted under the Prior Plans have become available for new award grants under the 2017 Plan to date (as of April 9, 2026) in fiscal year 2027, or in any of the three prior fiscal years, as a result of the expiration or termination of such awards. Shares subject to awards under the Prior Plans that previously terminated or expired and became available for new award grants under the 2017 Plan have been included when information is presented in this proposal on the number of shares available for new award grants under the 2017 Plan.
The closing market price for a share of the Company’s common stock as of April 9, 2026 was $88.66 per share.
Aggregate Past Grants Under the Plan
As of April 9, 2026, awards covering 13,334,393 shares of our common stock had been granted under the 2017 Plan. This number of shares includes shares subject to awards under the Prior Plans or the 2017 Plan that expired or terminated without having been exercised and paid and became available for new award grants under the 2017 Plan, as well as shares that were withheld to cover the exercise price or tax withholding obligations in connection with an award under the Prior Plans or 2017 Plan and became available for new award grants under the 2017 Plan. This number of shares, as well as the number of shares subject to past awards and outstanding and unvested awards in the table below, is presented as to performance-based and time-based vesting RSU awards based on the “target” number of shares subject to the award at the date of grant. The following table shows information regarding the distribution of all awards among the persons and groups identified below, option exercises, and RSUs vesting prior to that date, and option and unvested RSU holdings as of that date.

94 | Semtech Corporation 2026 Proxy Statement

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE SEMTECH CORPORATION 2017 LONG-TERM EQUITY INCENTIVE PLAN
(Proposal Number 4)

	STOCK OPTIONS				RESTRICTED STOCK/UNITS
Name and Position	Number of Shares Subject to Past Option Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of April 9, 2026		Number of Shares/Units Subject to Past Awards as of April 9, 2026	Number of Shares/Units Vested as of April 9, 2026	Number of Shares/Units Outstanding and Unvested as of April 9, 2026
			Exercisable	Unexercisable
Named Executive Officers:
Hong Hou President and Chief Executive Officer	—	—	—	—	457,920	167,991	292,102
Mark Lin Executive Vice President and Chief Financial Officer	—	—	—	—	181,278	82,246	99,949
Asaf Silberstein Executive Vice President and Chief Operating Officer	—	—	—	—	391,520	230,559	100,595
Jason Green Executive Vice President and Chief Commercial Officer	—	—	—	—	96,524	25,389	72,029
J. Michael Wilson Chief Quality Officer and Chief Technology Officer	—	—	—	—	294,280	183,750	63,215
Madhu Rayabhari Senior Vice President and General Manager, Analog Mixed Signal and Wireless	2,000	—	—	—	260,862	157,593	78,447
Total for All Current Executive Officers as a Group (5 persons):	—	—	—	—	1,421,522	689,935	627,887
Martin S.J. Burvill	—	—	—	—	15,730	10,409	5,321
Rodolpho C. Cardenuto	—	—	—	—	18,444	13,123	5,321
Gregory M. Fischer	—	—	—	—	12,600	7,279	5,321
Saar Gillai	—	—	—	—	18,444	13,123	5,321
Ye Jane Li	—	—	—	—	20,685	15,364	5,321
Paula LuPriore	—	—	—	—	15,730	10,409	5,321
Julie G. Ruehl	—	—	—	—	11,300	5,979	5,321
Paul V. Walsh Jr.	—	—	—	—	12,600	7,279	5,321
Total for all Current Non-Executive Directors as a Group (8 persons):	—	—	—	—	125,533	82,965	42,568
Each other person who has received 5% or more of the options, warrants or rights:	—	—	—	—	—	—	—
All employees, including all current officers who are not executive officers or directors, as a group:	823,424	473,497	120,164	—	10,963,914	6,372,214	2,045,504
Total	823,424	473,497	120,164	—	12,510,969	7,145,114	2,715,959

Dr. Hou and each of the non-executive directors identified in the table above is also a nominee for election as a director at the Annual Meeting.

Semtech Corporation 2026 Proxy Statement | 95

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE SEMTECH CORPORATION 2017 LONG-TERM EQUITY INCENTIVE PLAN
(Proposal Number 4)
Equity Compensation Plan Information
See the details in the section “Securities Authorized for Issuance Under Equity Compensation Plans” above.
Additional Information Regarding Approval of the Amendment and Restatement of the 2017 Long-Term Equity Incentive Plan
The Board of Directors believes that the adoption of the proposed amendment and restatement of the 2017 Plan will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.
All members of the Board of Directors and all of the Company’s executive officers are eligible for awards under the 2017 Plan and thus have a personal interest in the approval of the proposed amendment and restatement of the 2017 Plan.

The Board recommends a vote FOR the approval of the Amendment and Restatement of the 2017 Long-Term Equity Incentive Plan as described above and set forth in Exhibit B

96 | Semtech Corporation 2026 Proxy Statement

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING
The Board is furnishing this Proxy Statement in connection with its solicitation of proxies on behalf of the Company to be voted at the 2026 Annual Meeting to be held exclusively online via live webcast at www.virtualshareholdermeeting.com/SMTC2026 on Thursday, June 4, 2026 at 11:00 a.m., Pacific Time, or at any adjournments or postponements thereof.
What am I voting on and what are the Board’s recommendations?

Number	Proposal	Board’s Recommendation
1
To elect nine directors to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal. The nominees are:

Mr. Martin S.J. Burvill
Mr. Rodolpho C. Cardenuto
Mr. Gregory M. Fischer
Mr. Saar Gillai
Dr. Hong Q. Hou
Ms. Ye Jane Li
Ms. Paula LuPriore
Ms. Julie G. Ruehl
Mr. Paul V. Walsh, Jr.
FOR the election of each of the nominees
2	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for fiscal year 2027.	FOR ratification for fiscal year 2027
3	To approve, on an advisory basis, the Company’s executive compensation.	FOR the approval of our executive compensation
4	To approve the amendment and restatement of the Semtech Corporation 2017 Long-Term Equity Incentive Plan.	FOR the approval of the amendment and restatement of the Semtech Corporation 2017 Long-Term Incentive Plan

How will voting on any other business be conducted?
We will also consider any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof. Although the Board does not know of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement, if any other business properly comes before the Annual Meeting, a stockholder’s properly submitted proxy gives authority to the proxy holder to vote on those matters in his or her discretion.
Why did I receive a Notice of Internet Availability of Proxy Materials?
Pursuant to rules adopted by the SEC, we have elected to furnish our proxy materials over the Internet. Accordingly, we are mailing to our stockholders (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the proxy materials) a “Notice of Internet Availability of Proxy Materials” (the “Notice”). Brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice to the beneficial owners. The Notice contains instructions on how stockholders can access the proxy materials over the Internet and vote their shares. The Notice also contains instructions on how stockholders can receive a printed copy of our proxy materials. In addition, the Notice provides instructions on how stockholders may request to receive proxy materials for future annual meetings in printed or email form. We believe this process will expedite stockholders’ receipt of proxy materials, lower the costs of our Annual Meeting and conserve natural resources.

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QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING
What does it mean if I get more than one Notice or set of proxy materials?
It means that you hold shares registered in more than one account. You must submit your proxy or voting instructions for each account for which you have received a Notice or set of proxy materials to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, only one copy of our proxy materials is being delivered to stockholders of record who share the same address and who did not receive a Notice or otherwise receive their proxy materials electronically, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders of record who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of our proxy materials to any stockholder of record at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or at 1-866-540-7095. If you are a beneficial owner of our common shares because your shares are held in “street name” through a bank, broker or other nominee, please contact the bank, broker or other nominee that holds your shares directly if you have questions, require additional copies of the proxy materials, wish to receive multiple copes by revoking your consent to householdings or wish to request single copies of the proxy materials in the future.
Who is entitled to vote?
Common stockholders as of the close of business on April 9, 2026 (the “Record Date”) are entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at our principal executive offices for examination during normal ordinary business hours by any stockholder for any purpose germane to the Annual Meeting for a period of ten days prior to the Annual Meeting through the close of the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held on the Record Date. Stockholders are not entitled to cumulative voting rights in the election of directors.
How do I vote?
You may vote by submitting a proxy or voting instructions prior to the Annual Meeting or you may vote by attending the Annual Meeting virtually.
Stockholder of Record: Stockholders holding shares of common stock registered in your name may vote using the Internet, by telephone, virtually at the Annual Meeting, or by mail as instructed on the proxy card if you requested and received printed copies of the proxy materials. If you will be voting by mail, indicate your voting instructions on the enclosed proxy card, sign and date it, and return it in the prepaid envelope provided with this Proxy Statement. If you vote by Internet or telephone, then you do not need to return a written proxy card by mail.
Street Name Holders: If you hold your shares of common stock in street name, which means your shares are held of record by a broker, bank or nominee, you will receive instructions from your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, if you received a printed copy of this Proxy Statement, you may submit your voting instructions by completing, dating and signing the voting instruction form that was included with this Proxy Statement and promptly returning it in the pre-addressed, postage paid envelope provided to you. If you vote by Internet or telephone, then you do not need to return a written voting instruction form by mail.
How do I attend the Annual Meeting?
In order to provide expanded access, improved communications and cost savings for our stockholders and the Company, our Annual Meeting will be a completely “virtual” meeting of stockholders, which will be conducted via live webcast. You will be able to attend the Annual Meeting of Stockholders online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SMTC2026.

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QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING
The meeting will begin promptly at 11:00 a.m., Pacific Time on June 4, 2026. We encourage you to access the meeting prior to the start time. Online access will open at 10:45 a.m., Pacific Time at www.virtualshareholdermeeting.com/SMTC2026, and you should allow ample time to log in to the meeting webcast and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page at www.virtualshareholdermeeting.com/SMTC2026.
How will my shares be voted on the proposals at the Annual Meeting?
The shares of common stock represented by all properly submitted proxies will be voted at the Annual Meeting as instructed or, if no instruction is given, will be voted “FOR” each of the director nominees named in Proposal Number 1, “FOR” Proposal Number 2, “FOR” Proposal Number 3 and “FOR” Proposal Number 4.
If you hold your shares of common stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. The ratification of the appointment of the independent registered public accounting firm (Proposal Number 2) is considered routine under applicable rules of the New York Stock Exchange, while each of the other proposals to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine. Accordingly, if you hold your shares of common stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote on Proposal Number 2 at the Annual Meeting, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal Number 2 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting.
Can I revoke or change my vote after I submit my proxy or voting instructions?
A stockholder of record may revoke a previously submitted proxy at any time before the meeting in any one of the following ways:
•	Sending a written notice to the Company’s Secretary at the Company’s headquarters at 200 Flynn Road, Camarillo, California 93012.
•	Returning a later-dated proxy card or submitting a subsequent proxy using the Internet or by telephone (your latest Internet or telephone voting instructions will be followed).
•	Voting virtually at the Annual Meeting although the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.
Any change to your proxy that is provided by telephone or the Internet must be submitted by 11:59 p.m. Eastern Time on June 3, 2026.
If your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change or revoke your voting instructions.
What constitutes a quorum?
As of the Record Date, April 9, 2026, 93,114,501 shares of the Company’s common stock were issued and outstanding. The presence, either in person (i.e., virtually via live webcast for this year’s meeting) or by proxy, of the holders of a majority of these outstanding shares is necessary to constitute a quorum for the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, either any officer entitled to preside at or to act as secretary of the Annual Meeting or the holders of a majority in voting interest present at the Annual Meeting in person or by proxy and entitled to vote at the Annual Meeting may adjourn the Annual Meeting to another date.

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QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING
How many votes are needed for approval of each item?
Proposal Number 1. Under the Company’s Bylaws, the nominees who receive the greatest number of votes, up to the number of directors to be elected (here, nine), shall be the persons elected. In other words, director nominees are elected by a plurality of votes cast, even if less than a majority. Stockholders are not entitled to cumulative voting with respect to the election of directors.
However, as described below, and as set forth in the Company’s Corporate Governance Guidelines, available under the “Investors” section at the Company’s website www.semtech.com, the Company has adopted a director resignation policy for uncontested elections of the Board (elections where the only nominees are those recommended by the Board).
Under this policy, in an uncontested election of directors, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election by stockholders present in person or by proxy at an annual or special meeting of the stockholders and entitled to vote on the matter will tender a written offer to resign from the Board. Such offer to resign will be tendered within five business days following the certification of the stockholder vote by the inspector of elections.
The Company’s Nominating and Governance Committee will promptly consider the resignation offer and recommend to the full Board whether to accept it.
To the extent that a director’s resignation is accepted by the Board, the Nominating and Governance Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.
The Board will act on the Nominating and Governance Committee’s recommendation within 90 days following the certification of the stockholder vote by the inspector of elections, which action may include, without limitation, acceptance of the offer of resignation, adoption of measures intended to address the perceived issues underlying the failure of the director to receive a majority of votes in favor of his or her election, or rejection of the resignation offer. Thereafter, the Board will disclose its decision whether to accept the director’s resignation offer and the reasons for rejecting the offer, if applicable, in a Current Report on Form 8-K to be filed with the SEC within four business days of the Board’s determination.
The Board believes that this process enhances accountability to stockholders and responsiveness to stockholders’ votes, while allowing the Board appropriate discretion in considering whether a particular director’s resignation would be in the best interests of the Company and its stockholders.
Proposals Number 2, 3 and 4. Our Bylaws require that each of the other items to be submitted for a vote of stockholders at the Annual Meeting receive the affirmative vote of a majority in voting interest of the stockholders of the shares of our common stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting.
Notwithstanding the vote required by our Bylaws, please be advised that the ratification of the appointment of the independent registered public accounting firm (Proposal Number 2) and the advisory resolution to approve executive compensation (Proposal Number 3) are advisory only and are not binding on us. Our Board will consider the outcome of the vote on each of these proposals in considering what action, if any, should be taken in response to the advisory vote by stockholders.
How are the votes counted?
For Proposal Number 1, you may vote “For” or “Withhold” with respect to each director nominee. Because directors are elected by a plurality of votes cast “For” the director, shares voted “Withhold” and broker non-votes will not be counted and therefore will have no impact on the outcome of Proposal Number 1. “Withhold” votes will, however, affect whether a director is required to tender his or her resignation pursuant to the Company’s director resignation policy described above.
For Proposals Number 2, 3 and 4, you may vote “For,” “Against” or “Abstain.” Abstentions will be counted as a vote “Against” each of Proposals Number 2, 3 and 4 because they represent shares that are entitled to vote on these proposals. Broker non-votes are not considered entitled to vote on the proposals, and so will not be counted in determining the outcome of Proposals Number 3 or 4. We do not expect any broker non-votes on Proposal Number 2.

100 | Semtech Corporation 2026 Proxy Statement

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING
Who will count the vote?
We have appointed Broadridge Financial Solutions, Inc. to tabulate the votes and act as inspector of election at the Annual Meeting. In the event that Broadridge Financial Solutions, Inc. is unable to act as independent inspector of election, our Corporate Secretary will act in such role.
Who pays for the cost of this proxy solicitation?
The Company pays for the cost of soliciting proxies on behalf of the Board. The Company also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners. Proxies may be solicited by mail, telephone, other electronic means, or in person. Proxies may be solicited by directors, officers and regular, full-time employees of the Company, none of whom will receive any additional compensation for their services.
How can I obtain a copy of the Company’s Annual Report?
We will promptly provide, on written or oral request and without charge, a copy of the Company’s Annual Report, including financial statements and financial statement schedules, to any person whose proxy is solicited or any beneficial owner of our common stock. Requests should be directed to Semtech Corporation, Attn: Secretary, 200 Flynn Road, Camarillo, California 93012, telephone (805) 498-2111.
Copies of the Company’s SEC filings are also available under the “Investors” section of the Company’s website at www.semtech.com. Any stockholder desiring additional proxy materials or a copy of the Company’s Bylaws should similarly contact the Company’s Secretary.
Where can I find the voting results of the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published within four business days after the Annual Meeting in a Current Report on Form 8-K to be filed with the SEC and which we will make available on our website at www.semtech.com under the “Investors” section.
Where can I find general information about the Company?
General information about us can be found on our website at www.semtech.com. We make available free of charge, either by direct access on our website or a link to the SEC’s website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such reports are electronically filed with, or furnished to, the SEC. Our reports filed with, or furnished to, the SEC are also available directly at the SEC’s website at www.sec.gov.

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OTHER MATTERS
The management of the Company knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, persons named in the proxy or their substitutes will have discretion to vote in accordance with their best judgment on such matters.

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EXHIBIT A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
As used in this Proxy Statement, “non-GAAP adjusted operating income” means our operating income, adjusted to exclude from the applicable financial measure, as reported for purposes of our financial statements, items such as share-based compensation, restructuring, integration, transaction and other acquisition-related expenses, intangible amortization and impairments, and other items which would not otherwise have been incurred by the Company in the normal course of the Company’s business operations or are not reflective of the Company’s core results over time.
Management believes that the presentation of non-GAAP adjusted operating income provides useful information to investors regarding the Company’s financial condition and results of operations. This non-GAAP financial measure is adjusted to exclude the items identified above because such items are either operating expenses that would not otherwise have been incurred by the Company in the normal course of the Company’s business operations, or are not reflective of the Company’s core results over time. These excluded items may include recurring as well as non-recurring items, and no inference should be made that all of these adjustments, charges, costs or expenses are unusual, infrequent or non-recurring. For example: certain restructuring and integration-related expenses (which consist of employee termination costs, facility closure or lease termination costs, and contract termination costs) may be considered recurring given the Company’s ongoing efforts to be more cost effective and efficient; certain acquisition and disposition-related adjustments or expenses may be deemed recurring given the Company’s regular evaluation of potential transactions and investments; and certain litigation expenses or dispute settlement charges or gains (which may include estimated losses for which the Company may have established a reserve, as well as any actual settlements, judgments, or other resolutions against, or in favor of, the Company related to litigation, arbitration, disputes or similar matters, and insurance recoveries received by the Company related to such matters) may be viewed as recurring given that the Company may from time to time be involved in, and may resolve, litigation, arbitration, disputes, and similar matters.
Notwithstanding that certain adjustments, charges, costs or expenses may be considered recurring, in order to provide meaningful comparisons, the Company believes that it is appropriate to exclude such items because they are not reflective of the Company’s core results and tend to vary based on timing, frequency and magnitude.
This non-GAAP financial measure is provided to enhance the user’s overall understanding of the Company’s comparable financial performance between periods. In addition, the Company’s management generally excludes the items noted above when managing and evaluating the performance of the business.
The following table presents a reconciliation of non-GAAP adjusted operating income for fiscal 2026 and 2025:

	Fiscal Year Ended
(in millions)	January 25, 2026	January 26, 2025
Operating (Loss) Income (GAAP)	$32.6	$49.9
Share-based compensation	57.7	68.0
Intangible amortization	9.8	10.0
Transaction and integration related costs, net	6.0	7.4
Restructuring and other reserves, net	5.4	4.9
Litigation costs, net	3.0	1.2
Intangible impairments	1.8	—
Goodwill Impairment	84.8	7.5
Adjusted Operating Income (Non-GAAP)	$ 201.1	$149.0

Semtech Corporation 2026 Proxy Statement | A-1

EXHIBIT B
SEMTECH CORPORATION 2017 LONG-TERM EQUITY INCENTIVE PLAN
as amended and restated April 18, 2026
1.	PURPOSE OF PLAN
The purpose of this Semtech Corporation 2017 Long-Term Equity Incentive Plan (this “Plan”) of Semtech Corporation, a Delaware corporation (the “Corporation”), is to promote the success of the Corporation by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons and to enhance the alignment of the interests of the selected participants with the interests of the Corporation’s stockholders.
2.	ELIGIBILITY
The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.
3.	PLAN ADMINISTRATION
3.1. The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees (or subcommittees, as the case may be) appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its authority under this Plan. The Board or another committee (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.
3.2. Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:
(a)	determine eligibility and, from among those persons determined to be eligible, determine the particular Eligible Persons who will receive an award under this Plan;
(b)
grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, establish the installment(s) (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required (subject to the Minimum Vesting Requirement of Section 5.1.5), establish any applicable performance-based exercisability or vesting requirements, determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the

Semtech Corporation 2026 Proxy Statement | B-1

EXHIBIT B
nature and impact of any such adjustment, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, establish the events (if any) on which exercisability or vesting may accelerate (which may include, without limitation, retirement and other specified terminations of employment or services, or other circumstances and subject to the Minimum Vesting Requirement of Section 5.1.5), and establish the events (if any) of termination, expiration or reversion of such awards;
(c)	approve the forms of any award agreements (which need not be identical either as to type of award or among participants);
(d)
construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;
(f)
accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum six-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a retirement or other termination of employment or services, or other circumstances) subject to any required consent under Section 8.6.5;

(g)
adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h)
determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to approve the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action approving the award);

(i)
determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof and take any other actions contemplated by Section 7 in connection with the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no-repricing provision below); and
(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.
3.3. Prohibition on Repricing. Notwithstanding anything to the contrary in Section 3.2 and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.
3.4. Binding Determinations. Any determination or other action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, nor the Corporation or any of its Subsidiaries, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or otherwise for any tax or other liability imposed on a participant with respect to an award.

B-2 | Semtech Corporation 2026 Proxy Statement

EXHIBIT B
3.5. Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.
3.6. Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.
4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS
4.1. Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.
4.2. Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to:
(1)	28,399,122 shares of Common Stock, plus
(2)
the number of any shares subject to stock options (that are not Full-Value Awards) granted under any of the Semtech Corporation 2013 Long-Term Equity Incentive Plan, the Semtech Corporation 2008 Long-Term Equity Incentive Plan, the Semtech Corporation Long-Term Stock Incentive Plan, as amended and restated, and the Semtech Corporation Non-Director and Non-Executive Officer Long-Term Stock Incentive Plan, as amended and restated (collectively, the “Prior Plans”) and outstanding as of June 15, 2017, the date of the initial stockholder approval of this Plan (the “Stockholder Approval Date”), which expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date without being exercised, plus

(3)
the number of any shares subject to restricted stock, restricted stock unit and other Full-Value Awards granted under any of the Prior Plans that are outstanding and unvested on the Stockholder Approval Date that, after the Stockholder Approval Date, are forfeited, terminated, cancelled or otherwise reacquired by the Corporation without having become vested (with any one share subject to such forfeited, terminated cancelled or reacquired portion of any such award increasing the Share Limit by 2.6 shares (or as to any such award forfeited, terminated, cancelled or reacquired on or after the 2022 Amendment Approval Date (as defined below), 2.17 shares) based on the Full-Value Award ratio specified below);

provided that in no event shall the Share Limit exceed 29,331,789 shares (which is the sum of (i) the 28,399,122 shares set forth in clause (1) above, plus (ii) 868,139 shares, which is the number of shares that had become available for grant purposes under this Plan pursuant to clauses (2) and (3) above as of April 1, 2025, plus (iii) the aggregate number of shares subject to stock options previously granted and outstanding under the Prior Plans as of April 1, 2025 (5,938 shares), plus (iv) 2.17 times (to reflect the Full-Value Award ratio in effect as of April 1, 2025) the aggregate number of shares subject to restricted stock, restricted stock unit and other Full-Value Awards previously granted and outstanding under the Prior Plans as of April 1, 2025 (27,000 shares before giving effect to the Full-Value Award ratio).
Shares issued in respect of any “Full-Value Award” granted under this Plan before June 9, 2022 (the “2022 Amendment Approval Date”) shall be counted against the foregoing Share Limit as 2.6 shares for every one share issued in connection with such award. Shares issued in respect of any “Full-Value Award” granted under this Plan on or after the 2022 Amendment Approval Date shall be counted against the foregoing Share Limit as 2.17 shares for every one share issued in connection with such award. (For example, if a stock bonus of 100 shares of Common Stock is granted under this Plan after the 2022 Amendment Approval Date, 217 shares shall be charged against the Share Limit in connection with that award.) For this purpose, a “Full-Value Award” means any award under this Plan that is not a stock option grant or a stock appreciation right grant (other than a stock option or a stock appreciation right described in Section 5.7).
4.3. Additional Share Limits. The following limits also apply with respect to awards granted under this Plan. These limits are in addition to, not in lieu of, the aggregate Share Limit in Section 4.2.
(a)	The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 12,100,000 shares.

Semtech Corporation 2026 Proxy Statement | B-3

EXHIBIT B
(b)
Awards that are granted under this Plan during any one calendar year to any person who, on the grant date of the award, is a non-employee director are subject to the limits of this Section 4.3(b). The maximum number of shares of Common Stock subject to those awards that are granted under this Plan during any one calendar year to an individual who, on the grant date of the award, is a non-employee director is the number of shares that produce a grant date fair value for the award that, when combined with the grant date fair value of any other awards granted under this Plan during that same calendar year to that individual in his or her capacity as a non-employee director, is $250,000; provided that this limit is $350,000 as to (1) a non-employee director who is serving as the independent Chair of the Board or as a lead independent director at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board. For purposes of this Section 4.3(b), a “non-employee director” is an individual who, on the grant date of the award, is a member of the Board who is not then an officer or employee of the Corporation or one of its Subsidiaries. For purposes of this Section 4.3(b), “grant date fair value” means the value of the award as of the date of grant of the award and as determined using the equity award valuation principles applied in the Corporation’s financial reporting. The limits of this Section 4.3(b) do not apply to, and shall be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Corporation or one of its Subsidiaries. The limits of this Section 4.3(b) apply on an individual basis and not on an aggregate basis to all non-employee directors as a group.

4.4. Share-Limit Counting Rules. The Share Limit shall be subject to the following provisions of this Section 4.4:
(a)
Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan (with any such shares originally counted against the Share Limit based on the Full-Value Award ratio specified in Section 4.2 restoring the Share Limit after applying the Full-Value Award ratio in effect at the time of the grant of the award and used to initially count such shares against the Share Limit).

(b)
Except as provided in the next sentence, shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award, shall not be available for subsequent awards under this Plan. Shares that are exchanged by a participant, or withheld by the Corporation, on or after the 2022 Amendment Approval Date as full or partial payment in connection with any Full-Value Award granted under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries on or after the 2022 Amendment Approval Date to satisfy the tax withholding obligations related to any Full-Value Award granted under this Plan, shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan (with any such shares restoring the Share Limit after applying the Full-Value Award ratio in effect at the time of the grant of the award and used to initially count such shares against the Share Limit).

(c)	The Corporation may not increase the Share Limit by repurchasing shares of Common Stock on the market (by using cash received through the exercise of stock options or otherwise).
(d)
To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan (with any such shares originally counted against the Share Limit based on the Full-Value Award ratio specified in Section 4.2 restoring the Share Limit after applying the Full-Value Award ratio in effect at the time of the grant of the award and used to initially count such shares against the Share Limit ).

(e)
In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 10,000 dividend equivalent rights are granted after the 2022 Amendment Approval Date and outstanding when the Corporation pays a dividend, and 100 shares are delivered in payment of those rights with respect to that dividend, 217 shares (after giving effect to the Full-Value Award premium counting rules) shall be counted against the Share Limit).

(f)
To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the Share Limit as opposed to only counting the shares issued. (For purposes of clarity, if a stock appreciation right or stock option

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relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares (taking into account any shares withheld to satisfy any applicable exercise or base price of the award and any shares withheld to satisfy any applicable withholding obligations in connection with such exercise), 100,000 shares shall be charged against the Share Limit with respect to such award.)
Refer to Section 8.10 for application of the share limits of this Plan, including the limits in Sections 4.2 and 4.3, with respect to assumed awards. Each of the numerical limits and references in Sections 4.2 and 4.3, and in this Section 4.4, is subject to adjustment as contemplated by Sections 7 and 8.10. The share limits of Section 4.3 shall be applied on a one-for-one basis without applying the Full-Value Award premium counting rule taken into account in determining the Share Limit.
4.5. No Fractional Shares; Minimum Issue. Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards (or any particular award) granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.
5.	AWARDS
5.1. Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:
5.1.1.
Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The agreement evidencing the grant of an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be six (6) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.4.

5.1.2.
Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. If an otherwise-intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be a nonqualified stock option.

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5.1.3.
Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be six (6) years.

5.1.4.
Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, restricted stock units, deferred shares, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Stock, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards. The types of cash awards that may be granted under this Plan include the opportunity to receive a payment for the achievement of one or more goals established by the Administrator, on such terms as the Administrator may provide, as well as discretionary cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted as to a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied.

5.1.5.
Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, equity-based awards granted under this Plan shall vest no earlier than the first anniversary of the date the award is granted (excluding, for this purpose, any substitute awards granted pursuant to Section 8.10, shares delivered in lieu of fully vested cash awards or fully vested cash compensation, and awards to non-employee directors (within the meaning of Section 4.3) that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders of the Company which occurs in the calendar year following the year in which the award is granted) (the “Minimum Vesting Requirement”); provided, however, that the Administrator may grant equity-based awards under this Plan that do not satisfy such Minimum Vesting Requirement, provided that the total number of shares of Common Stock subject to such awards that do not satisfy the Minimum Vesting Requirement shall not exceed 5% of the Share Limit; further provided that nothing in this Section 4.2 limits the Administrator’s discretion to provide for accelerated exercisability or vesting of any award (including, without limitation, in cases of retirement, death, disability or pursuant to Section 7.2, whether pursuant to the terms of the award or otherwise).

5.2. Award Agreements. Each award shall be evidenced by a written or electronic award agreement or notice in a form approved by the Administrator (an “award agreement”), and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.
5.3. Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.
5.4. Consideration for Common Stock or Awards. The purchase price (if any) for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:
•	services rendered by the recipient of such award;
•	cash, check payable to the order of the Corporation, or electronic funds transfer;
•	notice and third party payment in such manner as may be authorized by the Administrator;
•	the delivery of previously owned shares of Common Stock;
•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

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•
subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.
5.5. Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock on the principal securities exchange on which the Common Stock is listed or admitted to trade (the “Exchange”) for the date in question or, if no sales of Common Stock were reported on the Exchange on that date, the closing price (in regular trading) for a share of Common Stock on the Exchange for the next preceding day on which sales of Common Stock were reported on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a share of Common Stock on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock on the Exchange for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on an established securities exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).
5.6. Transfer Restrictions.
5.6.1.
Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.6 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.6.2.
Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.6.3.	Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.6.1 shall not apply to:
(a)	transfers to the Corporation (for example, in connection with the expiration or termination of the award),
(b)
the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Administrator,
(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

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(e)
the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.

5.7. International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator from time to time. The awards so granted need not comply with other specific terms of this Plan, provided that stockholder approval of any deviation from the specific terms of this Plan is not required by applicable law or any applicable listing agency. A stock option or stock appreciation right may be granted under such a sub-plan that has a maximum term longer than six (6) years, provided that any shares issued in respect of such an award with a maximum term longer than six (6) years shall count against the applicable share limits of this Plan as a Full-Value Award.
6.	EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS
6.1. General. The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries, is not a member of the Board, and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.
6.2. Events Not Deemed Terminations of Employment. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of (a) medical leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of any applicable maximum term of the award.
6.3. Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.
7.	ADJUSTMENTS; ACCELERATION
7.1. Adjustments.
(a)
Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust: (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan); (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards; (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards; and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

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(b)
Without limiting the generality of Section 3.4, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2. Corporate Transactions - Assumption and Termination of Awards.
(a)
Upon any event in which the Corporation does not survive, or does not survive as a public company in respect of its Common Stock (including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Corporation, in any case in connection with which the Corporation does not survive or does not survive as a public company in respect of its Common Stock), then the Administrator shall make provision for a cash payment in settlement of, or for the termination, assumption, substitution, continuation or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence in connection with which the Administrator has made provision for the award to be terminated (and the Administrator has not made a provision for the substitution, assumption, exchange or other continuation or settlement of the award): (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the “target” performance level); and (2) each award (including any award or portion thereof that, by its terms, does not accelerate and vest in the circumstances) shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

(b)
For purposes of this Section 7.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after an event referred to above in this Section 7.2, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each share of Common Stock subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the stockholders of the Corporation for each share of Common Stock sold or exchanged in such event (or the consideration received by a majority of the stockholders participating in such event if the stockholders were offered a choice of consideration); provided, however, that if the consideration offered for a share of Common Stock in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the stockholders participating in the event.

(c)
The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. In the case of an option, SAR or similar right as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the award, the Administrator may terminate such award in connection with an event referred to in this Section 7.2 without any payment in respect of such award.

(d)
In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares.

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Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.
(e)	Without limiting the generality of Section 3.4, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.
(f)
The Administrator may override the provisions of this Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in this Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

8.	OTHER PROVISIONS
8.1. Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.
8.2. No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.
8.3. No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.
8.4. Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.
8.5. Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Corporation shall be made to provide for any taxes the Corporation or any of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment. Such arrangements may include (but are not limited to) any one of (or a combination of) the following:
(a)
The Corporation or one of its Subsidiaries shall have the right to require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment; or

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(b)
The Corporation or one of its Subsidiaries shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy any applicable withholding obligation on exercise, vesting or payment.
8.6. Effective Date, Termination and Suspension, Amendments.
8.6.1.
Effective Date. This Plan is effective as of April 26, 2017, the date of its initial approval by the Board. Unless earlier terminated by the Board and subject to any extension that may be approved by stockholders, this Plan shall terminate at the close of business on April 21, 2032. After the termination of this Plan either upon such stated termination date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2.
Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3.	Stockholder Approval. To the extent then required by applicable law or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.
8.6.4.
Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the no-repricing provision of Section 3.2.

8.6.5.
Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7. Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.
8.8. Governing Law; Severability.
8.8.1.
Choice of Law. Unless otherwise expressly provided by the Administrator with respect to a particular award, this Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware, notwithstanding any Delaware or other conflict of law provision to the contrary.

8.8.2.	Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

Semtech Corporation 2026 Proxy Statement | B-11

EXHIBIT B
8.9. Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.
8.10. Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the Common Stock (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted or assumed by an acquired company (or previously granted or assumed by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.
8.11. Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.
8.12. No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect, or restrict in any way the right or power of the Corporation or any Subsidiary (or any of their respective shareholders, boards of directors or committees thereof (or any subcommittees), as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action. Awards need not be structured so as to be deductible for tax purposes.
8.13. Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans, arrangements or authority of the Corporation or its Subsidiaries.
8.14. Clawback Policy. The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

B-12 | Semtech Corporation 2026 Proxy Statement

SEMTECH CORPORATION
200 FLYNN RD
CAMARILLO, CALIFORNIA
93012-8790, UNITED STATES

SCAN TO
VIEW MATERIALS & VOTE

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V92367-P47773 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEMTECH CORPORATION

The Board of Directors recommends you vote FOR the following Proposal 1.

Nominees:

	For	Withhold
1a. Martin S.J. Burvill	☐	☐
1b. Rodolpho C. Cardenuto	☐	☐
1c. Gregory M. Fischer	☐	☐
1d. Saar Gillai	☐	☐
1e. Hong Q. Hou	☐	☐
1f. Ye Jane Li	☐	☐
1g. Paula LuPriore	☐	☐
1h. Julie G. Ruehl	☐	☐
1i. Paul V. Walsh, Jr.	☐	☐

The Board of Directors recommends you vote FOR the following Proposals 2, 3 and 4.

NOTE: Transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V92368-P47773

SEMTECH CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
JUNE 4, 2026 11:00 AM PT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Hong Q. Hou and Mark Lin, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SEMTECH CORPORATION that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM PT, on June 4, 2026, at www.virtualshareholdermeeting.com/SMTC2026 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side